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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2008
                                                     REGISTRATION NO. 333-144584


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          PRE-EFFECTIVE AMENDMENT NO. 2
                                   TO FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        ALLIANZ LIFE AND ANNUITY COMPANY
             (Exact name of Registrant as specified in its charter)

           MINNESOTA                        6311                 59-2378916
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                        Allianz Life and Annuity Company
                             5701 Golden Hills Drive
                              Minneapolis, MN 55416
                                 (800) 624-0197

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             Stewart D. Gregg, Esq.
                        Allianz Life and Annuity Company
                             5701 Golden Hills Drive
                              Minneapolis, MN 55416
                                 (763) 765-2913

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                              Stephen E. Roth, Esq.
                             Mary E. Thornton, Esq.
                         Sutherland Asbill & Brennan LLP
                         1275 Pennsylvania Avenue, N.W.
                            Washington, DC 20004-2405
                                 (202) 383-0158
                                 (202) 383-0698

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box. [X]

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                                           CALCULATION OF REGISTRATION FEE
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TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO       PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT OF
        TO BE REGISTERED            BE REGISTERED    OFFERING PRICE PER   AGGREGATE OFFERING     REGISTRATION FEE
                                                            UNIT                PRICE
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
Individual Certificates Provided          *                  *                  N/A**                  N/A**
              Under
   A Contingent Group Deferred
     Fixed Annuity Contract
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

* The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
** Previously registered $10,000,000 in the initial registration statement filing. The amount of the registration fee paid was $307.00.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                           ALLIANZ CONTINGENT ANNUITY
                    INDIVIDUAL CERTIFICATES PROVIDED UNDER A
                CONTINGENT GROUP DEFERRED FIXED ANNUITY CONTRACT
                                    ISSUED BY
                        ALLIANZ LIFE AND ANNUITY COMPANY
                 5701 GOLDEN HILLS DRIVE, MINNEAPOLIS, MN 55416
                                [(800) 624-0197]

This Prospectus describes an individual certificate (the "Certificate") provided under a contingent group deferred fixed annuity contract (the "Group Contract") issued by Allianz Life and Annuity Company (the "Company," "we," "our," "us") to the financial institution identified as the group contract holder in Appendix C to this prospectus. We refer to the group contract holder or an investment advisory affiliate of that institution (also identified in Appendix C) collectively in this prospectus as the Program Sponsor.

We offer the Certificate to persons who have opened an investment advisory account - referred to in this prospectus as a DESIGNATED ACCOUNT - with the Program Sponsor. The Certificate is designed for persons:

o who are concerned that poor investment performance of their Designated Account may adversely affect their ability to withdraw funds from the account for retirement income or other long-term purposes; and/or

o who are concerned that they may live substantially longer than expected, and outlive the assets in their Designated Accounts.

Subject to certain conditions and restrictions, the Certificate guarantees that we will pay monthly income payments over the life of the Annuitant (and, if applicable, the Joint Annuitant) if the value in the Designated Account is reduced to zero at any time while the Certificate is in effect.

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THERE MAY BE A DELAY OF UP TO 11 MONTHS BETWEEN THE DATE THE VALUE IN THE
DESIGNATED ACCOUNT IS REDUCED TO ZERO AND THE DATE LIFETIME INCOME PAYMENTS BEGIN. IF THE ANNUITANT (AND, IF APPLICABLE, JOINT ANNUITANT) DIES DURING THIS DELAY, NO LIFETIME INCOME PAYMENTS WILL BE MADE UNDER THE CERTIFICATE.
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This prospectus provides important information that a prospective purchaser of the Certificate should know before purchasing a Certificate. Please retain this prospectus for future reference.

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         THE CERTIFICATE DOES NOT PROVIDE A CASH VALUE OR DEATH BENEFIT.
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THE CERTIFICATE IS NOVEL AND INNOVATIVE. TO DATE, ITS TAX CONSEQUENCES HAVE NOT
BEEN DIRECTLY ADDRESSED IN ANY PUBLISHED LEGAL AUTHORITIES. YOU SHOULD CONSULT A TAX ADVISOR ABOUT THESE MATTERS BEFORE YOU PURCHASE A CERTIFICATE. PLEASE SEE THE "TAXATION OF THE CERTIFICATE" SECTION.

The Certificate is not a bank deposit guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency. A purchase of the Certificate is subject to certain risks. PLEASE SEE "RISK FACTORS."


We offer the Certificate through Allianz Life Financial Services, LLC ("Allianz Financial"), which is the principal underwriter. Allianz Financial is not required to sell any specific number or dollar amount of Certificates. There are no arrangements to place funds in an escrow, trust, or similar account. This will be a continuous offering.


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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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The date of this prospectus is ____________, 2008.




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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
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

TABLE OF CONTENTS

Definitions...........................................3

Summary of the Certificate............................5

Risk Factors.........................................10

The Certificate......................................12

Purchasing Your Certificate..........................13

The Certificate Owner................................13

The Annuitant........................................14

Insurance Charges and Administrative Charges.........14

Your Designated Account..............................17

Withdrawals from Your Designated Account.............19

Your Benefit Base....................................21

The Monthly Benefit..................................28

Optional Fixed Annuity...............................30

Divorce..............................................31

Certificate Termination..............................31

Other Information....................................32

Taxation of the Certificate..........................33
    In General.......................................33
    Non-Qualified Certificates.......................34
    Qualified Certificates...........................35

Description of the Company...........................38

Executive Officers and Directors.....................38

Executive Compensation (To be provided by Amendment).39

Security Ownership of Certain Beneficial Owners
and Management (To be provided by Amendment) ........39

Transactions with Related Persons, Promoters, and
Certain Control Persons (To be provided by
Amendment).......................................... 39

Selected Financial Data..............................40

Management's Discussion and Analysis of Financial
Condition and Results of Operations................. 41
    Market Risk......................................49
    Forward-Looking Statements.......................50

Legal Matters........................................51

Distribution of the Certificate......................51

Annual Statements....................................51

Experts..............................................51

Change of Independent Accounting Firm................51

Financial Statements.................................52

Appendix A: Extended Example - Assuming the Cost of
Living Adjusted Withdrawal Benefit is not Elected...A-1

Appendix B: Extended Example - Assuming the Cost of
Living Adjusted Withdrawal Benefit is Elected...... B-1

Appendix C: The Asset Allocation Programs and
Program Sponsor ....................................C-1

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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
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



DEFINITIONS

ADDITIONAL INVESTMENT - Additional money you add or transfer to your Designated Account and allocate to an approved asset allocation program. We do not consider any proceeds from the assets held in your Designated Account to be Additional Investments.

ADMINISTRATIVE CHARGES - The amount we deduct from your Designated Account to compensate us for the cost of administering, distributing, and maintaining the Certificate.

AGE - An individual's age on his or her most recent birthday.

ANNUAL INCOME PERCENTAGE - The rate we use to calculate the Monthly Benefit and Annual Income Withdrawal Limit. We base the Annual Income Percentage on the Age of the Annuitant or, if Joint Annuitants are named, the Age of the younger Annuitant.

ANNUAL INCOME WITHDRAWAL LIMIT - The maximum amount you may withdraw each Certificate Year from your Designated Account without reducing or eliminating the Certificate benefits.

ANNUITANT - The person during whose life we will pay the Monthly Benefit or Fixed Annuity Payments. If Joint Annuitants are named, any reference to "Annuitant" also means the Joint Annuitants. The Annuitant must be a Certificate Owner, Joint Certificate Owner, or Contingent Certificate Owner, unless the Certificate Owner is a non-individual. If the Certificate Owner is a non-individual, the Annuitant must be an individual with beneficial interest in the Designated Account.

BENEFIT BASE - One of the primary factors we use to determine your Annual Income Withdrawal Limit and your Monthly Benefit. On the Certificate Date, your initial Benefit Base is equal to your Designated Account Value.

BENEFIT DETERMINATION DATE - The Business Day your Designated Account Value is reduced to zero for any reason other than an Excess Withdrawal, so long as the Certificate has not been terminated and the Benefit Base is greater than zero.

BENEFIT PAYMENT DATE - Each Business Day that we pay the Monthly Benefit. The first Benefit Payment Date is the Benefit Start Date. Each Benefit Payment Date is on the same day of the month as the Certificate Date. If that day is not a Business Day or if that day does not exist in a given month (e.g. February 30), the Benefit Payment Date will be on the next Business Day.

BENEFIT START DATE - The Business Day on which we will begin payment of the Monthly Benefit.

BUSINESS DAY - Each day (i) the Program Sponsor is open for business, (ii) we are open for business, and (iii) the New York Stock Exchange is open for trading.

CERTIFICATE - The form issued to the Certificate Owner, which provides a summary of the Certificate Owner's benefits, rights, and terms under the Group Contract.

CERTIFICATE ANNIVERSARY - For each Certificate Year, the day that occurs on the same day and in the same month as the Certificate Date. If that day is not a Business Day, the Certificate Anniversary will occur on the next Business Day. The first Certificate Anniversary is 12 months after the Certificate Date. If the Certificate Date is February 29th, all Certificate Anniversaries will occur on March 1st, or the next Business Day if March 1st is not a Business Day.

CERTIFICATE DATE - The first day a Certificate is effective. The Certificate Date determines the Certificate Anniversary and the Certificate Year.

CERTIFICATE OWNER - "You," "your," and "yours." The purchaser of a Certificate and the person who has the rights and options under the Certificate. The Certificate Owner must be an owner of the Designated Account. If the Designated Account has joint owners, either joint owner may be named a Certificate Owner; or both joint owners may be named Joint Certificate Owners if they are spouses or civil union partners. If Joint Certificate Owners are named, any reference to "Certificate Owner" means "Joint Certificate Owner".

CERTIFICATE YEAR - The first Certificate Year begins on the Certificate Date. Subsequent Certificate Years begin on the Certificate Anniversaries. All Certificate Years end at the end of the Business Day before the next Certificate Anniversary.

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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
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

CONTINGENT CERTIFICATE OWNER - A sole Certificate Owner may name a Contingent Certificate Owner at the time of application. Upon the death of the Certificate Owner, the Contingent Certificate Owner becomes the sole Certificate Owner. The Contingent Certificate Owner must be designated as the sole primary beneficiary of the Designated Account and must be a Joint Annuitant. We do not allow a Contingent Certificate Owner if the Certificate Owner is a non-individual.

COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT - An optional feature that may be available under the Certificate at a higher Insurance Charge under which we may increase your Benefit Base by 3.0% on each Certificate Anniversary following the Withdrawal Start Date, including after the Benefit Determination Date.

CUSTOMER SERVICE CENTER - The administrative offices for the Certificate, located at 5701 Golden Hills Drive, Minneapolis, MN 55416.

DESIGNATED ACCOUNT - The investment account you have established with the Program Sponsor, and that participates in one or more approved asset allocation programs offered by the Program Sponsor and approved by us.

DESIGNATED ACCOUNT VALUE - The value in your Designated Account.

DUE DATE - The Business Day that we calculate and deduct the Total Certificate Charge from the Designated Account Value. Your initial Due Date is the Certificate Date. Additional Due Dates will occur either on each quarterly anniversary of the Certificate Date or on the first Business Day in January, April, July, and October, as selected by your Program Sponsor. If your Due Date does not occur on a Business Day, it will occur on the next Business Day.

EXCESS INVESTMENT - An Additional Investment that exceeds our limits.

EXCESS WITHDRAWALS - Any amount withdrawn from the Designated Account in excess of the Annual Income Withdrawal Limit for that Certificate Year.

FEDERAL TAX CODE - The Internal Revenue Code of 1986, as amended.

FIXED ANNUITY PAYMENTS - Payment of annuity benefits under an Optional Fixed Annuity.

GROUP CONTRACT - The contingent group deferred fixed annuity contract we issued to the Program Sponsor.

JOINT ANNUITANT - If there are two Annuitants, each Annuitant is a Joint Annuitant. Joint Annuitants must be spouses or civil union partners. At all times, Joint Annuitants must be a Certificate Owner, Joint Certificate Owner or Contingent Certificate Owner, unless the Certificate Owner is a non-individual. If the Certificate Owner is a non-individual, the Joint Annuitant must be an individual with beneficial interest in the Designated Account.

JOINT CERTIFICATE OWNER - If there are two Certificate Owners, each owner is a Joint Certificate Owner. Joint Certificate Owners have equal ownership rights, and both must authorize any exercise of those ownership rights unless we allow otherwise. Joint Certificate Owners must be spouses or civil union partners.

MATURITY DATE - The day that a Certificate terminates if: 1) the older Annuitant reaches age 108, 2) Designated Account Value is greater than zero, and 3) the Certificate Owner elects not to begin annuity payments. If the Maturity Date does not occur on a Business Day, it will occur on the next Business Day.

MARKET CLOSE - The time of day at which the New York Stock Exchange closes for trading.

MAXIMUM ANNIVERSARY VALUE - A value we use to calculate your Benefit Base before the Withdrawal Start Date. The Maximum Anniversary Value is equal to your highest Designated Account Value on any Certificate Anniversary, adjusted for any Additional Investments made since that anniversary.

MINIMUM VALUE - If offered under your Certificate, a value we use to calculate your Benefit Base before the Withdrawal Start Date. The Minimum Value is equal to your Designated Account Value on the Certificate Date increased by 5% on each Certificate Anniversary and increased by any Additional Investments made (subject to the Minimum Value Cap).

MINIMUM VALUE CAP - A maximum limit we impose when calculating your Minimum
Value.

MONTHLY BENEFIT - The monthly lifetime income benefit we pay on each Benefit Payment Date.

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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
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

NON-QUALIFIED CERTIFICATE - A Certificate that is not issued in connection with an Individual Retirement Account (IRA Account) or other retirement plan that receives favorable tax treatment under Section 401, 408, 408A, or 457 of the Federal Tax Code.

NOTICE - Receipt at our Customer Service Center of a written request in a form that is satisfactory to us.

OPTIONAL FIXED ANNUITY - A fixed annuity that you can purchase under your Certificate based on annuity purchase rates that are not less than those guaranteed in your Certificate.

PERMITTED INCOME WITHDRAWAL - Any amount withdrawn from the Designated Account that does not exceed the Annual Income Withdrawal Limit for that Certificate Year.

PROGRAM SPONSOR - The financial institution or an investment advisory affiliate of that institution identified in Appendix C to this prospectus.

QUALIFIED CERTIFICATE - A Certificate issued in connection with an Individual Retirement Account (IRA Account) or other retirement plan that receives favorable tax treatment under Sections 401, 408, 408A or 457 of the Federal Tax Code.

TOTAL CERTIFICATE CHARGE - The sum of all Insurance Charges, Administrative Charges, and any applicable Rider charges while the Designated Account Value is greater than zero.

WITHDRAWAL START DATE - The Business Day on which you first take a withdrawal from your Designated Account.


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SUMMARY OF THE CERTIFICATE
THE INFORMATION IN THIS SUMMARY CORRESPONDS TO SECTIONS IN THIS PROSPECTUS THAT DISCUSS THE TOPICS IN MORE DETAIL. DEFINITIONS OF ALL CAPITALIZED TERMS APPEAR IN THE DEFINITIONS SECTION LOCATED AT THE BEGINNING OF THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY.

HOW DOES THE CERTIFICATE WORK?

The Certificate provides an insurance guarantee that you will have income as long as you live in the event your Designated Account Value is reduced to zero while the Certificate is in effect, subject to certain conditions. When we refer to your Designated Account, we mean the investment account that you have established with your Program Sponsor. To purchase a Certificate, your Designated Account must invest in shares of mutual funds registered with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Act of 1933 and issued by companies registered with the Commission pursuant to the Investment Company Act of 1940, and must participate in one or more approved asset allocation programs offered by your Program Sponsor and approved by us.

The Certificate has three different phases.
1. The first phase begins at issue of the Certificate and ends when you begin taking withdrawals from your Designated Account. During the first phase, we calculate a Benefit Base which determines the future amounts available for permitted annual withdrawals and, potentially, lifetime income payments. During this phase you do not receive income, but your Benefit Base may potentially increase if your Designated Account Value increases. You choose when to begin taking withdrawals (your "WITHDRAWAL START DATE"), which will end this phase, so this phase can last as little or as long as you like. During this phase, there may be an optional feature (the "MINIMUM VALUE") available to you (if selected by your Program Sponsor) that could potentially increase your Benefit Base. The Minimum Value feature ensures that, during this phase only, the Benefit Base will be at least equal to your Designated Account Value on the Certificate Date, increased by 5% each Certificate Year (subject to a cap).
    During this phase, we also will apply a feature (the "MAXIMUM ANNIVERSARY VALUE") that could potentially increase your Benefit Base. The Maximum Anniversary Value ensures that, during this phase only, the Benefit Base will be at least equal to your highest Designated Account Value on any Certificate Anniversary.
2. The second phase begins on the Withdrawal Start Date. During the second phase, you receive income from your Designated Account by taking withdrawals. Each withdrawal will reduce your Designated Account Value. As long as you do not withdraw more than the permitted amount in any single Certificate Year (the "ANNUAL INCOME WITHDRAWAL LIMIT"), the annual amount you can withdraw will never decrease, and can potentially increase as the Annuitant(s) ages and/or if your Designated Account Value increases.

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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
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
    We will not decrease the Annual Income Withdrawal Limit or any future payments of the Monthly Benefit unless, in a given Certificate Year, you withdraw more than the permitted amount. If you take such a withdrawal we call the amount of the withdrawal that is more than the permitted amount an "EXCESS WITHDRAWAL". IF YOUR DESIGNATED ACCOUNT VALUE REDUCES TO ZERO DUE TO AN EXCESS WITHDRAWAL, WE WILL TERMINATE YOUR CERTIFICATE AND YOU WILL NOT RECEIVE ANY PAYMENTS OF THE MONTHLY BENEFIT.
    There may be an optional feature (the "COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT") available to you at issue (for a higher Insurance Charge). During the second phase of your Certificate, this feature could potentially increase the Benefit Base and therefore the amounts available for permitted annual withdrawals and, potentially, lifetime income payments. The optional Cost of Living Adjusted Withdrawal Benefit ensures that your Benefit Base will be increased by 3.0% on each Certificate Anniversary following the Withdrawal Start Date.


3. Finally, if your Designated Account Value is reduced to zero while the Annuitant(s) is still alive and the Certificate is still in effect, you will enter the third phase of the Certificate and begin receiving lifetime income payments (the "MONTHLY BENEFIT"). However, there may be a delay of as much as 11 months between the time your Designated Account Value is reduced to zero and the date you receive the first payment of the Monthly Benefit depending on the withdrawals you have taken during the Certificate Year. The payments of the Monthly Benefit you receive will equal the Annual Income Withdrawal Limit that was available to you as a withdrawal at the end of the second phase of the Certificate. The lifetime payments you receive will never decrease. Payments of the Monthly Benefit to you will last as long as the Annuitant(s) lives. However, if you terminate the Certificate, or die before your Designated Account Value is reduced to zero, or take an Excess Withdrawal that reduces your Designated Account Value to zero, your Certificate will terminate and you will not receive payments of the Monthly Benefit.


   If you have selected the Cost of Living Adjusted Withdrawal Benefit, during the third phase of your Certificate this feature ensures that your Monthly Benefit will increase by 3.0% each Certificate Year.

At any time during the first or second phase of your Certificate, you may decide to apply all of your Designated Account Value to purchase a fixed annuity under the Certificate (an "OPTIONAL FIXED ANNUITY") and we will make periodic lifetime fixed annuity payments to you based on that Designated Account Value. If you elect to purchase an Optional Fixed Annuity, we will reduce your Benefit Base to zero and you will never receive the Monthly Benefit.

NOTE: THE CERTIFICATE DOES NOT PROVIDE A CASH VALUE OR DEATH BENEFIT. INSTEAD, YOU OWN THE ASSETS IN YOUR DESIGNATED ACCOUNT.

HOW MUCH DOES THE CERTIFICATE COST?

The cost of your Certificate, the Insurance Charge and the Administrative Charge, will vary based on a number of factors, including whether there is one or two Annuitants, whether the Program Sponsor fees are deducted directly from your Designated Account, the asset allocation program you select, and whether you select the Cost of Living Adjusted Withdrawal Benefit. Based on these factors, the Insurance Charge and the Administrative Charge together will be between 0.80% and 1.80% of your Benefit Base annually. In certain circumstances, we may increase these charges, subject to a specified maximum. FOR ADDITIONAL INFORMATION, SEE "INSURANCE CHARGES AND ADMINISTRATIVE CHARGES." TO SEE THE CURRENT CHARGES FOR YOUR CERTIFICATE, PLEASE SEE APPENDIX C.

WHO SHOULD CONSIDER PURCHASING THE CERTIFICATE?

We offer the Certificate to persons who have opened an investment account, referred to in this prospectus as a Designated Account, with the Program Sponsor and who meet certain age requirements. The Certificate is designed for persons who are concerned that poor investment performance of their Designated Account may adversely impact their ability to periodically withdraw funds from the account for retirement income or other long-term purposes and/or who are concerned that they may live substantially longer than expected, and outlive the assets in their Designated Accounts.

NOTE: THE CERTIFICATE IS SEPARATE FROM YOUR DESIGNATED ACCOUNT. THE CERTIFICATE IS AN AGREEMENT BETWEEN YOU AND US. YOUR DESIGNATED ACCOUNT IS SUBJECT TO YOUR AGREEMENT WITH THE PROGRAM SPONSOR. YOUR DESIGNATED ACCOUNT IS NOT AN ACCOUNT OF, AND THE ASSETS OF THE DESIGNATED ACCOUNT ARE NOT ASSETS OF, THE COMPANY. THE COMPANY HAS NO RESPONSIBILITY FOR THE PERFORMANCE OF YOUR DESIGNATED ACCOUNT.

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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
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

WHAT DO I NEED TO DO TO RECEIVE THE CERTIFICATE'S GUARANTEE?

To obtain the maximum potential Monthly Benefit under your Certificate you must comply with all of the following.

o You must not have terminated your agreement with the Program Sponsor or otherwise closed your Designated Account.
o You must allocate and maintain your allocation of Designated Account Value among certain asset allocation programs offered by the Program Sponsor and approved by us.
o You cannot withdraw more than a specified amount from your Designated Account each Certificate Year, the Annual Income Withdrawal Limit.
o   You must pay all Insurance Charges and Administrative Charges when due.
o You cannot invest more than $5 million in your Designated Account. This includes amounts invested in accounts under other certificates issued under the Group Contract (or issued under a similar group contract or under an individual contract), unless approved by us.
o An Annuitant must be alive for us to begin any payments of the Monthly Benefit (or Fixed Annuity Payments under an Optional Fixed Annuity). Because we will terminate the Certificate upon the death of all Annuitants, you will not receive the Monthly Benefit or any Fixed Annuity Payments if death occurs before the Benefit Start Date or the effective date that you elect an Optional Fixed Annuity.
o Your Designated Account Value must be reduced to zero before the Maturity Date (other than due to an Excess Withdrawal).
o The designation of all Certificate Owners and Annuitants, including any changes thereto, must comply with our requirements.
o Upon the divorce of Joint Certificate Owners or Joint Annuitants before the Benefit Start Date or the effective date that you elect an Optional Fixed Annuity, you must provide Notice to us of the divorce before the death of either Certificate Owner or Annuitant.

NOTE: IF YOU DO NOT COMPLY WITH EACH OF THESE REQUIREMENTS, YOU MAY REDUCE OR EVEN ELIMINATE THE BENEFIT PROVIDED BY THE CERTIFICATE.

ARE THERE RESTRICTIONS ON HOW I CAN INVEST MY DESIGNATED ACCOUNT?

To keep the Certificate in force, you must continually invest all of your Designated Account Value in one or more of the approved asset allocation programs you select. You may reallocate your Designated Account Value at any time so long as all of your Designated Account Value is at all times allocated among the approved asset allocation programs. These programs may change from time to time. PLEASE SEE APPENDIX C FOR MORE INFORMATION ON THE PROGRAM SPONSOR AND THE APPROVED ASSET ALLOCATION PROGRAMS CURRENTLY AVAILABLE TO YOU.

NOTE: IF YOU DO NOT CONTINUOUSLY MAINTAIN YOUR DESIGNATED ACCOUNT VALUE IN ACCORDANCE WITH CURRENTLY APPROVED ASSET ALLOCATION PROGRAMS, WE WILL TERMINATE YOUR CERTIFICATE.

Subject to our maximum limits, you may deposit or transfer additional money ("ADDITIONAL INVESTMENTS") to your Designated Account at any time before the Benefit Determination Date or the effective date that you elect an Optional Fixed Annuity.

WHAT HAPPENS IF MY DESIGNATED ACCOUNT VALUE DROPS TO ZERO?

If your Designated Account Value reduces to zero at any time while the Certificate is in effect, one of the following will occur.

o If your Designated Account Value reduces to zero due to an Excess Withdrawal, we will terminate your Certificate, even if your Benefit Base is greater than zero.
o If your Designated Account Value reduces to zero for any reason other than due to an Excess Withdrawal, we will make payments to you of the Monthly Benefit.

NOTE: YOUR CERTIFICATE IS DESIGNED FOR YOU TO WITHDRAW A LIMITED AMOUNT EACH CERTIFICATE YEAR. IF YOU WITHDRAW MORE THAN THE ANNUAL INCOME WITHDRAWAL LIMIT, AND THAT EXCESS WITHDRAWAL CAUSES YOUR DESIGNATED ACCOUNT VALUE TO DROP TO ZERO, YOUR CERTIFICATE WILL TERMINATE AND YOU WILL NOT RECEIVE ANY BENEFITS UNDER THE CERTIFICATE.

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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
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

HOW MUCH CAN I WITHDRAW EACH YEAR?


You may take cash withdrawals from your Designated Account at any time subject to any federal tax consequences, including withdrawal restrictions applicable to certain Qualified Contracts. (As with any investment account, you must first liquidate assets to provide cash. The Program Sponsor may apply brokerage and/or redemption fees to any such liquidation. Please see your agreement with the Program Sponsor for more information.) However, the amount of your withdrawals may reduce or eliminate your Certificate's guarantee. We have designed the Certificate to allow you to take a certain amount of withdrawals each Certificate Year ("PERMITTED INCOME WITHDRAWALS") up to the Annual Income Withdrawal Limit. The Annual Income Withdrawal Limit is a percentage of your Designated Account Value or your Benefit Base, whichever is greater. This percentage varies based upon the Age of the Annuitant(s). We first calculate your Annual Income Withdrawal Limit on the Withdrawal Start Date and we recalculate it on each Certificate Anniversary. Your Annual Income Withdrawal Limit may increase, but it will not decrease unless you take an Excess Withdrawal.


You may cancel a withdrawal (and, therefore, delay the Withdrawal Start Date) by making an Additional Investment to your Designated Account that is equal to or greater than the amount of the withdrawal within 10 days following the withdrawal.

NOTE: IF YOU WITHDRAW MORE THAN THE ANNUAL INCOME WITHDRAWAL LIMIT DURING A CERTIFICATE YEAR, WE CONSIDER THE EXCESS TO BE AN EXCESS WITHDRAWAL. EXCESS WITHDRAWALS WILL REDUCE YOUR BENEFIT BASE, ANY FUTURE PAYMENTS OF THE MONTHLY BENEFIT, AND PERHAPS YOUR ANNUAL INCOME WITHDRAWAL LIMIT, WHICH, IN TURN, MAY REDUCE OR ELIMINATE YOUR CERTIFICATE'S GUARANTEE. IF YOUR DESIGNATED ACCOUNT VALUE REDUCES TO ZERO DUE TO AN EXCESS WITHDRAWAL, WE WILL TERMINATE YOUR CERTIFICATE EVEN IF YOUR BENEFIT BASE IS GREATER THAN ZERO, AND YOU WILL NOT RECEIVE ANY BENEFITS UNDER YOUR CERTIFICATE.

HOW DO I RECEIVE LIFETIME PAYMENTS OF THE MONTHLY BENEFIT?


If at any time while the Certificate is in effect your Designated Account Value reduces to zero (for any reason other than due to an Excess Withdrawal), you will receive the Monthly Benefit for the life of the Annuitant (and, if applicable, the Joint Annuitant). However, there may be delay of as much as 11 months between the time your Designated Account Value is reduced to zero and the date you receive the first payment of the Monthly Benefit depending on the withdrawals you have taken during the Certificate Year. We determine the Monthly Benefit as a percentage of your Benefit Base. This percentage varies based upon the Age of the Annuitant(s).


If you have selected the Cost of Living Adjusted Withdrawal Benefit feature (available for a higher Insurance Charge), we will increase your Benefit Base on each Certificate Anniversary following the Withdrawal Start Date by 3.0%, and therefore your Monthly Benefit will increase each Certificate Year.

NOTE: THE CERTIFICATE WILL ONLY BE IN FORCE DURING THE ANNUITANT'S LIFETIME (AND, IF APPLICABLE, THE JOINT ANNUITANT'S LIFETIME). IF YOUR DESIGNATED ACCOUNT VALUE DOES NOT REDUCE TO ZERO DURING THE LIFETIME OF THE ANNUITANT(S), YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT. IN ADDITION, IF YOUR DESIGNATED ACCOUNT VALUE IS NOT REDUCED TO ZERO BY THE MATURITY DATE, YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT (ALTHOUGH YOU CAN ELECT TO APPLY ALL OF YOUR DESIGNATED ACCOUNT VALUE TO PURCHASE THE OPTIONAL FIXED ANNUITY OPTION A ON THE MATURITY DATE).

WHY IS THE BENEFIT BASE IMPORTANT?

Your Benefit Base is one of the primary factors we use to calculate your Annual Income Withdrawal Limit and your Monthly Benefit.

When you purchase the Certificate, we set your initial Benefit Base to equal your Designated Account Value on the Certificate Date. Before you begin taking withdrawals, we will recalculate your Benefit Base on each Certificate Anniversary to equal the greatest of: (1) your current Designated Account Value;
(2) your MAXIMUM ANNIVERSARY VALUE; or (3) your MINIMUM VALUE (if offered under your Certificate).

o Your Maximum Anniversary Value is equal to your highest Designated Account Value on any Certificate Anniversary.
o If offered under your Certificate, your Minimum Value is equal to your Designated Account Value on the Certificate Date, increased by 5% on each Certificate Anniversary up to a specified maximum (the "MINIMUM VALUE CAP").

Before the Withdrawal Start Date, we also will increase your Benefit Base each time you make an Additional Investment to your Designated Account by the amount of the Additional Investment.

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Once you begin taking withdrawals and before the Benefit Determination Date, we will continue calculating your Benefit Base on each Certificate Anniversary and any other day on which you make an Additional Investment or take an Excess Withdrawal. Additional Investments will increase both your Benefit Base and your Annual Income Withdrawal Limit. Excess Withdrawals will decrease both your Benefit Base and your Annual Income Withdrawal Limit, and this decrease could be GREATER THAN THE AMOUNT OF THE WITHDRAWAL. Permitted Income Withdrawals will not impact your Benefit Base or your Annual Income Withdrawal Limit. Your Benefit Base will also increase and/or decrease under the following circumstances.

o On each Certificate Anniversary, we will increase your Benefit Base to equal your current Designated Account Value if the Designated Account Value is greater than the Benefit Base. This will also increase your Annual Income Withdrawal Limit.
o If you selected the Cost of Living Adjusted Withdrawal Benefit feature (available for a higher Insurance Charge) then on each Certificate Anniversary we will increase your Benefit Base by 3.0%. This will also increase your Annual Income Withdrawal Limit.
o We may also increase Annual Income Withdrawal Limit if the Annuitant (or younger Joint Annuitant) has crossed an age band on a Certificate Anniversary. On each Certificate Anniversary, we will decrease your Benefit Base to equal your current Designated Account Value if this will increase the Annual Income Withdrawal Limit. We will make this decrease if: 1) the Benefit Base is greater than the Designated Account Value; 2) the Annual Income Percentage increased since the last Certificate Anniversary because of the Annuitant's age, and 3) the combination of the lower Designated Account Value and increased Annual Income Percentage produces a higher Annual Income Withdrawal Limit.


Please see "Your Benefit Base" for examples of how we calculate the Benefit
Base.


NOTE: WE WILL NEVER REDUCE YOUR ANNUAL INCOME PERCENTAGE AND WE WILL NOT REDUCE YOUR ANNUAL INCOME WITHDRAWAL LIMIT UNLESS YOU TAKE AN EXCESS WITHDRAWAL.


On the Benefit Determination Date, we lock in your current Benefit Base and use that to make payments of the Monthly Benefit. However, if you have selected the Cost of Living Adjusted Withdrawal Benefit feature, we will continue to increase your Benefit Base on each Certificate Anniversary by 3.0%.

If you instead elect to purchase an Optional Fixed Annuity, we will permanently reduce your Benefit Base to zero and you will never receive the Monthly Benefit.

NOTE: YOUR BENEFIT BASE IS NOT A CASH VALUE AND IS NOT AVAILABLE TO YOU AS SUCH. WHILE THE BENEFIT BASE IS, IN PART, BASED UPON YOUR DESIGNATED ACCOUNT VALUE, THE BENEFIT BASE IS NOT A GUARANTEE OF ANY DESIGNATED ACCOUNT VALUE.

WHAT IS THE OPTIONAL FIXED ANNUITY?

You may elect to apply all of your Designated Account Value to purchase an Optional Fixed Annuity under the Certificate. We will then make Fixed Annuity Payments to you over the life of the Annuitant(s). If you select this option, we will reduce your Benefit Base to zero and you will never receive the Monthly Benefit.


NOTE: FIXED ANNUITY PAYMENTS ARE NOT THE SAME PAYMENTS YOU WOULD RECEIVE IF WE PAID YOU THE MONTHLY BENEFIT. IF YOU TAKE FIXED ANNUITY PAYMENTS YOU WILL NOT RECEIVE ANY PAYMENTS OF THE MONTHLY BENEFIT. YOU SHOULD CONSULT WITH YOUR PROGRAM SPONSOR REPRESENTATIVE BEFORE YOU DECIDE TO CLOSE YOUR DESIGNATED ACCOUNT AND PURCHASE AN OPTIONAL FIXED ANNUITY TO DETERMINE WHETHER THIS DECISION IS APPROPRIATE FOR YOU.


CAN I SEE AN EXAMPLE OF HOW THE CERTIFICATE WORKS?

Appendix A (if you do not select the Cost of Living Adjusted Withdrawal Benefit feature) and Appendix B (if you select the Cost of Living Adjusted Withdrawal Benefit feature) provide a basic illustration of how the Certificate works. We also provided more detailed examples throughout this prospectus.



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RISK FACTORS
FACTORS AFFECTING RECEIPT OF THE MONTHLY BENEFIT


In order to maximize your potential to receive payments of the Monthly Benefit under the Certificate, you must: (1) limit your withdrawals to Permitted Income Withdrawals each Certificate Year; and (2) invest your Designated Account Value in accordance with currently approved asset allocation programs.

We intend for these restrictions to MINIMIZE the risk that your Designated Account Value will be reduced to zero (other than due to an Excess Withdrawal) before the death of the Annuitant(s). BECAUSE WE DESIGNED THESE LIMITATIONS TO LESSEN THE RISK THAT YOUR DESIGNATED ACCOUNT VALUE WILL BE REDUCED TO ZERO WHILE THE ANNUITANT(S) IS STILL ALIVE, THEY ALSO SIGNIFICANTLY REDUCE THE LIKELIHOOD THAT WE WILL MAKE ANY PAYMENTS OF THE MONTHLY BENEFIT UNDER YOUR CERTIFICATE. In fact, if over time the return on your Designated Account is sufficient to generate gains that can sustain periodic withdrawals equal to or greater than the Annual Income Withdrawal Limit, then your Designated Account Value will NEVER be reduced to zero and you will NEVER receive the Monthly Benefit.


We designed the Certificate to protect the Annuitant (and, if applicable, the Joint Annuitant) from outliving the assets in your Designated Account. If you terminate the Certificate or the Annuitant(s) dies before your Designated Account Value is reduced to zero, neither you nor your estate will receive any payments of the Monthly Benefit.

If you elect to apply all of your Designated Account Value to purchase an Optional Fixed Annuity, you will never receive any payments of the Monthly Benefit.

If the older Annuitant reaches Age 108 (the Maturity Date) and your Designated Account Value has not been reduced to zero, the Certificate will terminate (unless you apply all of your Designated Account Value to purchase the Optional Fixed Annuity Option A). This means that you will never receive any payments of the Monthly Benefit.

If you receive payments of the Monthly Benefit from us under your Certificate, there is a risk that the total amount of payments you receive will not exceed the Total Certificate Charge you have paid.


We begin paying you the Monthly Benefit on the Benefit Start Date. However, there may be a delay of as much as 11 months between the time your Designated Account Value is reduced to zero and the Benefit Start Date depending on the withdrawals you have taken during the Certificate Year. For example, if you were to take a monthly withdrawal of one-twelfth of the Annual Withdrawal Limit there would be a delay of up to one month between the Benefit Determination Date and the Benefit Start Date. (For more information, please see "The Monthly Benefit" section of the prospectus.)


LIKELIHOOD OF BENEFIT BASE INCREASES
We do not automatically increase your Benefit Base when the assets in your Designated Account appreciate in value. We will increase your Benefit Base under the following circumstances:

o   If you make Additional Investments to your Designated Account.
o On each Certificate Anniversary following the Withdrawal Start Date if you select the Cost of Living Adjusted Withdrawal Benefit feature (available for a higher Insurance Charge).
o On each Certificate Anniversary, if your Designated Account Value is greater than the Benefit Base on that date.

Therefore, there is a risk that your Benefit Base will not increase while you own your Certificate if none of these circumstances occur.

CONSEQUENCES OF TAKING WITHDRAWALS
If you take withdrawals from your Designated Account, those withdrawals are made from your own assets in your Designated Account. We are only required to start using our own money to make payments of the Monthly Benefit to you when and if your Designated Account Value is reduced to zero (for any reason other than due to an Excess Withdrawal).

If you take any Excess Withdrawals from your Designated Account (I.E., withdrawals that exceed the Annual Income Withdrawal Limit), we will reduce your Benefit Base by an amount that could be substantially more than the actual amount of the withdrawal. If you take any Excess Withdrawals, the Monthly Benefit payments that you could receive under your Certificate may be reduced or even eliminated. You must carefully manage withdrawals from your Designated Account to avoid decreasing your Benefit Base and, therefore, your Monthly Benefit, or causing a termination of your Certificate. However, due to the long-term nature of the Certificate's guarantee, there is a risk that you may need funds in excess of your Annual Income Withdrawal Limit, and if you do not


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have sources of income other than your Designated Account, you may need to take
Excess Withdrawals from your Designated Account that will reduce any potential payments of the Monthly Benefit or terminate your Certificate.

You should carefully consider whether you may need to take Excess Withdrawals while you own the Certificate. If you believe you may have such a need, you should have other sources of liquidity available to meet these needs. Your Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving your Designated Account Value.

The longer you wait to start taking withdrawals from your Designated Account, the less likely you will be to benefit from your Certificate's guarantee because of decreasing life expectancy. You also will be paying for a benefit you are not using. On the other hand, the longer you wait to begin taking withdrawals, the more opportunities you will have to lock in any appreciation of your Designated Account Value through the operation of the Maximum Anniversary Value and the Minimum Value (if offered under your Certificate). You should, of course, carefully consider when to begin taking withdrawals, but there is a risk that you will not begin taking withdrawals at the most financially beneficial time for you. Please consult with your Program Sponsor representative as to the appropriate time for you to begin taking withdrawals.

If you do not withdraw the entire Annual Income Withdrawal Limit in any Certificate Year, you will not be permitted to carry over the "unused" Annual Income Withdrawal Limit to the next Certificate Year.

If you take a withdrawal from your Designated Account, federal and state income taxes will apply and a 10% federal tax penalty may apply if you are not yet age 59 1/2.

CHARGES YOU ARE REQUIRED TO PAY
We assess the Insurance Charge and Administrative Charge beginning on the Certificate Date, even if you delay taking withdrawals from your Designated Account for many years, or never take withdrawals, and regardless of whether or not we pay you any Monthly Benefit. If you choose to never take withdrawals, or if you never receive the Monthly Benefit, we will not refund the Insurance Charges and Administrative Charges paid. We do not assess the Insurance Charge and Administrative Charge on or after the Benefit Determination Date.

The Insurance Charge may vary based on the asset allocation program(s) you select, whether there are one or two Annuitants, and whether Program Sponsor fees are deducted directly from your Designated Account. If any of these circumstances change while you own your Certificate, your Insurance Charge may increase. In addition, we reserve the right to increase both the Insurance Charge and the Administrative Charge, although we guarantee that these charges will never exceed 1.60% (or 2.00% if you selected the Cost of Living Adjusted Withdrawal Benefit feature) and 0.40%, respectively.

You should carefully consider the possibility of an increased Insurance Charge and/or Administrative Charge before you purchase the Certificate.

APPROVED ASSET ALLOCATION PROGRAMS AND YOUR FINANCIAL NEEDS
We approved the asset allocation programs designed by your Program Sponsor. The programs are intended to minimize the risk that your Designated Account Value will be reduced to zero before the death of the Annuitant(s) (other than due to an Excess Withdrawal). In minimizing risk, however, these programs may also limit the potential for your Designated Account Value to appreciate. You may earn a higher rate of return if you did not have to invest according to the approved asset allocation programs. You should consult with your Program Sponsor representative to assist you in determining whether the approved asset allocation programs are suited for your financial needs and risk tolerance.

If you reallocate your Designated Account Value so that any portion is no longer invested in one or more of the approved asset allocation programs, we will provide you notice and a grace period in which to reallocate back to the approved asset allocation program(s). If you do not reallocate your Designated Account Value during the grace period we will terminate your Certificate.

OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY
The Certificate is not supported by a separate account, which means if we make any payments of the Monthly Benefit or in connection with an Optional Fixed Annuity, we will pay these from our general account. The assets in our general account are subject to any claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying


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ability. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus.

REGULATORY PROTECTIONS
The guarantee under your Certificate is registered in accordance with the Securities Act of 1933 and the offering of this guarantee must be conducted in accordance with the requirements of this Act. We are also subject to applicable periodic reporting and other requirements imposed by the Securities Exchange Act of 1934. However, payments of the Monthly Benefit or payments under an Optional Fixed Annuity are not subject to registration under the federal securities laws.

We are not an investment adviser and do not provide investment advice to you in connection with your Certificate.

We are not an investment company and therefore we are not registered under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable with respect to your Certificate.

The assets in your Designated Account are owned by you and not us. We have no control over any of the assets in your Designated Account. The assets in your Designated Account are not subject to our creditors. Assets in your Designated Account can be directly attached by your creditors. You may sell the assets in your Designated Account at any time in your complete and sole discretion, and without any permission from us. There is a risk that if you pledge the assets in your Designated Account as collateral for a loan and the value of the assets in your Designated Account decrease in value, your creditor will liquidate the assets in your Designated Account to pay the loan (a "Margin Call"). We will consider the Margin Call to be a withdrawal from your Designated Account and it will reduce your Benefit Base accordingly if it is an Excess Withdrawal. Using the assets in your Designated Account as collateral for a loan, therefore, may cause you to lose some or all of the protection of the insurance guarantee afforded under your Certificate.


TAX CONSEQUENCES
The Certificate is novel and innovative. To date, the tax consequences of the Certificate have not been addressed in published legal authorities and some of the relevant guidance is potentially susceptible to differing interpretations. However, we believe that, in general, the tax treatment of transactions involving investments in your Designated Account more likely than not will be the same as it would be in the absence of the Certificate. We also intend to treat the Certificate as an annuity contract in reporting taxable income attributable to the Certificate to you and to the IRS. Assuming the Certificate is correctly treated as an annuity contract for tax purposes, lifetime income payments under the Certificate of the Monthly Benefit Amount after your Designated Account Value is reduced to zero should be treated as ordinary income that is taxable to the extent provided under the tax rules for annuities. WE CAN PROVIDE NO ASSURANCES, HOWEVER, THAT THE INTERNAL REVENUE SERVICE WILL AGREE WITH US ON THESE ISSUES, OR THAT A COURT WOULD AGREE WITH US IF THE INTERNAL REVENUE SERVICE WERE TO CHALLENGE THE FOREGOING TREATMENT. YOU SHOULD CONSULT A TAX ADVISOR BEFORE PURCHASING A CERTIFICATE. SEE "TAXATION OF THE CERTIFICATE" FOR A DISCUSSION OF TAX ISSUES RELATING TO THE CERTIFICATE.



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THE CERTIFICATE
Under the Certificate, we provide the following insurance guarantee if you comply with certain conditions and restrictions.

You will receive the Monthly Benefit over the life of the Annuitant (and, if applicable, the Joint Annuitant) if your Designated Account Value is reduced to zero at any time while the Certificate is in effect (for any reason other than due to an Excess Withdrawal).

Alternatively, you may decide to apply all of your Designated Account Value to purchase an Optional Fixed Annuity and we will make periodic lifetime payments to you based on that Designated Account Value.

The Certificate is issued in the form of an individual certificate provided under a contingent group deferred fixed annuity contract (the "Group Contract").

o It is "contingent" because monthly income payments under the Certificate are contingent on certain events taking place, which may never occur.
o It is "deferred" because you will not begin receiving the Monthly Benefit, if any, until a later date.
o It is "fixed" because we will make monthly income payments, if any, in a fixed amount (although we may increase these payments each year by 3.0% if you have selected the Cost of Living Adjusted Withdrawal Benefit feature (available for a higher Insurance Charge)).

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NOTE: TO OBTAIN THE MAXIMUM POTENTIAL MONTHLY BENEFIT UNDER YOUR CERTIFICATE,
YOU MUST COMPLY WITH CERTAIN RESTRICTIONS ON THE AMOUNT OF WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT, AS WELL AS THE ALLOCATION OF YOUR DESIGNATED ACCOUNT VALUE. WE CHARGE YOU PERIODIC INSURANCE CHARGES AND ADMINISTRATIVE CHARGES TO COMPENSATE US FOR THE BENEFITS WE PROVIDE UNDER THE CERTIFICATE.


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PURCHASING YOUR CERTIFICATE
You may purchase a Certificate when you open your Designated Account or at any time thereafter so long as the Annuitant is between the ages of 50 and 80 on the Certificate Date. If you designate a Joint Annuitant, both Annuitants must be between the ages of 50 and 80 on the Certificate Date, and the difference in age between the Annuitants must be no more than 10 years. PLEASE SEE APPENDIX C FOR THE MINIMUM DESIGNATED ACCOUNT VALUE WE REQUIRE FOR EACH ASSET ALLOCATION PROGRAM BEFORE WE WILL ISSUE A CERTIFICATE.

You may apply to purchase a Certificate through the Program Sponsor by completing an application. An application is subject to our approval if your Designated Account Value (by itself or together with amounts invested in accounts under other certificates issued under the Group Contract (or issued under a similar group contract or under an individual contract)) is over $5 million. The Certificate we issue to you is in the form of an individual certificate provided under the Group Contract, which we issued to the Program Sponsor. We reserve the right to accept or refuse to issue a Certificate at any time at our sole discretion. We may discontinue offering the Certificate at any time. The Certificate may not be available in all states.

SINGLE ANNUITANT OR JOINT ANNUITANTS. When you apply to purchase a Certificate, you must designate either one Annuitant or Joint Annuitants.

o If you designate one Annuitant, we guarantee that you will receive income payments of the Monthly Benefit over the Annuitant's lifetime if your Designated Account Value is reduced to zero at any time while the Certificate is in effect (for any reason other than due to an Excess Withdrawal).
o If you designate Joint Annuitants, we guarantee that you will receive income payments of the Monthly Benefit over the lifetime of the Annuitant and the Joint Annuitant if your Designated Account Value is reduced to zero at any time while the Certificate is in effect (for any reason other than due to an Excess Withdrawal).

NOTE: PLEASE PAY CAREFUL ATTENTION TO THIS DESIGNATION, AS IT WILL IMPACT THE INSURANCE CHARGE WE IMPOSE UNDER THE CERTIFICATE AND WHETHER THE CERTIFICATE'S GUARANTEE WILL CONTINUE OVER THE LIFE OF A JOINT ANNUITANT. JOINT ANNUITANTS MUST BE SPOUSES UNDER APPLICABLE FEDERAL LAW.


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THE CERTIFICATE OWNER
You, the Certificate Owner, are the purchaser of the Certificate and the person who has the rights and options stated in the Certificate. You must be an owner of the Designated Account.

NON-INDIVIDUAL CERTIFICATE OWNER. The Certificate Owner may be a non-individual only if such owner is an agent for an individual under the Federal Tax Code.

JOINT CERTIFICATE OWNERS. If there are joint owners of the Designated Account, either joint owner may be named as a Certificate Owner. Joint owners of a Designated Account may be named as Joint Certificate Owners if and only if the joint owners are spouses, as recognized under the Federal Tax Code, on the Certificate Date, and only if the difference in age between Certificate Owners is 10 years or less. No other Joint Certificate Owners are permitted under a Certificate.


CONTINGENT CERTIFICATE OWNER. You may name, at the time of application, a Contingent Certificate Owner. The Contingent Certificate Owner must be your spouse, as recognized under the Federal Tax Code, on the Certificate Date and must be designated as the sole primary beneficiary of the Designated Account. Upon your death, if the Contingent Certificate Owner is married to you (and is recognized as your spouse under the Federal Tax Code) on the date of death, the Contingent Certificate Owner becomes the Certificate Owner. For a Certificate to continue, a Contingent Certificate Owner must also be a Joint Annuitant.


CHANGE OF CERTIFICATE OWNER. You may not change a Certificate Owner without our approval. Any change must also comply with our then current approval guidelines. We will not approve any change that violates any federal or state law. To request a change, you must send us Notice. If there are Joint Certificate Owners, both must agree in writing to the change. If we approve a change, it


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will be effective as of the date we receive the Notice. We will not be responsible for any tax consequences of such a change. We will not be liable for any actions taken before we receive the Notice and approve of and record the change.


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THE ANNUITANT
The Annuitant is the person during whose life we will pay the Monthly Benefit or Fixed Annuity Payments. If there are Joint Annuitants, we will pay the Monthly Benefit or Fixed Annuity Payments until the death of the last survivor so long as the Joint Annuitants are spouses under the Federal Tax Code at the time your Designated Account Value is reduced to zero or such value is applied to an Optional Fixed Annuity.

At all times, each Annuitant and Joint Annuitant must be a Certificate Owner or Contingent Certificate Owner unless the Certificate Owner is a non-individual. In that case, the Certificate Owner must name as the Annuitant an individual(s) who has a beneficial interest in the Designated Account. If at any time the Annuitant is not the owner of, or an individual who has the beneficial interest in, the Designated Account, we will terminate the Certificate.

JOINT ANNUITANTS. You may name a Joint Annuitant only if the individual named as the Joint Annuitant is the Annuitant's spouse, as recognized under the Federal Tax Code, on the Certificate Date. Unless the Certificate Owner is a non-individual, the Joint Annuitant must be a Joint Certificate Owner. Any Joint Annuitant must be named at the time of application. A Joint Annuitant may also be named after the Certificate Date if the Joint Annuitant is Age 50 and is the Annuitant's spouse, as recognized under the Federal Tax Code, or if the Annuitant and the Joint Annuitant married within the last 60 days and they are treated as spouses under the Federal Tax Code. If a Joint Annuitant is added after the Certificate Date, we will begin assessing the annual Insurance Charge Rate applicable for a Joint Annuitant status Certificate beginning on the Due Date following the date we add the Joint Annuitant. In addition, we will base the Annual Income Percentage used in any calculations we make under the Certificate following the date we add the Joint Annuitant on the Age of the younger Annuitant.

The difference in age between Annuitants must be no more than 10 years. If Joint Annuitants are designated, we may assess a higher Insurance Charge. SEE THE "INSURANCE CHARGES AND ADMINISTRATIVE CHARGES" SECTION.

CHANGE OF ANNUITANT. You may not change an Annuitant without our approval. Any change must also comply with our then current approval guidelines. We will not approve any change that violates any federal or state law. To request a change, you must send us Notice. If there are Joint Certificate Owners, both must agree in writing to the change. If we approve a change, it will be effective as of the date we receive the Notice. We will not be responsible for any tax consequences of such a change. We will not be liable for any actions taken before we receive the Notice and approve of and record the change.

DEATH OF ANNUITANT. If an Annuitant dies before the Benefit Start Date or the date the Certificate Owner elects an Optional Fixed Annuity, any other Annuitant who is the spouse of the deceased Annuitant (as recognized under the Federal Tax
Code) on the date of death will become the sole Annuitant. We will begin assessing the annual Insurance Charge Rate applicable for a single Annuitant status Certificate beginning on the Due Date following the date of death. In addition, we will base the Annual Income Percentage used in any calculations we make under the Certificate following the date of death on the Age of the surviving Annuitant.

We will terminate the Certificate on the date of death of the Annuitant or, if applicable, the date of death of the last survivor of the Joint Annuitants, but only if the Joint Annuitants are spouses (as recognized under the Federal Tax
Code) at the time of the first to die if such death occurs before the Benefit Start Date or the effective date of the election of an Optional Fixed Annuity. If the Joint Annuitants are not spouses under the Federal Tax Code at such time, we will terminate the Certificate upon the first to die of the Annuitant and Joint Annuitant.


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INSURANCE CHARGES AND ADMINISTRATIVE CHARGES
When you purchase your Certificate, you are required to pay to us an Insurance Charge and an Administrative Charge. We calculate the Insurance Charge and Administrative Charge, which together we call the Total Certificate Charge, as a percentage of your Benefit Base. The Total Certificate Charge is due in advance for each period, which begins on a Due Date and ends on the Business Day before the next Due Date.

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

We do not assess the Total Certificate Charge on or after the Benefit Determination Date. However, we will not refund the amount of any Total Certificate Charge you have paid in advance from the Benefit Determination Date through the next Due Date.

We also do not assess the Total Certificate Charge on or after the effective date of your election of an Optional Fixed Annuity. If the date you elected an Optional Fixed Annuity is not a Due Date, we will add the amount of the Total Certificate Charge you have paid in advance from the date of election through the next Due Date to your Designated Account Value before calculating your Fixed Annuity Payments.

NOTE: BECAUSE WE CALCULATE THE TOTAL CERTIFICATE CHARGE AS A PERCENTAGE OF YOUR BENEFIT BASE, THE DOLLAR AMOUNT THAT WE DEDUCT WILL INCREASE (ALTHOUGH THE PERCENTAGE CHARGE WILL REMAIN THE SAME) IF YOUR BENEFIT BASE INCREASES.

INSURANCE CHARGES. The Insurance Charge is the amount you must pay to us to compensate us for the benefits we provide under your Certificate. The Insurance Charge may vary based on:

o   the asset allocation programs selected,
o whether there is a single Annuitant or Joint Annuitants (the Insurance Charge is higher for Joint Annuitants),
o whether Program Sponsor fees are deducted directly from your Designated Account (if so, the Insurance Charge is higher), and
o whether you have selected the Cost of Living Adjusted Withdrawal Benefit feature (the Insurance Charge is higher if you elect this feature).

TO SEE THE CURRENT INSURANCE CHARGES FOR YOUR CERTIFICATE, PLEASE SEE APPENDIX
C.

ADMINISTRATIVE CHARGES. Administrative charges are the amounts you pay to us to compensate us for the cost of administering, distributing and maintaining your Certificate. As of the date of this prospectus, we assess an Administrative Charge of 0.25%, on an annual basis.

INCREASE IN CHARGES. Because the Insurance Charge may vary based on the asset allocation program(s) selected, whether there are one or two Annuitants, and whether Program Sponsor fees are deducted directly from your Designated Account, you should carefully consider how a change in approved asset allocation programs, a reallocation of Designated Account Value, a change in Annuitant status, and/or a change in the manner in which you pay Program Sponsor fees may impact your Total Certificate Charge.

In addition, after your second Certificate Anniversary, we reserve the right to change your Insurance Charge and/or Administrative Charge once each Certificate Year. We base changes on our future expectations of the cost to provide you the benefits under your Certificate. However, we will never increase your annual Insurance Charge above 1.60% (if you have not elected the Cost of Living Adjusted Withdrawal Benefit feature) or 2.00% (if you have selected the Cost of Living Adjusted Withdrawal Benefit feature). We also will never increase your annual Administrative Charge above 0.40%.

If we increase your Total Certificate Charge, we will notify you in writing of your new Total Certificate Charge.

CALCULATION OF ESTIMATED TOTAL CERTIFICATE CHARGE. On each Due Date, we initially calculate an estimated Total Certificate Charge that is payable on the Due Date for the upcoming period. Because we may assess a different Insurance Charge Rate depending on the approved asset allocation program(s) in which your Designated Account Value is invested, we estimate a separate Total Certificate Charge for EACH asset allocation program, based in part on the daily Total Certificate Charge Rate for the program. The daily Total Certificate Charge Rate equals the annual Total Certificate Charge Rate DIVIDED BY the number of days in the applicable Certificate Year. The annual Total Certificate Charge Rate equals the SUM of the annual Insurance Charge Rate and the annual Administrative Charge Rate. The estimated Total Certificate Charge for an asset allocation program is:

o the applicable daily Total Certificate Charge Rate for that approved asset allocation program; multiplied by
o   your Benefit Base on the Due Date; multiplied by
o your Designated Account Value in that approved asset allocation program on the Due Date divided by your total Designated Account Value on the Due Date (the values used will be as of the Market Close on the Due Date); multiplied by
o   the number of calendar days in the period.

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

We then calculate the entire estimated Total Certificate Charge due by adding together the estimated Total Certificate Charge for each approved asset allocation program. This estimated Total Certificate Charge is the amount you must pay on the Due Date.

EXAMPLE 1: HOW WE CALCULATE THE ESTIMATED TOTAL CERTIFICATE CHARGE ON A
---------
PARTICULAR DUE DATE. Assume:

o   The Due Dates are the first Business Day in January, April, July, and
    October.

o The Designated Account Value is currently allocated among two asset allocation programs, with a Total Certificate Charge of 0.90% for Program A and 1.10% for Program B.

o The Designated Account Value on the relevant Due Date is $400,000 ($150,000 in Program A and $250,000 in Program B).

o   The Benefit Base on the relevant Due Date is $500,000.

o The estimated Total Certificate Charge for the prior quarter equals the actual Total Certificate Charge for the relevant Due Date.

o   On the relevant Due Date, the upcoming calendar quarter is 92 calendar days.

On the next Due Date, we initially calculate an estimated Total Certificate Charge that is payable for the upcoming period. We estimate a separate Total Certificate Charge for each asset allocation program.

For Program A, the estimated Total Certificate Charge is $425.39.
o We calculate this amount as the product of the daily Total Certificate Charge Rate (0.90% / 365 = 0.002466%), the Benefit Base ($500,000), the
    portion of Designated Account Value in Program A ($150,000 / $400,000 = 0.375), and the number of days in the upcoming quarter (92). For Program A, the estimated Total Certificate Charge is $425.39 = 0.00002466 x $500,000 x
    0.375 x 92.

For Program B, the estimated Total Certificate Charge is $866.53.
o We calculate this amount as the product of the daily Total Certificate Charge Rate (1.10% / 365 = 0.003014%), the Benefit Base ($500,000), the
    portion of Designated Account Value in Program B ($250,000 / $400,000 = 0.625), and the number of days in the upcoming quarter (92). For Program B, the estimated Total Certificate Charge is $866.53 = 0.00003014 x $500,000 x
    0.625 x 92.

We then calculate the entire estimated Total Certificate Charge due by adding together the estimated Total Certificate Charge for each asset allocation program. The estimated Total Certificate Charge due is $1,291.92 = $425.39 + $866.53.

CALCULATION OF FINAL TOTAL CERTIFICATE CHARGE. On each Due Date after the Certificate Date, we look back over the prior period to determine whether the estimated Total Certificate Charge you paid on the prior Due Date was too high or too low based on your actual Designated Account activity during that period. We do this by calculating a Total Certificate Charge adjustment to reflect the actual Designated Account Value in each approved asset allocation program during the prior period. For each day during the prior period, we calculate a separate actual daily Total Certificate Charge for EACH asset allocation program in which Designated Account Value was allocated, as follows:

o the applicable daily Total Certificate Charge Rate for that approved asset allocation program; multiplied by

o   your Benefit Base on that day; multiplied by

o your Designated Account Value in that approved asset allocation program on that day divided by your total Designated Account Value on that day (the values used will be as of the Market Close on that day).

We then calculate the entire actual Total Certificate Charge for the prior period by adding together for each day during that period the actual daily Total Certificate Charge for each asset allocation program in which you had allocated Designated Account Value. To determine whether you overpaid or underpaid your Total Certificate Charge for that period, we determine the Total Certificate Charge adjustment by subtracting the estimated Total Certificate Charge you paid on the previous Due Date from the entire actual Total Certificate Charge.

o If the Total Certificate Charge adjustment is NEGATIVE, we will reduce the amount of the Total Certificate Charge payment due on the current Due Date.

o If the Total Certificate Charge adjustment is POSITIVE, we will increase the amount of the Total Certificate Charge payment due on the current Due Date.

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

If, in the prior period, you changed the allocation of your Designated Account Value, we may use one or more different actual Total Certificate Charge Rates in calculating the adjustment than we used in calculating the estimated Total Certificate Charge. Additional Investments and withdrawals are reflected in the Benefit Base and will also impact the calculation of the Total Certificate Charge adjustment.

EXAMPLE 2: HOW WE CALCULATE THE ACTUAL TOTAL CERTIFICATE CHARGE ON THE NEXT DUE DATE. Assume a continuation of Example 1, where the estimated Total Certificate Charge for Program A was $425.39 and the estimated Total Certificate Charge for Program B was $866.53.

For each day during the prior period, we calculate a separate actual daily Total Certificate Charge for each asset allocation program. Assume that on one particular day, the Benefit Base is unchanged but the Designated Account Value is now $410,000, with $165,000 in Program A and $245,000 in Program B.

For Program A, the actual daily Total Certificate Charge for this particular day is $4.96.
o We calculate this amount as the product of the daily Total Certificate Charge Rate (0.90% / 365 = 0.002466%), the Benefit Base ($500,000), and the
    portion of Designated Account Value in Program A ($165,000 / $410,000 = 0.402). For Program A, the estimated Total Certificate Charge is $4.96 =
    0.00002466 x $500,000 x 0.402.

For Program B, the actual daily Total Certificate Charge for this particular day is $9.01.
o We calculate this amount as the product of the daily Total Certificate Charge Rate (0.90% / 365 = 0.003014%), the Benefit Base ($500,000), and the
    portion of Designated Account Value in Program B ($245,000 / $410,000 = 0.598). For Program B, the estimated Total Certificate Charge is $9.01 =
    0.00003014 x $500,000 x 0.598.

The actual daily Total Certificate Charge for this particular day is $13.97 = $4.96 + $9.01.

We will do this calculation for each of the 92 days in the period. The sum of all of these charges will equal the actual Total Certificate Charge for the entire period.

Assume that the entire actual Total Certificate Charge is $1,202.45. Since the estimated Total Certificate Charge paid on the first day of the quarter was $1,291.92 (as shown in Example 1), the Total Certificate Charge adjustment is ($89.47) = $1,202.45 - $1,291.92. Because the estimated Total Certificate Charge was greater than the actual Total Certificate Charge, the Total Certificate Charge was overpaid for that period, and we will reduce the estimated Total Certificate Charge payment due on the current Due Date.

PAYMENT OF INSURANCE AND ADMINISTRATIVE CHARGES. The Program Sponsor will automatically deduct the Total Certificate Charge from your Designated Account or another account you maintain with the Program Sponsor on each Due Date. If the deduction is from your Designated Account, the Program Sponsor will deduct this charge through the sale or transfer of assets in your Designated Account. We will not consider the deduction to be a withdrawal under the Certificate.

TERMINATION. If your Certificate is terminated for any reason other than non-payment of the Total Certificate Charge on a Due Date, we will calculate whether there has been an overpayment or underpayment of the Total Certificate Charge as of the date of termination. We will use the same formulas that we use when calculating the Total Certificate Charge adjustment, and will determine the amount for the period beginning on the prior Due Date up to the termination date. If this amount is positive, we will provide this amount to the Program Sponsor, who will deposit it into your Designated Account or otherwise refund it to you. If this amount is negative, you owe this amount and the Program Sponsor will deduct it from your Designated Account and pay it to us.

GRACE PERIOD. We allow a 30-day grace period for payment of the Total Certificate Charge. If we do not receive the amount due at our Customer Service Center by the end of the 30-day period, we will immediately terminate your Certificate and all benefits will end.


--------------------------------------------------------------------------------
YOUR DESIGNATED ACCOUNT

APPROVED ASSET ALLOCATION PROGRAMS. You must continually invest your Designated Account Value in one or more asset allocation programs offered by the Program Sponsor and approved by us. Please see Appendix C for more information on the Program Sponsor and the approved asset allocation programs currently offered by the Program Sponsor.


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
The Program Sponsor's Form ADV Part II, Schedule H also provides more detailed information regarding the approved asset allocation programs.

NOTE: YOU SHOULD CONSULT WITH YOUR PROGRAM SPONSOR REPRESENTATIVE TO ASSIST YOU IN DETERMINING WHETHER THE APPROVED ASSET ALLOCATION PROGRAMS ARE SUITED FOR YOUR FINANCIAL NEEDS AND RISK TOLERANCE.

We may assess a different Insurance Charge depending on the asset allocation program(s) you select. SEE THE "INSURANCE CHARGES AND ADMINISTRATIVE CHARGES" SECTION.

We reserve the right to approve additional asset allocation programs and to remove the approval status from previously approved asset allocation programs. If we remove approval status, we will provide you with written notice of the change at least 30 days in advance. If any portion of your Designated Account Value is allocated to an asset allocation program that is no longer approved, you must reallocate that portion into one or more approved asset allocation programs within the 30-day period. If you do not reallocate the entire portion by the end of the 30-day period, we will terminate your Certificate on that date.

REALLOCATION OF DESIGNATED ACCOUNT VALUE. You may reallocate any portion of your Designated Account Value to any of the approved asset allocation programs. If you reallocate your Designated Account Value so that any portion is no longer invested in one or more of the approved asset allocation programs, then we will notify you in writing that your reallocation failed to comply with our requirements. Within 10 days of the date of our notice, you must reallocate that portion of the Designated Account Value into one or more approved asset allocation programs. If you do not reallocate the entire portion by the end of the 10-day period, we will terminate your Certificate as of the date that you first transferred the Designated Account Value out of the approved asset allocation program.

ADDITIONAL INVESTMENTS TO THE DESIGNATED ACCOUNT. You may make Additional Investments to your Designated Account before the Benefit Determination Date or the date that you elect an Optional Fixed Annuity.

An Additional Investment is any additional money you add or transfer to your Designated Account and allocate to an approved asset allocation program. We do NOT consider any proceeds from the assets held in your Designated Account to be Additional Investments. Proceeds include:

o   Investment return;
o   Appreciation;
o   Dividends; and
o   Realized or unrealized investment gains.

You cannot invest more than $5 million in your Designated Account (this includes amounts invested in accounts under other certificates issued under the Group Contract (or issued under a similar group contract or under an individual contract)), unless approved by us. If the total amount of your initial Designated Account Value plus any Additional Investments exceeds $5 million, we will provide you with written notice that you have made an Excess Investment. You must withdraw the Excess Investment from your Designated Account within 60 days of the date of our notice. If you fail to do so, we will terminate your Certificate as of the date you made the Excess Investment. We will not consider any Excess Investment that you have withdrawn pursuant to our request to be a withdrawal under the Certificate. We will not refund any Total Certificate Charges incurred during the period of time the Excess Investment is in the Designated Account.

If, within 10 days following a withdrawal, you deposit additional assets into your Designated Account and allocate those amounts to one or more approved asset allocation programs, we will consider the amount deposited up to the amount of the withdrawal to be a cancellation of the withdrawal and not an Additional Investment. We will consider any amount deposited that exceeds the amount of the withdrawal to be an Additional Investment.

REDUCTION OF DESIGNATED ACCOUNT VALUE TO ZERO. If your Designated Account Value has reduced to zero at any time while the Certificate is in effect, one of the following will occur:

o If your Designated Account Value reduced to zero because you made a withdrawal that included an Excess Withdrawal, we will terminate your Certificate as of that date (even if your Benefit Base is greater than zero). See "Withdrawals from the Designated Account."

o If your Designated Account Value reduced to zero for any reason other than due to a withdrawal that included an Excess Withdrawal, we will pay you the Monthly Benefit for life. SEE "THE MONTHLY BENEFIT."

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

ONGOING DESIGNATED ACCOUNT TRANSACTIONS. We will receive information on each Business Day from the Program Sponsor concerning your Designated Account Value and transactions processed in your Designated Account. We will track your Designated Account Value and transactions in your Designated Account to calculate the amount of your Benefit Base on an ongoing basis.

--------------------------------------------------------------------------------
WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT

The Certificate does not prohibit you from taking withdrawals from your Designated Account. You may begin taking withdrawals from your Designated Account at any time subject to any federal tax consequences, including withdrawal restrictions applicable to certain Qualified Contracts. (As with any investment account, you must liquidate assets to provide for cash withdrawals.) PLEASE SEE THE "TAXATION OF THE CERTIFICATE" SECTION. The date that you take your first withdrawal is the Withdrawal Start Date.

The amount of withdrawals you make, however, may reduce or even eliminate your Certificate's guarantee. To obtain the maximum potential Monthly Benefit under your Certificate, you must satisfy the restrictions and requirements on withdrawals stated in this prospectus.

NOTE: WITHDRAWALS MAY IMPACT THE AMOUNT OF YOUR BENEFIT BASE AND, THEREFORE, THE GUARANTEED PAYMENTS OF THE MONTHLY BENEFIT (IF ANY) YOU MAY RECEIVE UNDER YOUR CERTIFICATE.

AMOUNTS NOT DETERMINED TO BE WITHDRAWALS. Withdrawals are all amounts deducted from your Designated Account during the term of your Certificate (including the sale, exchange, or transfer of assets in your Designated Account) EXCEPT amounts withdrawn:

o   to pay the Total Certificate Charge;

o to pay fees of the Program Sponsor up to 0.5% of your Designated Account Value per quarter;*

o   to remove an Excess Investment withdrawn pursuant to our Notice;

o to pay redemption fees or other charges imposed by the issuer(s) of the assets held in your Designated Account; and

o for capital gain and dividend distributions, whether or not reinvested in your Designated Account.

* We WILL consider any amount deducted from your Designated Account to pay fees of the Program Sponsor in EXCESS of 0.5% of your Designated
    Account Value per quarter to be a withdrawal.

ANNUAL INCOME WITHDRAWAL LIMIT. The Annual Income Withdrawal Limit is the maximum amount that you may withdraw each Certificate Year from your Designated Account WITHOUT REDUCING OR ELIMINATING THE BENEFITS under your Certificate. We calculate the Annual Income Withdrawal Limit on the Withdrawal Start Date and recalculate it on each Certificate Anniversary.

The Annual Income Withdrawal Limit is equal to the GREATER of:
o your Designated Account Value on the date of calculation multiplied by the Annual Income Percentage set forth in the following chart; or
o your current Benefit Base MULTIPLIED BY the Annual Income Percentage used on the last Certificate Anniversary. If the Withdrawal Start Date occurs before the first Certificate Anniversary, we will use an Annual Income Percentage based on the Age of the Annuitant (or if Joint Annuitants, the Age of the younger Annuitant) as of the Withdrawal Start Date.

     AGE OF THE ANNUITANT, OR IF JOINT        ANNUAL INCOME PERCENTAGE    ANNUAL INCOME PERCENTAGE
                                               WITHOUT COST OF LIVING       WITH COST OF LIVING
    ANNUITANTS, THE AGE OF THE YOUNGER          ADJUSTED WITHDRAWAL         ADJUSTED WITHDRAWAL
                 ANNUITANT                            BENEFIT                     BENEFIT
----------------------------------------   ---------------------------   ---------------------------
                  50 - 59                                4%                          3%
                  60 - 69                                5%                          4%
                  70 - 79                                6%                          5%
                   80 +                                  7%                          6%

EXAMPLE 3: HOW WE CALCULATE THE ANNUAL INCOME WITHDRAWAL LIMIT. Assume:
----------

o   There is one Annuitant under the Certificate.

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o   On the Withdrawal Start Date, the Annuitant is age 60, the Benefit Base is
    $500,000, and the Designated Account Value is $450,000.

o   The Annuitant was age 59 on the last Certificate Anniversary.

o   The Cost of Living Adjusted Withdrawal Benefit feature was not elected.


The Annual Income Withdrawal Limit on the Withdrawal Start Date is $22,500. We calculate this amount as the greater of:

o The Designated Account Value multiplied by the Annual Income Percentage set forth above ($450,000 x 5% = $22,500); or

o The Benefit Base multiplied by the Annual Income Percentage used on the last Certificate Anniversary ($500,000 x 4% = $20,000).

NOTE: IF YOU CHOOSE TO TAKE ONLY A PART OF, OR NONE OF, YOUR ANNUAL INCOME WITHDRAWAL LIMIT IN ANY GIVEN CERTIFICATE YEAR, YOU SHOULD UNDERSTAND THAT ANY "UNUSED" ANNUAL INCOME WITHDRAWAL LIMIT IS NOT AVAILABLE FOR FUTURE CERTIFICATE YEARS.

CLASSIFICATION OF WITHDRAWALS. We classify withdrawals you make under the Certificate as either Permitted Income Withdrawals or Excess Withdrawals.


A Permitted Income Withdrawal is a withdrawal from your Designated Account that does not cause the total amount that you withdraw in a Certificate Year to be greater than the Annual Income Withdrawal Limit (described below).


NOTE: WE HAVE DESIGNED THE CERTIFICATE FOR YOU TO TAKE TOTAL WITHDRAWALS DURING EACH CERTIFICATE YEAR UP TO THE ANNUAL INCOME WITHDRAWAL LIMIT. TO OBTAIN THE MAXIMUM POTENTIAL MONTHLY BENEFIT UNDER YOUR CERTIFICATE, YOUR TOTAL WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT DURING A CERTIFICATE YEAR MUST NOT EXCEED THE ANNUAL INCOME WITHDRAWAL LIMIT.

If the total amount you withdraw in a Certificate Year is greater than the Annual Income Withdrawal Limit for that Certificate Year, the excess amount is an Excess Withdrawal. Please keep in mind that we consider fees of the Program Sponsor in EXCESS of 0.5% of your Designated Account Value per quarter to be a withdrawal. These fees are periodically deducted automatically from your Designated Account. Depending on the amount of total withdrawals you make during a Certificate Year, the deduction of these fees may result in Excess Withdrawals.

NOTE: EXCESS WITHDRAWALS COULD REDUCE YOUR BENEFIT BASE BY SUBSTANTIALLY MORE THAN THE ACTUAL AMOUNT OF THE WITHDRAWAL.

EXCESS WITHDRAWALS WILL REDUCE YOUR BENEFIT BASE, MONTHLY BENEFIT, AND PERHAPS YOUR ANNUAL INCOME WITHDRAWAL LIMIT, WHICH, IN TURN, MAY REDUCE OR ELIMINATE YOUR CERTIFICATE'S GUARANTEE.

WE WILL TERMINATE YOUR CERTIFICATE AND WE WILL NOT PAY ANY BENEFITS TO YOU IF YOUR DESIGNATED ACCOUNT VALUE IS REDUCED TO ZERO IN CONNECTION WITH A WITHDRAWAL, WHERE ANY PORTION OF THAT WITHDRAWAL INCLUDES AN EXCESS WITHDRAWAL, EVEN IF THE BENEFIT BASE IS GREATER THAN ZERO. SEE "YOUR BENEFIT BASE" BELOW FOR AN EXAMPLE OF HOW AN EXCESS WITHDRAWAL WILL REDUCE THE BENEFIT BASE.

REQUIRED MINIMUM DISTRIBUTIONS. We will increase your Annual Income Withdrawal Limit, if necessary, to equal the required minimum distribution amount that must be distributed under the Federal Tax Code from your Designated Account. This increase to the Annual Income Withdrawal Limit applies only to the required minimum distribution required from your Designated Account. We will consider any amounts withdrawn that exceed the Annual Income Withdrawal Limit and that are withdrawn to satisfy a required minimum distribution from other than your Designated Account to be Excess Withdrawals. We must receive Notice that required minimum distributions are being made from your Designated Account. We reserve the right to change our treatment of required minimum distributions to remain in compliance with applicable law.

REINSTATEMENT OF THE ANNUAL INCOME WITHDRAWAL LIMIT. If you reinstate a previously terminated Certificate, we will reset your Annual Income Withdrawal Limit to equal your new Benefit Base multiplied by the Annual Income Percentage based upon the Age of the Annuitant, or if Joint Annuitants are named, the Age of the younger Annuitant, as set forth above. Following the reinstatement, we will determine your Annual Income Withdrawal Limit as described above.


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REQUESTS FOR WITHDRAWALS. The Program Sponsor will administer your request for withdrawals and will pay to you all amounts you withdraw from your Designated Account Value.

CANCELLATION OF A WITHDRAWAL. You may cancel a withdrawal (and, therefore, the Withdrawal Start Date) by making an Additional Investment to your Designated Account equal to the amount withdrawn within ten days of the withdrawal (and by allocating the Additional Investment to one or more approved asset allocation programs). We will consider any amount that you deposit in excess of the amount withdrawn to be an Additional Investment. If the amount of the assets you deposit do not equal the amount of the withdrawal, we will only cancel the portion of the withdrawal equal to the assets deposited.


--------------------------------------------------------------------------------
YOUR BENEFIT BASE
Your Benefit Base is one of the factors we use to calculate your Annual Income Withdrawal Limit and your Monthly Benefit.

NOTE: YOUR BENEFIT BASE IS NOT A CASH VALUE AND IS NOT AVAILABLE TO YOU. WHILE THE BENEFIT BASE IS, IN PART, BASED UPON YOUR DESIGNATED ACCOUNT VALUE, THE BENEFIT BASE IS NOT A GUARANTEE OF ANY DESIGNATED ACCOUNT VALUE.

We calculate your Benefit Base at different times under your Certificate, but at all times we use values as of the Market Close of the applicable day.

NOTE: EXCESS WITHDRAWALS REDUCE YOUR BENEFIT BASE AS DESCRIBED BELOW, WHICH, IN TURN, MAY REDUCE THE ANNUAL INCOME WITHDRAWAL LIMIT AND THE MONTHLY BENEFIT, AND THEREFORE REDUCE OR EVEN ELIMINATE YOUR CERTIFICATE'S GUARANTEE.

INITIAL BENEFIT BASE. When you purchase the Certificate, we set your initial Benefit Base to equal your Designated Account Value on the Certificate Date.

BENEFIT BASE BEFORE THE WITHDRAWAL START DATE. After the Certificate Date and before the Withdrawal Start Date, we recalculate your Benefit Base on each Certificate Anniversary and on each Business Day on which you make an Additional Investment. Your Benefit Base is equal to the GREATEST of:

1.  your Designated Account Value on that Certificate Anniversary or Business
    Day;
2. your MAXIMUM ANNIVERSARY VALUE on that Certificate Anniversary or Business Day, which we calculate as follows:

    o On the Certificate Date, your Maximum Anniversary Value is equal to your Designated Account Value on that date.

    o On each Certificate Anniversary, we recalculate your Maximum Anniversary Value to equal:

        1. the GREATER of (i) the prior Maximum Anniversary Value; or (ii) your Designated Account Value on that Certificate Anniversary; PLUS
        2. the value of any Additional Investment made on that Certificate Anniversary.

    o On any Business Day on which you make an Additional Investment, we will increase your Maximum Anniversary Value by the value of the Additional Investment.

3. if offered under your Certificate, your MINIMUM VALUE on that Certificate Anniversary or Business Day, which is equal to the LESSER of: a) the MINIMUM ROLL-UP VALUE, which we calculate as follows:

        i) On the Certificate Date, your Minimum Roll-up Value is equal to your Designated Account Value on that date.

        ii)On each Certificate Anniversary, we recalculate your Minimum Roll-up Value to equal:

           - the Minimum Roll-up Value on the prior Certificate Anniversary, increased by 5%; PLUS
           - the sum of the ADDITIONAL INVESTMENT ROLL-UP VALUES for all Additional Investments (if any) made during the just-completed Certificate Year. The Additional Investment Roll-up Value for each Additional Investment equals:

               I  multiplied by (1 plus J)(K divided by L), where:
                  I = the value of the Additional Investment.
                  J = 5.0%.


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

                  K = the number of calendar days after and including the day you made the Additional Investment but before the Certificate Anniversary.
                  L = the number of calendar days in the current Certificate
                  Year.

        iii) On any Business Day on which you make an Additional Investment, we will increase your Minimum Roll-up Value by the value of the Additional Investment.
    OR

    b) the MINIMUM VALUE CAP, which we calculate as follows:
        i) On the Certificate Date, your Minimum Value Cap is equal to your Designated Account Value on that date MULTIPLIED BY 200%.
        ii)On each Certificate Anniversary and on any Business Day on which you make an Additional Investment, we recalculate your Minimum Value Cap to equal:

           - the prior Minimum Value Cap; PLUS
           - before and including the first Certificate Anniversary, the value of any Additional Investments made on that day multiplied by 200% OR after the first Certificate Anniversary, the value of any Additional Investments made on that day.

           In addition, on the third Certificate Anniversary following any Additional Investment you make after the first Certificate Anniversary, we also will increase your Minimum Value Cap by the value of that Additional Investment (in addition to the prior increase we made on the Business Day you made the Additional Investment).

NOTE: PLEASE ASK YOUR PROGRAM SPONSOR REPRESENTATIVE WHETHER THE MINIMUM VALUE IS OFFERED UNDER YOUR CERTIFICATE.

EXAMPLE 4: HOW WE CALCULATE THE MAXIMUM ANNIVERSARY VALUE. Assume:
----------
o   On the Certificate Date, the Designated Account Value is $150,000.
o   The Maximum Anniversary Value on the Certificate Date is therefore $150,000.
o On the first Certificate Anniversary, the Designated Account Value has increased to $165,000.
o   A $25,000 Additional Investment is made on the first
    Certificate Anniversary.

The new Maximum Anniversary Value on the first Certificate Anniversary is $190,000.

o We calculate this amount as: (a) the greater of the prior Maximum Anniversary Value ($150,000) or the current Designated Account Value ($165,000); plus (b) the value of any Additional Investment made on the Certificate Anniversary ($25,000). $165,000 + $25,000 = $190,000.
o Assume that two MONTHS LATER, A $15,000 ADDITIONAL INVESTMENT IS MADE. We will increase the current Maximum Anniversary Value by the amount of the Additional Investment. The new Maximum Anniversary Value is $205,000 ($190,000 + $15,000).

EXAMPLE 5: HOW WE CALCULATE THE MINIMUM VALUE. Assume:
----------
o On the Certificate Date (January 1), the Designated Account Value is $150,000.
o The Minimum Roll-up Value on the Certificate Date is therefore $150,000.
o The Minimum Value Cap on the Certificate Date is therefore $300,000
  ($150,000 x 200%).
o On March 1, there is a $40,000 Additional Investment.
o There are 365 calendar days in the current Certificate Year.

On March 1 (the Business Day the first Additional Investment is made), the new Minimum Value is $190,000. We calculate this amount as the lesser of the Minimum Roll-up Value or the Minimum Value Cap:

    1. We calculate the Minimum Roll-up Value by increasing the Minimum Roll-up Value by the amount of the Additional Investment. Thus, the new Minimum Roll-up Value is $190,000 ($150,000 + $40,000).
    2.  We calculate the Minimum Value Cap as:

        o the prior Minimum Value Cap ($300,000), plus
        o the $40,000 Additional Investment multiplied by 200% ($40,000 x 200% = $80,000)
        o Thus, the new Minimum Value Cap is $380,000 ($300,000 +
          $80,000).

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The Minimum Value on the first Certificate Anniversary is increased to
$199,170.06. We calculate this amount as the lesser of the Minimum Roll-up Value or the Minimum Value Cap:

    1. We calculate the Minimum Roll-up Value as:
        o the Minimum Roll-up Value on the prior Certificate Anniversary ($150,000) increased by 5% ($150,000 x (1.05) = $157,500), plus
        o the sum of the Additional Investment Roll-up Values for all Additional Investments made during the just-completed Certificate Year. Using the above formula, this equals:
               $40,000 x (1 + .05)(306/365) = $41,670.06
        o Thus, the Minimum Roll-up Value on the Certificate Anniversary equals $157,500 + $41,670.06 = $199,170.06.

    2. The Minimum Value Cap equals the prior Minimum Value Cap of $380,000, and thus remains unchanged.

ASSUME A $30,000 ADDITIONAL INVESTMENT IS MADE ON JULY 1 OF THE NEXT CERTIFICATE YEAR. The new Minimum Value is $229,170.06. We calculate this amount as the lesser of the Minimum Roll-up Value or the Minimum Value Cap:

    1. We calculate the Minimum Roll-up Value by increasing the Minimum Roll-up Value by the amount of the Additional Investment. Thus, the new Minimum Roll-up Value is $229,170.06 ($199,170.06 + $30,000).
    2.  We calculate the Minimum Value Cap as:

        o   the prior Minimum Value Cap ($380,000), plus

        o   the $30,000 Additional Investment

        o   Thus, the new Minimum Value Cap is $410,000 ($380,000 + $30,000).

        NOTE THAT ON THE THIRD CERTIFICATE ANNIVERSARY FOLLOWING THE JULY 1 ADDITIONAL INVESTMENT, WE WILL AGAIN INCREASE THE Minimum VALUE CAP BY $30,000 - THE VALUE OF THE ADDITIONAL INVESTMENT - BECAUSE THE ADDITIONAL INVESTMENT WAS MADE AFTER THE FIRST CERTIFICATE ANNIVERSARY.

BENEFIT BASE ON THE WITHDRAWAL START DATE. On the Withdrawal Start Date, we determine your Benefit Base as follows.

o If you DID NOT take an Excess Withdrawal on the Withdrawal Start Date, your Benefit Base is the Benefit Base that we last calculated plus the value of any Additional Investment you made on the Withdrawal Start Date.

o If you DID take an Excess Withdrawal on the Withdrawal Start Date, we will calculate your Benefit Base as follows:

    a. the Benefit Base that we last calculated; PLUS
    b. the value of any Additional Investment you made on the Withdrawal Start Date; MINUS
    c. the pro rata reduction for any Excess Withdrawal you took on the Withdrawal Start Date, which equals:
        (i) the amount of the Excess Withdrawal taken on the Withdrawal Start Date; DIVIDED BY
        (ii) your Designated Account Value on the Withdrawal
             Start Date; MULTIPLIED BY
        (iii)your Benefit Base last computed.

NOTE: EXCESS WITHDRAWALS COULD REDUCE YOUR BENEFIT BASE BY SUBSTANTIALLY MORE THAN THE ACTUAL AMOUNT OF THE WITHDRAWAL.

EXAMPLE 6: HOW WE CALCULATE YOUR BENEFIT BASE IF YOU TAKE AN EXCESS WITHDRAWAL ON THE WITHDRAWAL START DATE. Assume:

1.  The Benefit Base last computed was $240,000.
2. On the Withdrawal Start Date, the Designated Account Value is $100,000, no Additional Investments have been made, and there is only one Annuitant under the Certificate who is age 65.
3.  On the Withdrawal Start Date, an Excess Withdrawal of $1,000 is made.

On the Withdrawal Start Date, the new Benefit Base following the Excess Withdrawal is $237,600. We calculate this amount as:

o The Benefit Base last computed ($240,000) plus the value of any Additional Investment made on the Withdrawal Start Date (none) minus the pro rata reduction for the Excess Withdrawal taken on the Withdrawal Start Date.

o The pro rata reduction is equal to the Excess Withdrawal ($1,000) divided by the Designated Account Value ($100,000) multiplied by the Benefit Base last computed ($240,000). $1,000 / $100,000 x $240,000 = $2,400.

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o   The new Benefit Base is therefore $240,000 + 0 - $2400 = $237,600.

NOTE THAT THE EXCESS WITHDRAWAL WAS $1,000, BUT THE REDUCTION IN THE BENEFIT BASE WAS $2,400 (MORE THAN TWICE THE AMOUNT OF THE EXCESS WITHDRAWAL).

BENEFIT BASE AFTER THE WITHDRAWAL START DATE AND BEFORE THE BENEFIT DETERMINATION DATE. During this period, we recalculate your Benefit Base on each Certificate Anniversary and on any Business Day on which you make an Additional Investment or take an Excess Withdrawal.

NOTE: HOW WE CALCULATE YOUR BENEFIT BASE AFTER THE WITHDRAWAL START DATE DEPENDS IN PART ON WHETHER YOU HAVE SELECTED THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE, WHICH IS AVAILABLE FOR A HIGHER INSURANCE CHARGE. YOU MAY NOT CANCEL THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE AFTER WE ISSUE THE CERTIFICATE.

1. On each Certificate Anniversary, we recalculate your Benefit Base to equal:
    a. your Interim Benefit Base for the current Certificate Anniversary (formulas are below); PLUS
    b. the value of any Additional Investment you made on the current Certificate Anniversary; MINUS
    c. a PRO RATA REDUCTION for any Excess Withdrawal you took on the current Certificate Anniversary. A pro rata reduction is equal to:

     (i) the amount of the Excess Withdrawal taken on the current Certificate Anniversary; DIVIDED BY

     (ii) your Designated Account Value on the current Certificate Anniversary; MULTIPLIED BY

     (iii) your Benefit Base last computed.

NOTE: EXCESS WITHDRAWALS COULD REDUCE YOUR BENEFIT BASE BY SUBSTANTIALLY MORE THAN THE ACTUAL AMOUNT OF THE WITHDRAWAL.

We calculate your Interim Benefit Base as follows:

If you HAVE NOT elected the Cost of Living Adjusted Withdrawal Benefit feature:

o If your Benefit Base last computed MULTIPLIED BY the Annual Income Percentage applicable on the last Certificate Anniversary is:

     1. GREATER THAN OR EQUAL TO your Designated Account Value on the current Certificate Anniversary MULTIPLIED BY the Annual Income Percentage based upon the Annuitant's Age (or if Joint Annuitants are named, the younger Annuitant's Age) (described below), then the Interim Benefit Base is your Benefit Base last computed.

     2. LESS THAN your Designated Account Value on the current Certificate Anniversary MULTIPLIED BY the Annual Income Percentage based upon the Annuitant's Age (or if Joint Annuitants are named, the younger Annuitant's Age) (described below), then the Interim Benefit Base is your Designated Account Value on the current Certificate Anniversary.


If you HAVE selected the Cost of Living Adjusted Withdrawal Benefit feature:

o If your Interim Benefit Base With Cost of Living Adjusted Withdrawal Benefit (described below) MULTIPLIED BY the Annual Income Percentage applicable on the last Certificate Anniversary is:

     1. GREATER THAN OR EQUAL TO your Designated Account Value on the current Certificate Anniversary MULTIPLIED BY the Annual Income Percentage based upon the Annuitant's Age (or if Joint Annuitants are named, the younger Annuitant's Age) (described below), then the Interim Benefit Base is your Interim Benefit Base With Cost of Living Adjusted Withdrawal Benefit on the current Certificate Anniversary.

     2. LESS THAN your Designated Account Value on the current Certificate Anniversary MULTIPLIED BY the Annual Income Percentage based upon the Annuitant's Age (or if Joint Annuitants are named, the younger Annuitant's Age) (described below), then the Interim Benefit Base is your Designated Account Value on the current Certificate Anniversary.


NOTE: ON EACH CERTIFICATE ANNIVERSARY, WE WILL DECREASE YOUR BENEFIT BASE TO EQUAL YOUR CURRENT DESIGNATED ACCOUNT VALUE IF THIS WILL INCREASE THE ANNUAL INCOME WITHDRAWAL LIMIT. WE WILL MAKE THIS DECREASE IF: 1) THE BENEFIT BASE IS GREATER THAN THE DESIGNATED ACCOUNT VALUE; 2) THE ANNUAL INCOME PERCENTAGE INCREASED SINCE THE LAST CERTIFICATE ANNIVERSARY BECAUSE OF THE ANNUITANT'S AGE, AND 3) THE COMBINATION OF THE LOWER DESIGNATED ACCOUNT VALUE AND INCREASED ANNUAL INCOME PERCENTAGE PRODUCES A HIGHER ANNUAL INCOME WITHDRAWAL LIMIT. WE WILL NEVER REDUCE YOUR ANNUAL INCOME PERCENTAGE AND WE WILL NOT REDUCE


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

The ANNUAL INCOME PERCENTAGE is as follows:


                                           ANNUAL INCOME PERCENTAGE
        AGE OF THE ANNUITANT, OR IF          WITHOUT COST OF LIVING      ANNUAL INCOME PERCENTAGE WITH
         JOINT ANNUITANTS, THE AGE OF        ADJUSTED WITHDRAWAL            COST OF LIVING ADJUSTED
            THE YOUNGER ANNUITANT                     BENEFIT                  WITHDRAWAL BENEFIT
                      50 - 59                          4%                            3%
                      60 - 69                          5%                            4%
                      70 - 79                          6%                            5%
                        80 +                           7%                            6%

We calculate your Interim Benefit Base With Cost of Living Adjusted Withdrawal Benefit as follows:

o On the Withdrawal Start Date, your Interim Benefit Base with the Cost of Living Adjusted Withdrawal Benefit is equal to your Benefit Base on that date.

o We recalculate your Interim Benefit Base with the Cost of Living Adjusted Withdrawal Benefit on each Certificate Anniversary. It is equal to:

    (B multiplied by (1 plus C)) plus D minus E, where:

     B = the Benefit Base on the prior Certificate Anniversary or, if applicable, on the Withdrawal Start Date.

     C   = 3.0%

     D = the sum of the Addition COLA Values (described below) for each Additional Investment made during the just completed Certificate Year.

     E = the sum of the Pro Rata Reduction for any Excess Withdrawal COLA Values (described below) for each Excess Withdrawal made during the just completed Certificate Year.

    ADDITION COLA VALUE
    For each Additional Investment, we calculate the Addition COLA Value as follows:

        I multiplied by (1 plus J)(K divided by L), where:

          I   = the value of the Additional Investment.

          J   = 3.0%

          K = the number of calendar days after and including the day you made the Additional Investment but before the Certificate Anniversary.

          L   = the number of calendar days in the current Certificate Year.

    PRO RATA REDUCTION FOR ANY EXCESS WITHDRAWAL COLA VALUE
    For each Excess Withdrawal, we calculate the Pro Rata Reduction for any Excess Withdrawal COLA Value as follows:

        I multiplied by (1 plus J)(K divided by L), where:

          I = the value of the pro rata reduction for the Excess Withdrawal (as described above).

          J   = 3.0%

          K = the number of calendar days after and including the day you made the Excess Withdrawal but before the Certificate Anniversary.

          L   = the number of calendar days in the current Certificate Year.

EXAMPLE 7(A): HOW WE CALCULATE YOUR BENEFIT BASE IF YOU TAKE AN EXCESS WITHDRAWAL ON A CERTIFICATE ANNIVERSARY FOLLOWINGn THE WITHDRAWAL START DATE, AND YOU HAVE NOT ELECTED THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE.
 Assume:

1.  The Benefit Base last computed was $240,000.
2.  On the prior Certificate Anniversary, the sole Annuitant was age 69.
3. On the current Certificate Anniversary, the Designated Account Value is $192,000, no Additional Investments have been made, and the Annuitant is age 70.

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4.  On the Certificate Anniversary, an Excess Withdrawal of $1,000 is made. No
    Excess Withdrawals were made during the just completed Certificate Year.

On the Certificate Anniversary, the new Benefit Base following the Excess Withdrawal is $238,750. We calculate this amount as:

o The Interim Benefit Base plus the value of any Additional Investment made on the Certificate Anniversary (none) minus the pro rata reduction for the Excess Withdrawal taken on the Certificate Anniversary.

o The Interim Benefit Base is equal to the Benefit Base last computed, or $240,000:

        Because the Benefit Base last computed ($240,000) multiplied by the Annual Income Percentage on the last Certificate Anniversary (5% - when the Annuitant was age 69) is equal to $12,000, and because this amount is GREATER THAN the current Designated Account Value ($192,000) multiplied by the Annual Income Percentage based upon the Annuitant's Age (6% - because the Annuitant is now age 70), which is equal to $11,520.

o The pro rata reduction is equal to the Excess Withdrawal ($1,000) divided by the current Designated Account Value ($192,000) multiplied by the Benefit Base last computed ($240,000). $1,000 / $192,000 x $240,000 = $1,250.

o   The new Benefit Base is therefore $240,000 + 0 - $1,250 = $238,750.

NOTE THAT THE EXCESS WITHDRAWAL WAS $1,000, BUT THE REDUCTION IN THE BENEFIT BASE WAS $1,250.

EXAMPLE 7(B): NOW ASSUME THAT THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE WAS ELECTED, BUT ALL OTHER ASSUMPTIONS STATED ABOVE REMAIN THE SAME. NOTE THAT THIS MEANS THE ANNUAL INCOME PERCENTAGES ARE LOWER THAN IN THE PRECEDING EXAMPLE.

1. On the Certificate Anniversary, the new Benefit Base following the Excess Withdrawal is $245,750. We calculate this amount as:

     o The Interim Benefit Base plus the value of any Additional Investment made on the Certificate Anniversary (none) minus the pro rata reduction for the Excess Withdrawal taken on the Certificate Anniversary.

     o The Interim Benefit Base is equal to the Interim Benefit Base With Cost of Living Adjusted Withdrawal Benefit on the current Certificate Anniversary, or $247,200. Because the Interim Benefit Base With Cost of Living Adjusted Withdrawal Benefit ($247,200 - as calculated below) multiplied by the Annual Income Percentage on the last Certificate Anniversary (4% - when the Annuitant was age 69) is equal to $9,888, and because this amount is GREATER THAN the current Designated Account Value ($192,000) multiplied by the Annual Income Percentage based upon the Annuitant's Age (5% - because the Annuitant is now age 70), which is equal to $9,600. The Interim Benefit Base With Cost of Living Adjusted Withdrawal Benefit is equal to the Benefit Base on the last Certificate Anniversary ($240,000) multiplied by 1.03 plus the sum of the Addition Cost of Living Adjusted Withdrawal Benefit for each Additional Investment made during the just completed Certificate Year
         (none) minus the sum of the Pro Rata Reduction for each Excess Withdrawal made during the just completed Certificate Year (none). $240,000 x 1.03 + 0 - 0 = $247,200.

    o The pro rata reduction is equal to the Excess Withdrawal ($1,000) divided by the current Designated Account Value ($192,000) multiplied by the Benefit Base last computed ($240,000). $1,000 / $192,000 x $240,000
        = $1,250.
    o   The new Benefit Base is therefore $247,200 + 0 - $1,250 = $245,750.

2. On each Business Day (other than a Certificate Anniversary) on which you make an Additional Investment or take an Excess Withdrawal, we also recalculate your Benefit Base to equal:

     o   your Benefit Base last computed; PLUS

     o   the value of any Additional Investment you made on that Business Day;
         MINUS

     o the pro rata reduction for any Excess Withdrawal you took on that Business Day, which equals:

        - the amount of the Excess Withdrawal taken on the current Business Day; DIVIDED BY
        - your Designated Account Value on the current Business Day;
          MULTIPLIED BY
        - your Benefit Base last computed.

NOTE: EXCESS WITHDRAWALS COULD REDUCE YOUR BENEFIT BASE BY SUBSTANTIALLY MORE THAN THE ACTUAL AMOUNT OF THE WITHDRAWAL.

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EXAMPLE 8: HOW WE CALCULATE YOUR BENEFIT BASE IF YOU TAKE AN EXCESS WITHDRAWAL
ON A BUSINESS DAY (OTHER THAN A CERTIFICATE ANNIVERSARY) FOLLOWING THE WITHDRAWAL START DATE. Assume:

1. The Benefit Base last computed was $240,000.
2. On that Business Day, the Designated Account Value is $100,000. No Additional Investments are made.
3. On that Business Day, an Excess Withdrawal of $3,000 is made.

On that Business Day, the new Benefit Base following the Excess Withdrawal is $232,800. We calculate this amount as:

     o The Benefit Base last computed ($240,000) plus the value of any Additional Investment made on that Business Day (none) minus the pro rata reduction for the Excess Withdrawal taken on that Business Day.

     o The pro rata reduction is equal to the Excess Withdrawal ($3,000) divided by the current Designated Account Value ($100,000) multiplied by the Benefit Base last computed ($240,000). $3,000 / $100,000 x $240,000 = $7,200.

     o   The new Benefit Base is therefore $240,000 + 0 - $7,200 = $232,800.

NOTE THAT THE EXCESS WITHDRAWAL WAS $3,000, BUT THE REDUCTION IN THE BENEFIT BASE WAS $7,200 (MORE THAN TWICE THE AMOUNT OF THE EXCESS WITHDRAWAL).

NOTE THAT THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE DOES NOT CHANGE HOW WE CALCULATE YOUR BENEFIT BASE ON A BUSINESS DAY (OTHER THAN A CERTIFICATE ANNIVERSARY) ON WHICH YOU TAKE AN EXCESS WITHDRAWAL.

BENEFIT BASE ON AND AFTER THE BENEFIT DETERMINATION DATE. If you have not elected the Cost of Living Adjusted Withdrawal Benefit feature, your Benefit Base on the Benefit Determination Date is the Benefit Base we last computed. Your Benefit Base will not change after the Benefit Determination Date.

If you have selected the Cost of Living Adjusted Withdrawal Benefit feature, your Benefit Base on the Benefit Determination Date is the Benefit Base we last computed. After the Benefit Determination Date, we will increase your Benefit Base on each Certificate Anniversary by 3.0%.

EXAMPLE 9: HOW WE CALCULATE YOUR BENEFIT BASE ON AND AFTER THE BENEFIT DETERMINATION DATE. Assume:

1.  The Benefit Base last computed was $240,000.
2.  The Cost of Living Adjusted Withdrawal Benefit feature was not elected.

The Benefit Base on and after the Benefit Determination Date is equal to the Benefit Base last computed ($240,000). The Benefit Base will not change from this day forward.

NOW ASSUME THAT THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE WAS ELECTED.
The Benefit Base on the Benefit Determination Date is equal to the Benefit Base last computed ($240,000). After the Benefit Determination Date, we will increase the Benefit Base on each Certificate Anniversary by 3.0%.

o Therefore, on the first Certificate Anniversary following the Benefit Determination Date, the new Benefit Base will equal $247,200 = (3% x $240,000) + $240,000.
o On the second Certificate Anniversary following the Benefit Determination Date, the new Benefit Base will equal $254,616 = (3% x $247,200) + $247,200.
o This will continue on each Certificate Anniversary until the death of the Annuitant (and, if applicable, the Joint Annuitant).

BENEFIT BASE UPON PURCHASE OF AN OPTIONAL FIXED ANNUITY. If you elect to purchase an Optional Fixed Annuity, we will permanently reduce your Benefit Base to zero and you will never receive the Monthly Benefit.

BENEFIT BASE UPON REINSTATEMENT. If you reinstate a previously terminated Certificate, we will reset your Benefit Base to equal your Designated Account Value as of the date the reinstatement is effective. Following the reinstatement, we will determine your Benefit Base as described above. In addition, if applicable, we will reset your Maximum Anniversary Value and Minimum Value (if offered under your Certificate) to equal your Designated Account Value as of the date the reinstatement is effective.

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THE MONTHLY BENEFIT
We will make payments of the Monthly Benefit over the life of the Annuitant (or lives of the Joint Annuitants, as applicable) in the event your Designated Account Value is reduced to zero at any time while the Certificate is in effect (for any reason other than due to a withdrawal that includes an Excess Withdrawal).

NOTE: IN ORDER TO RECEIVE THE MAXIMUM POTENTIAL MONTHLY BENEFIT UNDER YOUR CERTIFICATE, YOU MUST COMPLY WITH THE TERMS OF YOUR CERTIFICATE FOR TAKING WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT AND IN ALLOCATING YOUR DESIGNATED ACCOUNT VALUE. PLEASE SEE THE "WITHDRAWALS" SECTION AND THE "DESIGNATED ACCOUNT" SECTION.

BENEFIT DETERMINATION DATE AND BENEFIT START DATE. The Benefit Determination Date is the date your Designated Account Value is reduced to zero for any reason other than due to a withdrawal that includes an Excess Withdrawal.

On the Benefit Determination Date, we will determine the Benefit Start Date, which is the day we begin paying the Monthly Benefit. We determine the month in which the Benefit Start Date will occur. We calculate the difference between the Annual Income Withdrawal Limit and the amount of withdrawals taken during that Certificate Year, divided by the Monthly Benefit (in all cases rounded up to the next whole number). This is the number of months by which the Benefit Start Date will precede the next Certificate Anniversary. If this results in a month that precedes the Benefit Determination Date, then the Benefit Start Date will be in the month following the Benefit Determination Date. The Benefit Start Date is the same day of the month as the Certificate Date, and if that day is not a Business Day, the next Business Day.

THERE CAN BE A DELAY OF UP TO 11 MONTHS BETWEEN THE BENEFIT DETERMINATION DATE (AT WHICH THE DESIGNATED ACCOUNT VALUE IS REDUCED TO ZERO) AND THE BENEFIT START DATE (THE DATE MONTHLY BENEFIT PAYMENTS BEGIN). This can occur if you take withdrawals early in the Certificate Year that "accelerate" payment of the Annual Income Withdrawal Limit. For example, suppose you take 40% of the Annual Income Withdrawal Limit as a single Permitted Income Withdrawal during the first month of the Certificate Year, and this withdrawal exhausts your Designated Account Value. You will then receive eight Monthly Benefit payments for that Certificate Year. These eight payments will start four months after the start of the Certificate Year on the Benefit Start Date, or at least three months after the Benefit Determination Date. However, you will have received more than the Annual Income Withdrawal Limit for that Certificate Year (namely, eight Monthly Benefit payments plus your single Permitted Income Withdrawal, which is equivalent to 4.8 Monthly Benefit payments).

NOTE: IF ALL ANNUITANTS DIE DURING THIS DELAY, WE WILL NOT MAKE ANY MONTHLY BENEFIT PAYMENTS UNDER THE CERTIFICATE.

UNDER SOME CIRCUMSTANCES, YOU MAY NOT RECEIVE THE FULL ANNUAL INCOME WITHDRAWAL LIMIT DURING A CERTIFICATE YEAR THAT INCLUDES THE BENEFIT DETERMINATION DATE. This can occur to the extent that you delay taking any Permitted Income Withdrawals until late in the Certificate Year. For example, suppose you take no Permitted Income Withdrawals for the first six months of the Certificate Year. Suppose you then take 40% of the Annual Income Withdrawal Limit as a single Permitted Income Withdrawal during the seventh month of the Certificate Year, and this withdrawal exhausts your Designated Account Value. Because five full months remain in the Certificate Year, you will receive five Monthly Benefit payments rather than seven. You will have received less than the Annual Income Withdrawal Limit in the Certificate Year (namely, five Monthly Benefit payments plus your single Permitted Income Withdrawal, which is equivalent to 4.8 Monthly Benefit payments).

On the Benefit Determination Date, the Certificate provisions that do not apply to our obligations to pay the Monthly Benefit will terminate.

EXAMPLE 10: HOW WE DETERMINE YOUR BENEFIT START DATE. Assume:


     1.  The certificate anniversary falls on February 10th of each year.

     2. The Annual Income Percentage on the date we last calculated the Annual Income Withdrawal Limit was 5%.

     3.  The Annual Income Withdrawal Limit for the Certificate Year is $12,000.

     4. No Excess Withdrawals and no Additional Investments are made during the Certificate Year.

     5. Permitted Income Withdrawals in the amount of $1,000 are taken on February 10th, March 10th, and April 10th, and a final Permitted Income Withdrawal of $100 is taken on May 10th. Following the last Permitted Income Withdrawal, the Designated Account Value is reduced to zero. On this date, the Benefit Base is $240,000.

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On the Benefit Determination Date of May 10th, we determine the month in which the Benefit Start Date will occur.

     o We calculate the difference between the Annual Income Withdrawal Limit ($12,000) and the amount of withdrawals taken during the Certificate Year ($3,100). $12,000 - $3,100 = $8,900.

     o   We then divide this amount by the Monthly Benefit. $8,900 / $1,000 =
         8.9. As described below, the Monthly Benefit is equal to the Benefit Base on the Benefit Determination Date ($240,000) multiplied by the Annual Income Percentage used in calculating the last Annual Income Withdrawal Limit (5%) divided by 12. $240,000 x 5% / 12 = $1,000.

     o Thus, taking the number 8.9 and rounding it up to the next whole number, which is 9, this is the number of months by which the Benefit Start Date will precede the next Certificate anniversary. Nine months before the next Certificate anniversary is May 10th. However, because the Benefit Start Date must be at least one month after the Benefit Determination Date (which is May 10th), the Benefit Start Date is one month later - June 10th of that year.

MONTHLY BENEFIT. We pay the Monthly Benefit beginning on the Benefit Start Date and on each Benefit Payment Date for as long as the Annuitant is living. If Joint Annuitants are living on the Benefit Determination Date, we will pay the Monthly Benefit until the date of death of the last survivor.

NOTE: THE CERTIFICATE WILL ONLY BE IN FORCE DURING THE ANNUITANT'S LIFETIME (AND, IF APPLICABLE, THE JOINT ANNUITANT'S LIFETIME). IF YOUR DESIGNATED ACCOUNT VALUE DOES NOT REDUCE TO ZERO WHILE THE ANNUITANT(S) IS ALIVE, YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT.

IF YOUR DESIGNATED ACCOUNT VALUE IS NOT REDUCED TO ZERO BY THE MATURITY DATE, YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT (ALTHOUGH YOU CAN ELECT TO APPLY ALL OF YOUR DESIGNATED ACCOUNT VALUE TO PURCHASE THE OPTIONAL FIXED ANNUITY OPTION A ON THE MATURITY DATE).

We will make payments of the Monthly Benefit to you, or to the person or entity that you designate. Upon your request, we may make Monthly Benefit payments directly to your Designated Account.

The Monthly Benefit is equal to your Benefit Base on the Benefit Determination Date MULTIPLIED by the Annual Income Percentage used in calculating the last Annual Income Withdrawal Limit DIVIDED by 12.

If you have selected the Cost of Living Adjusted Withdrawal Benefit feature (available for a higher Insurance Charge), we will increase your Benefit Base on each Certificate Anniversary following the Withdrawal Start Date by 3.0%, and therefore your Monthly Benefit will increase each Certificate Year.

NOTE: IN THE CASE OF JOINT ANNUITANTS, IF THE YOUNGER IS THE FIRST TO DIE, THE ANNUAL INCOME PERCENTAGE USED FOR THE INCOME PAYMENT WE CALCULATE ON THE NEXT BENEFIT PAYMENT DATE WILL BE BASED UPON THE AGE OF THE SURVIVOR AS OF THE BENEFIT PAYMENT DATE, AS FOLLOWS:

                                              ANNUAL INCOME PERCENTAGE    ANNUAL INCOME PERCENTAGE
     AGE OF THE ANNUITANT, OR IF JOINT         WITHOUT COST OF LIVING       WITH COST OF LIVING
    ANNUITANTS, THE AGE OF THE YOUNGER          ADJUSTED WITHDRAWAL         ADJUSTED WITHDRAWAL
                 ANNUITANT                            BENEFIT                     BENEFIT
                  50 - 59                                4%                          3%
                  60 - 69                                5%                          4%
                  70 - 79                                6%                          5%
                    80+                                  7%                          6%

WE WILL CALCULATE ALL FUTURE INCOME PAYMENTS BASED ON THE ANNUAL INCOME PERCENTAGE USED IN CALCULATING THE FIRST BENEFIT PAYMENT FOLLOWING THE DATE OF DEATH.

--------------------------------------------------------------------------------


EXAMPLE 11: HOW WE CALCULATE THE MONTHLY BENEFIT. Assume:

     1. The Designated Account Value is reduced to zero (other than due to an Excess Withdrawal).

     2. The Benefit Base on that date (the Benefit Determination Date) is $200,000.

     3. There is only one Annuitant under the Certificate who was age 60 on the date we last calculated the Annual Income Withdrawal Limit.

     4.  The Cost of Living Adjusted Withdrawal Benefit feature was not elected.

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The Monthly Benefit would be $833.33 ($10,000 per year) for the life of the
Annuitant.

o We calculate the Monthly Benefit by multiplying the Benefit Base on the Benefit Determination Date ($200,000) by the Annual Income Percentage used in calculating the last Annual Income Withdrawal Limit DIVIDED by 12. $200,000 x 5% = $10,000 / 12 = $833.33.

ASSUME INSTEAD THAT THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE WAS ELECTED. We would increase the Benefit Base on each Certificate Anniversary by 3%. This would impact the Monthly Benefit as follows:

     o On the first Certificate Anniversary following the Benefit Payment Date, the new Benefit Base would be $206,000 ($200,000 x 1.03), and thus the new Monthly Benefit would be $686.67 ($206,000 x 4% / 12). NOTE THAT THE ANNUAL INCOME PERCENTAGE IS LOWER IF THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE IS ELECTED.

     o On the second Certificate Anniversary following the Benefit Payment Date, the new Benefit Base would be $212,180 ($206,000 x 1.03), and thus the new Monthly Benefit would be $707.27 ($212,180 x 4% / 12).

     o This would continue on each Certificate Anniversary until the death of the Annuitant.

VALUATION OF CERTAIN DESIGNATED ACCOUNT ASSETS. If your Designated Account Value has not reached zero, but only holds securities that cannot be valued, we reserve the right to assign a value of $0 to your Designated Account for purposes of the Certificate.

CLOSING OF YOUR DESIGNATED ACCOUNT. If your Designated Account Value is reduced to zero due to an Excess Withdrawal, your Designated Account will remain open (with a $0 balance) until the last day of the calendar quarter following the calendar quarter when your Designated Account Value first reduced to zero, at which time your Designated Account will be closed and your investment advisory agreement with the Program Sponsor will terminate.

If your Designated Account Value is reduced to zero for any reason other than due to an Excess Withdrawal, your Designated Account may remain open and upon your request we may make Monthly Benefit payments directly to your Designated Account.


-------------------------------------------------------------------------------
OPTIONAL FIXED ANNUITY

You may elect to apply all of your Designated Account Value to purchase an Optional Fixed Annuity by terminating your Designated Account (and therefore, your investment advisory agreement with your Program Sponsor), liquidating all of your Designated Account Value, and sending the proceeds along with a properly completed election form to our Customer Service Center. Under an Optional Fixed Annuity, we will make periodic Fixed Annuity Payments to you for the rest of the Annuitant's life (or the lives of the Joint Annuitants, as applicable). You may elect one of the following annuity Options:

   Option A - Installments for Life................ You will receive equal payments as long as the Annuitant is living.

   Option B - Joint and Survivor Annuity .....You will receive equal payments while both the Annuitant and Joint Annuitant are still living.

We will base your payments on purchase rates we currently declare at the time you elect one of the options, but in no event will we use rates less than those guaranteed in your Certificate.

After we receive your election at our Customer Service Center, we will begin making Fixed Annuity Payments on the date you select. We will make the Fixed Annuity Payments monthly, quarterly, semi-annually, or annually, as you request. We reserve the right to require that the Fixed Annuity Payments be in an amount no less than $1,000 and be made on a less frequent basis. We will send the Fixed Annuity Payments to you, or to the person or entity that you designate. Once you elect an Optional Fixed Annuity, you cannot change the annuity Option or the payment frequency selected.

NOTE: ONCE YOU ELECT AN OPTIONAL FIXED ANNUITY, WE WILL REDUCE YOUR BENEFIT BASE TO ZERO AND YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT. THE PAYMENTS YOU RECEIVE UNDER AN OPTIONAL FIXED ANNUITY ARE NOT THE SAME PAYMENTS YOU WOULD RECEIVE IF WE PAID YOU THE MONTHLY BENEFIT. YOU SHOULD CONSULT WITH YOUR PROGRAM SPONSOR REPRESENTATIVE BEFORE YOU DECIDE TO CLOSE YOUR DESIGNATED ACCOUNT AND PURCHASE AN OPTIONAL FIXED ANNUITY TO DETERMINE WHETHER THE DECISION TO DO SO IS APPROPRIATE FOR YOU.

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If your Certificate is in effect on the Maturity Date, you may elect to apply all of your Designated Account Value to purchase Option A described above. If you do not elect to do so, we will terminate your Certificate.

On the effective date of your election of an Optional Fixed Annuity, the Certificate provisions that do not apply to our obligations to make Fixed Annuity Payments will terminate.


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DIVORCE
If there are joint owners of a Designated Account, Joint Certificate Owners, or Joint Annuitants and if such joint owners, Joint Certificate Owners, or Joint Annuitants divorce, you must immediately provide Notice to us of the divorce and any other information we may require. We will comply with applicable law or court order regarding the Certificate. If the applicable law or the court order divides the Designated Account, any payments of the Monthly Benefit, or any Fixed Annuity Payments under an Optional Fixed Annuity, we will issue one of the former spouses a new Certificate to reflect the division and a new Certificate schedule for the original Certificate to reflect the changes in the Certificate Owner and Annuitant. Following a divorce, the Certificate and any new Certificate issued must comply with our rules on who may be the Certificate Owner and who may be an Annuitant. We will remove any Joint Annuitant under the original Certificate, and we will begin assessing the annual Insurance Charge Rate applicable for a single Annuitant status Certificate beginning on the Due Date following the date we receive Notice of the divorce. In addition, we will base the Annual Income Percentage used in any calculations we make under the original Certificate following the date we receive Notice of the divorce on the Age of the remaining Annuitant. If there are withdrawals from the Designated Account in connection with the divorce, they will be treated as withdrawals under the original Certificate.

If a divorce of any Joint Certificate Owners or Joint Annuitants occurs before the Benefit Start Date or the effective date that you elect an Optional Fixed Annuity, and if one of the Certificate Owners or Annuitants dies before we receive Notice of the divorce, we will terminate your Certificate as of the date of the divorce to comply with the Federal Tax Code.


--------------------------------------------------------------------------------
CERTIFICATE TERMINATION

We will terminate your Certificate upon the earliest of:

o The cancellation date, which is the later of: (a) the date you specify in a Notice to us requesting cancellation; or (b) the date we receive and accept such Notice at our Customer Service Center.
o If you have not paid the Total Certificate Charge when due, the date that the grace period for such charges has expired.
o The date that any Annuitant is no longer an owner of, or an individual with beneficial interest in, the Designated Account.
o The date that you transfer any portion of your Designated Account Value into investments that are not part of the currently approved asset allocation programs if, within 10 days of our written notice of the improper reallocation, you have not reallocated the entire Designated Account Value to currently approved asset allocation programs.
o If any portion of your Designated Account Value is allocated to an asset allocation program that we gave notice is no longer approved, the date we specified in such notice if, by such date, you have not reallocated that portion of the Designated Account Value into one or more asset allocation programs approved at such time.
o The date that you make an Excess Investment if, within 60 days of our notice that there was an Excess Investment, you did not withdraw the Excess Investment from your Designated Account.
o The date that your Designated Account Value is reduced to zero in connection with an Excess Withdrawal, even if your Benefit Base is greater than zero.
o The date you terminate your agreement with the Program Sponsor or otherwise close your Designated Account.
o The date of death of the Annuitant or, if applicable, the date of death of the last survivor of the Joint Annuitants before the Benefit Start Date or the effective date of the election of an Optional Fixed Annuity (so long as the Joint Annuitants are spouses (as recognized under the Federal Tax Code) at the time of the first to die). If the Joint Annuitants are not spouses under the Federal Tax Code at such time, we will terminate the Certificate upon the first to die of the Annuitant and Joint Annuitant.

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o   The date of death of the Annuitant or, if applicable, the date of death of the last survivor of the Joint Annuitants on or after the Benefit Start Date or the effective date of the election of an Optional Fixed Annuity.
o Following the divorce of any Joint Certificate Owners or Joint Annuitants before the Benefit Start Date or the effective date of the election of an Optional Fixed Annuity, the date of death of either Certificate Owner or Annuitant, if such death occurs before we receive Notice of the divorce.
o The Maturity Date, if you do not elect to apply all of your Designated Account Value to purchase the Optional Fixed Annuity Option A.

If we are currently paying you the Monthly Benefit or Fixed Annuity Payments, the Certificate provisions that do not apply to these payment obligations terminate on the Benefit Determination Date or the effective date of your election of the Optional Fixed Annuity.

NOTE: UPON TERMINATION OF YOUR CERTIFICATE, OUR OBLIGATIONS TO YOU WILL CEASE (EXCEPT FOR ANY REFUND OF OVERPAID TOTAL CERTIFICATE CHARGES) AND YOUR CERTIFICATE'S GUARANTEE WILL TERMINATE WITHOUT VALUE. YOUR DESIGNATED ACCOUNT VALUE WILL REMAIN UNCHANGED.

RIGHT TO REINSTATE YOUR CERTIFICATE. During the 90-day period following the date of termination, you have a one-time right to reinstate your Certificate if it terminated due to your failure to pay the Total Certificate Charge. If we reinstate your Certificate, we will reset your Benefit Base and, if applicable, Maximum Anniversary Value and Minimum Value (if offered under your Certificate) to equal your Designated Account Value as of the date the reinstatement is effective. We also will reset the Annual Income Percentage based on the Age of the Annuitant (or if Joint Annuitants, the Age of the younger Annuitant) as of the date of reinstatement.

RIGHT TO APPLY FOR A NEW CERTIFICATE. If your Certificate is terminated for any reason, we generally will not accept an application from you for a new Certificate for at least 24 months following the date of termination. However, we will waive this waiting period if we terminated your Certificate within 30 days of your fifth Certificate Anniversary or within 30 days of any subsequent fifth year Certificate Anniversary. Any subsequent application will be subject to the availability of insurance for a new Certificate and our underwriting rules in effect at that time. In addition, we do not intend to carryover (that is, add) any investment you may have had in the Certificate you terminated to any new Certificate we might issue as a result of a subsequent application. SEE "TAXATION OF THE CERTIFICATE."


--------------------------------------------------------------------------------
OTHER INFORMATION
ASSIGNMENT OF THE CERTIFICATE. You may not assign or transfer any ownership rights of your Certificate, including the right to any Monthly Benefit or Fixed Annuity Payment.

ERROR OR INCORRECT INFORMATION. Neither errors (whether by the Program Sponsor, an administrator, or us) in any information required to be provided to us regarding the Certificate, nor delays in updating such information in the records, will void any Certificate that otherwise would have been in effect. When an error is found or updated information has been given, we reserve the right to adjust, as applicable, the Insurance Charges, Administrative Charges, Benefit Base, Annual Income Withdrawal Limit, Maximum Anniversary Value, Minimum Value (if offered under your Certificate), Annual Income Percentage, Maturity Date, Monthly Benefit, and Fixed Annuity Payments for any Certificate based on the correct information.

ENTIRE CERTIFICATE. The Group Contract, the Certificate, the application, any endorsements, any amendments, and any riders together are the entire Group Contract and constitute the entire contract between you and us with respect to the rights and obligations described in your Certificate. All statements made to us by you or any Annuitant will be deemed representations and not warranties.

AGE OR GENDER. We may require proof of the Annuitant's and, if applicable, the Joint Annuitant's gender and Age as of any date. After the Benefit Determination Date or after the effective date you elect an Optional Fixed Annuity, we may require proof that the Annuitant, and if applicable the Joint Annuitant, is still living.

If the Age or gender of an Annuitant or Joint Annuitant is misstated, we will adjust as applicable the Insurance Charges, Benefit Base, Annual Income Withdrawal Limit, Maximum Anniversary Value, Minimum Value (if offered under your Certificate), Annual Income Percentage, Maturity Date, Monthly Benefit, and Fixed Annuity Payments calculated to such amount had the correct Age or gender been provided. If there is any change to the amounts payable by us we will correct the payments as follows:


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o If there is any underpayment, we will pay the amount of the underpayment in one sum.
o If there is an overpayment, we will deduct the amount from the current or succeeding payment or payments due.

If, due to a misstatement of Age, we issue your Certificate before any Annuitant is age 50, after any Annuitant is age 80, or the difference in age between Annuitants is greater than 10 years, we will void your Certificate and return the Insurance Charges and the Administrative Charges paid.

ANNUAL REPORTS. We will send you a report at the end of each calendar year. The report will include the value of your Benefit Base, as well as any other information that the insurance supervisory official of the jurisdiction in which your Certificate is delivered may currently require.

NO DIVIDENDS ARE PAYABLE. The Certificate does not participate in our profits or surplus, and no dividends are payable.

CHANGES TO THE CERTIFICATE. Any changes to the Certificate must be in writing, signed by our President and our Secretary.

AMENDMENTS. We reserve the right to amend your Certificate, the Group Contract, and their riders and endorsements, in order to comply with changes in applicable law, or to retain the qualification of the Group Contract and the Certificate for treatment as an annuity, whether under state or federal law, including the following:

o The Federal Tax Code;

o Treasury regulations under the Federal Tax Code;

o Internal Revenue Service Rulings; and

o Any requirements imposed by the Internal Revenue Service.

Riders and endorsements added to comply with applicable tax law do not require your consent but are subject to regulatory approval. Any such changes will apply uniformly to all Certificates that are affected. We will provide you with written notice of such changes.

In all events, notwithstanding any other provision of the Group Contract or your Certificate, we will interpret and administer the Group Contract and the Certificate in accordance with the Federal Tax Code.

SENDING NOTICE TO US. Whenever Notice is required, please deliver it to us at our Customer Service Center. The Notice must be in a form acceptable to us. The address of our Customer Service Center is 5701 Golden Hills Drive, Minneapolis, MN 55416. Please include your Certificate number in all correspondence.

CONFORMITY WITH LAW. If any provision of the Certificate is contrary to any applicable law, such provision is considered amended to conform to such law.

YOUR RIGHT TO EXAMINE THE CERTIFICATE. Within twenty days after receiving your Certificate (or longer in certain states), if you are dissatisfied for any reason, you may return the Certificate to your agent or our Customer Service Center. We will void the Certificate and mail within 10 days of our receipt of the Certificate a refund of any Insurance and Administrative Charges paid.


--------------------------------------------------------------------------------
TAXATION OF THE CERTIFICATE

THE FOLLOWING IS A GENERAL DISCUSSION BASED ON OUR UNDERSTANDING OF CURRENT FEDERAL INCOME TAX LAW. THIS DISCUSSION DOES NOT COVER EVERY SITUATION AND DOES NOT ADDRESS ALL POSSIBLE CIRCUMSTANCES. IN GENERAL, THIS DISCUSSION DOES NOT ADDRESS THE TAX TREATMENT OF TRANSACTIONS INVOLVING INVESTMENT ASSETS HELD IN YOUR DESIGNATED ACCOUNT EXCEPT INSOFAR AS THE CERTIFICATE ITSELF MAY BE RELEVANT TO THE TAX TREATMENT OF SUCH TRANSACTIONS. FURTHER, NO ATTEMPT IS MADE TO CONSIDER ANY APPLICABLE STATE TAX OR OTHER TAX LAWS, OR TO ADDRESS ANY FEDERAL ESTATE, OR STATE AND LOCAL ESTATE, INHERITANCE AND OTHER TAX CONSEQUENCES OF A CERTIFICATE. ESTATE AND INHERITANCE TAX CONSEQUENCES WILL DEPEND ON YOUR INDIVIDUAL CIRCUMSTANCES. YOU SHOULD ALSO BE AWARE THAT THE TAX LAWS MAY CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE POTENTIAL TAX IMPLICATIONS OF A CERTIFICATE IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

IN GENERAL
THE CERTIFICATE IS NOVEL AND INNOVATIVE AND, TO DATE, ITS PROPER
CHARACTERIZATION AND CONSEQUENCES FOR FEDERAL INCOME TAX PURPOSES HAVE NOT BEEN DIRECTLY ADDRESSED IN ANY JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS, OR OTHER


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PUBLISHED authorities. WE CAN PROVIDE NO ASSURANCES THAT THE INTERNAL REVENUE
SERVICE ("IRS") OR A COURT WILL AGREE WITH US ON THE TAX ISSUES RELATING TO THE CERTIFICATE. YOU SHOULD CONSULT A TAX ADVISOR BEFORE PURCHASING A CERTIFICATE.

If sold in connection with an Individual Retirement Account (IRA Account), a Certificate is called a Qualified Certificate. If a Certificate is independent of any formal retirement or pension plan, it is termed a Non-Qualified Certificate. Different tax rules apply to Qualified Certificates and Non-Qualified Certificates, and the tax rules applicable to Qualified Certificates vary according to the type of IRA and the terms and conditions of the plan.

NON-QUALIFIED CERTIFICATES
TREATMENT OF A CERTIFICATE AS ANNUITY CONTRACT. Although there is no direct guidance on this issue, we intend to treat a Non-Qualified Certificate as an annuity contract for federal income tax purposes. It is possible, however, that a Certificate will be treated as a contingent option, a notional principal contract or some other type of financial derivative for such purposes, with different tax consequences than if it were treated as an annuity. IF YOU ARE THE HOLDER OR BENEFICIARY OF A NON-QUALIFIED CERTIFICATE, YOU SHOULD IN VIEW OF THE LIMITED GUIDANCE CONSULT YOUR OWN TAX ADVISOR REGARDING THE PROPER TAX TREATMENT OF A CERTIFICATE.

In order to be treated as an annuity contract for federal tax purposes, a non-qualified annuity contract must contain certain provisions prescribing distributions that must be made when an owner of the contract dies. We believe that by its terms a Non-Qualified Certificate satisfies these requirements. In all events, we will administer a Non-Qualified Certificate to comply with these federal tax requirements. It is also possible that at certain advanced ages, e.g., when an Annuitant reaches age 100, a Non-Qualified Certificate might no longer be treated as an annuity contract if your Designated Account Value has not reduced to zero or if you have not liquidated your Designated Account assets to purchase an Optional Fixed Annuity before reaching such age. You should consult with a tax adviser about the tax consequences in such circumstances.

We also intend to treat a Non-Qualified Certificate as an annuity contract that is separate and apart from the assets in your Designated Account for federal income tax purposes. There is no authority directly authorizing this treatment, however, and you should consult a tax advisor on this issue.

YOUR DESIGNATED ACCOUNT. We believe that, in general, the tax treatment of transactions involving the assets in your Designated Account including redemptions, dispositions, and distributions with respect to such assets, more likely than not will be the same as such treatment would be in the absence of a Non-Qualified Certificate. (The tax treatment of such transactions is beyond the scope of this prospectus, and you should consult a tax advisor for further information about the tax treatment of assets covered by a Non-Qualified Certificate.) Thus, we believe, in general, that it is more likely than not that, at least initially and, in most cases for the entire period a Non-Qualified Certificate is in effect, (1) distributions and dividends on investments in your Designated Account will not be treated as payments under your Certificate, but rather as distributions with respect to such investments;
(2) amounts received on redemption or disposition of your assets in your Designated Account will be treated as amounts realized on a sale or exchange of such assets rather than as distributions under your Certificate; and (3) the purchase of a Non-Qualified Certificate will not automatically result in either
(a) loss of the benefit of preferential income tax rates applicable to dividends paid on assets in your Designated Account otherwise constituting "qualified dividend income" or (b) under the so-called "straddle" rules, suspension of the holding period for purposes of determining eligibility for long-term capital gains treatment of any gains, or potential deferral of losses, when assets in your Designated Account are sold or exchanged. (These conclusions are in part based on the low probability when your Certificate is issued that your Designated Account Value will reach zero and that you will receive lifetime income payments of the Monthly Benefit Amount thereafter.)

THERE ARE NO PUBLISHED LEGAL AUTHORITIES DIRECTLY SUPPORTING OUR CONCLUSIONS AND THE RELEVANT GUIDANCE IS POTENTIALLY SUSCEPTIBLE TO DIFFERING INTERPRETATIONS. THUS, THE IRS MAY DISAGREE WITH OUR INTERPRETATIONS. IF THE IRS WERE TO SUCCESSFULLY TAKE A DIFFERENT POSITION ON THESE ISSUES, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE TAX CONSEQUENCES OF YOUR ACQUISITION, HOLDING AND DISPOSITION OF ASSETS IN YOUR DESIGNATED ACCOUNT. FURTHERMORE, EVEN IF OUR INTERPRETATIONS ARE CORRECT, IT IS POSSIBLE THAT THE TAX CONSEQUENCES UNDER THE QUALIFIED DIVIDEND AND STRADDLE RULES COULD CHANGE DEPENDING ON CHANGES IN YOUR CIRCUMSTANCES IN FUTURE YEARS, PARTICULARLY IF LOSSES ARE REALIZED AT A TIME WHEN IT HAS BECOME LIKELY THAT YOUR DESIGNATED ACCOUNT VALUE WILL REACH ZERO AND YOU WILL RECEIVE LIFETIME INCOME PAYMENTS OF THE MONTHLY BENEFIT AMOUNT THEREAFTER. THE TAX CONSEQUENCES COULD ALSO CHANGE DUE TO CHANGES IN THE TAX LAWS. GIVEN THE NOVELTY OF A CERTIFICATE, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES, IF ANY, OF A NON-QUALIFIED CERTIFICATE UNDER


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THESE RULES AND OTHER RELEVANT TAX PROVISIONS, BOTH AT THE TIME OF INITIAL
PURCHASE AND IN SUBSEQUENT YEARS.

THE FOLLOWING DISCUSSION ASSUMES THAT A CERTIFICATE WILL BE TREATED AS AN ANNUITY CONTRACT FOR FEDERAL TAX PURPOSES AND THAT THE CERTIFICATE WILL HAVE NO EFFECT ON THE TAX TREATMENT OF TRANSACTIONS INVOLVING THE ASSETS HELD IN YOUR DESIGNATED ACCOUNT.

PAYMENTS AFTER DESIGNATED ACCOUNT VALUE IS REDUCED TO ZERO. Assuming that a Non-Qualified Certificate is treated as an annuity contract for tax purposes, lifetime income payments of the Monthly Benefit Amount beginning if and when your Designated Account Value has been reduced to zero, while not free from doubt, should be treated in part as taxable ordinary income and in part as non-taxable recovery of the aggregate Total Charges you have previously paid under your Certificate (your "investment in the contract") until you recover all of your investment in the contract. IT IS, HOWEVER, POSSIBLE THAT THE IRS MAY TAKE THE POSITION THAT YOUR AGGREGATE TOTAL CHARGES CONSTITUTE NONDEDUCTIBLE EXPENSES THAT ARE NOT INCLUDIBLE IN YOUR INVESTMENT IN THE CONTRACT. IF THE IRS WERE TO SUCCESSFULLY TAKE THIS POSITION, THE ENTIRE AMOUNT OF EACH PAYMENT OF THE MONTHLY BENEFIT AMOUNT WOULD BE TAXABLE IN FULL AS ORDINARY INCOME. AT PRESENT, WE INTEND TO TREAT THE AGGREGATE TOTAL CHARGES YOU HAVE PAID FOR YOUR NON-QUALIFIED CERTIFICATE AS AMOUNTS INCLUDIBLE IN YOUR INVESTMENT IN THE CONTRACT. After you recover all of your investment in the contract, payments will be taxable in full as ordinary income. If you elect the Cost of Living Adjustment feature, you will also be subject to an additional tax of 10 percent on any taxable income you receive as a result of any Monthly Benefit Amount payments made to you before you reach age 59 1/2.

You should consult a tax advisor as to the tax treatment of lifetime income payments of the Monthly Benefit Amount.

PAYMENT OF THE TOTAL CHARGE. Payment of the Total Charge with proceeds from the sale of investment assets held in your Designated Account may have tax consequences. You should consult a tax advisor for further information.

LIQUIDATION OF DESIGNATED ACCOUNT ASSETS TO PURCHASE AN OPTIONAL FIXED ANNUITY. The liquidation of your Designated Account assets to purchase an Optional Fixed Annuity will be a taxable event, and you will not be able to apply the proceeds to purchase an Optional Fixed Annuity provided under a Non-Qualified Certificate on a tax-free basis.

TAXATION OF DISTRIBUTIONS FROM OPTIONAL FIXED ANNUITIES. If you exercise your right to liquidate your Designated Account and apply all of the proceeds to purchase an Optional Fixed Annuity from us, we believe that the Optional Fixed Annuity should be treated as an annuity contract for tax purposes and distributions therefrom should be taxed as annuity distributions. Thus, distributions from the Optional Fixed Annuity will be taxed as ordinary income to the extent that the value is more than your investment in the contract (discussed further below). Annuity payments will generally be treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract. After you recover all of your investment in the contract, annuity payments will be taxable in full as ordinary income.

The investment in the contract for an Optional Fixed Annuity should be equal to the Designated Account Value applied to the Optional Fixed Annuity plus, possibly, the aggregate Total Charges you previously paid under your Certificate. IT IS, HOWEVER, POSSIBLE THAT THE IRS MAY TAKE THE POSITION THAT THE AGGREGATE TOTAL CHARGES YOU PREVIOUSLY PAID UNDER YOUR CERTIFICATE DO NOT CONSTITUTE PART OF YOUR INVESTMENT IN THE CONTRACT WHEN YOU HAVE ELECTED THE OPTIONAL FIXED ANNUITY ON THE THEORY THAT SUCH CHARGES DO NOT CONSTITUTE AMOUNTS PAID FOR THE OPTIONAL FIXED ANNUITY. WHILE FOR TAX REPORTING PURPOSES WE CURRENTLY INTEND TO INCLUDE ANY AGGREGATE TOTAL CHARGES YOU PREVIOUSLY PAID FOR YOUR CERTIFICATE IN THE INVESTMENT IN THE CONTRACT SHOULD YOU ELECT AN OPTIONAL FIXED ANNUITY, YOU SHOULD CONSULT A TAX ADVISOR ON THIS MATTER.

QUALIFIED CERTIFICATES
A Certificate may be used with Individual Retirement Accounts ("IRA Accounts"), Roth Individual IRA Accounts ("Roth IRA Accounts"), Section 401(a) Qualified Pension and Profit-Sharing Plan Accounts ("Qualified Plan Accounts"), and
Section 457(b) Deferred Compensation Plan Accounts ("457 Accounts") (collectively, "Qualified Accounts"). A Qualified Certificate is not available as an Individual Retirement Annuity (IRA Annuity), Roth IRA annuity, Section 403(a) or 403(b) annuity or in connection with a Section 403(b)(7) custodial account.

The tax rules applicable to Qualified Certificates vary according to the type of Qualified Account and the terms and conditions of the Qualified Account. No attempt is made here to provide more than general information about the use of the Qualified Certificate with a Qualified Account. Participants under such Accounts, as well as beneficiaries, are cautioned that the rights of any person to any benefits under such Account may be subject to the terms and conditions of the Accounts themselves or limited by applicable law, regardless of the terms and conditions of the Qualified Certificate.

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We reserve the right to discontinue offering the Certificates to new Certificate
Owners that plan to use the Certificates with Qualified Accounts.

A Qualified Certificate is available only with respect to the Qualified Account for which the Qualified Certificate is purchased.

o A Qualified Certificate is intended for purchase by the trustee or custodian of Qualified Accounts.

o We are not responsible for determining whether a Qualified Certificate complies with the terms and conditions of, or applicable law governing, any Qualified Account. You or a plan fiduciary are responsible for making that determination. Similarly, we are not responsible for administering any applicable tax or other legal requirements applicable to the Qualified Account. You or a service provider for the Qualified Account is responsible for determining that distributions, beneficiary designations, investment restrictions, charges and other transactions under a Qualified Certificate are consistent with the terms and conditions of the plan and applicable law.

o If there is only one Annuitant, your spouse must be your beneficiary under the Qualified Account.

o The Qualified Certificate requires a fee annually. If your account balance under the qualified retirement plan is insufficient to pay the fee, the Qualified Certificate will terminate unless you are permitted to and do make additional contributions to the qualified plan.

o If your Designated Account Value is reduced to zero prior to the date you are permitted o receive distributions under the qualified plan, you may have to either direct lifetime income payments to other plan investment options until the plan distribution date, or delay commencement of lifetime income payments, which may reduce the value of the Qualified Certificate to you.

o Qualified Accounts are generally subject to required minimum distribution rules. The value of the guarantee provided by a Qualified Certificate may have to be taken into account in determining your required minimum distributions under the Qualified Account. Withdrawals from your Designated Account taken to meet required minimum distribution requirements, in proportion to your Designated Account Value to your overall Qualified Account balance, will be deemed to be within the contract limits for your Certificate and will not reduce your Benefit Base.

o Taxable eligible rollover distributions from Qualified Plan Accounts and governmental Section 457 Accounts generally will be subject to 20 percent income tax withholding. Mandatory withholding can be avoided only if the employee arranges for a direct rollover to another eligible retirement plan or to an IRA. The mandatory withholding rules apply to all taxable distributions except (a) distributions required under the Code, (b) substantially equal distributions made over the life (or life expectancy) of the employee, or for a term certain of 10 years or more and (c) hardship distributions.

Numerous changes have been made to the income tax rules governing Qualified Accounts as a result of legislation enacted during the past several years, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions and income tax withholding on distributions. The following are general descriptions of the various types of Qualified Accounts and of the use of the contracts in connection therewith.

INDIVIDUAL RETIREMENT ACCOUNTS. Code Sections 408 and 408A permit eligible individuals to contribute to an individual retirement program known as an "IRA" or "Roth IRA". These IRAs are subject to limitations on the amount that may be contributed, the persons who may be eligible and on the time when distributions may commence. In addition, distributions from certain other types of qualified plans may be placed on a tax-deferred basis into an IRA. Employers may establish a type of IRA called SIMPLE (Savings Incentive Match Plan for Employees). Special rules apply to participants' contributions to and withdrawals from SIMPLE IRAs. Eligible individuals may establish Roth IRAs. Special rules also apply to contributions to and distributions from Roth IRAs. A Qualified Certificate may be purchased by an IRA Account or a brokerage account held under that IRA Account. A Qualified Certificate is not available as an Individual Retirement Annuity.

PENSION AND PROFIT-SHARING PLANS. Code Section 401(a) permits corporate employers to establish various types of retirement plans for employees and self-employed individuals to establish qualified plans for themselves and their employees. A Qualified Certificate may be purchased by a Pension or Profit-Sharing Plan for a Designated Account held under that plan.

Contributions to the Plan for the benefit of employees will not be includable in the gross income of the employee until distributed from the Plan. The tax consequences to participants may vary depending upon the particular Plan design. However, the Code places limitations and restrictions on all Plans, including on such items as: amount of allowable contributions; form, manner and timing of


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distributions; transferability of benefits; vesting and nonforfeitability of interests; nondiscrimination in eligibility and participation; and the tax treatment of distributions, withdrawals and surrenders. Purchasers of the Qualified Certificate for use Pension or Profit-sharing Plans should obtain competent tax advice as to the tax treatment and suitability of such an investment.

SECTION 457 PLANS. Section 457(b) of the Code, while not actually providing for a qualified plan as that term is normally used, provides for certain deferred compensation plans with respect to service for state governments, local governments, political subdivisions, agencies, instrumentalities and certain affiliates of such entities, and tax exempt organizations. Under such plans a participant may specify the form in which his or her contributions will be invested. Under a non-governmental plan, all such investments, however, are owned by and are subject to, the claims of the general creditors of the sponsoring employer.

DEFERRED COMPENSATION PLANS WITH RESPECT TO SERVICE FOR STATE AND LOCAL GOVERNMENTS AND TAX EXEMPT ORGANIZATIONS. Code Section 457 provides for certain deferred compensation plans with respect to service for state and local governments and certain other entities. The contracts may be used in connection with these plans; however, under these plans if issued to tax exempt organizations, the Certificate owner is the plan sponsor. In such case, the rights of individual plan participants are governed solely by their agreements with the plan sponsor and not by the terms of the Qualified Certificate. State and local government plans must be funded through a trust or custodial account held for the exclusive benefit of plan participants. A Qualified Certificate may be purchased by a Section 457 Plan for a Designated Account held under that plan.

TAX ON CERTAIN DISTRIBUTIONS RELATING TO IRA ACCOUNTS. Distributions under a Qualified Certificate may be paid to the Qualified Account, if permitted under the terms of the Qualified Account, or directly to you. Distributions paid to the Qualified Account are not in and of themselves taxable. In the case of distributions from the Qualified Account to you, including payments to you from a Qualified Certificate, a ratable portion of the amount received is taxable, generally based on the ratio of your cost basis to your total accrued benefit under the Qualified Account. Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from Qualified Accounts. To the extent amounts are not includable in gross income because they have been properly rolled over to another IRA or to another eligible retirement plan, no tax penalty will be imposed. The tax penalty will not apply to: (a) distributions made on or after the date on which the individual reaches age 59 1/2; (b) distributions following the death or disability of the participant (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the individual or the joint lives (or joint life expectancies) of such individual and his or her designated beneficiary; and (d) certain other distributions specified in the Code.

Generally, distributions from an IRA Account must commence no later than April 1 of the calendar year following the year in which the individual attains age 70 1/2. Distributions from Qualified Plan Accounts and Section 457 Accounts must generally commence no later than April 1 following the later of the year in which the individual attains age 70 1/2 or retires. Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. Distribution requirements also apply to Qualified Accounts, including Roth IRAs, upon the death of the individual. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed.

PAYMENT OF THE TOTAL CHARGE. Payment of the Total Charge with proceeds from the sale of investment assets held in your Designated Account may have tax consequences. In addition, if you pay the Total Charge for a Qualified Certificate with proceeds from your Qualified Account, the withdrawal from your Designated Account generally will not be a "distribution" under the Code. You should consult a tax advisor for further information.

SEEK TAX ADVICE. The above description of federal income tax consequences of the different types of Accounts which may be funded by a Qualified Certificate offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a Certificate in connection with a Qualified Account should first consult a qualified tax advisor, with regard to the suitability of a Certificate for the Qualified Account.

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                                        37
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--------------------------------------------------------------------------------
DESCRIPTION OF THE COMPANY
The Company, a stock life insurance company, was originally named Securities
Fund Annuities, Inc., and was incorporated on November 23, 1984 as a Florida domestic insurance company. Effective November 15, 1988, the name of the Company was changed to Templeton Funds Annuity Company. The Company was redomesticated to the state of Minnesota on December 15, 2006, and was acquired by Allianz Life Insurance Company of North America on April 1, 2007. The Company's name was changed to Allianz Life and Annuity Company effective May 11, 2007.


The Company's operations currently include variable annuity contracts. The Company is authorized to operate as a life insurance company in forty-five states and the District of Columbia. Its principal offices are located at 5701 Golden Hills Drive, Minneapolis, MN 55416, (800) 624-0197.


The Company is a wholly owned subsidiary of Allianz Life Insurance Company of North America and an indirect wholly owned subsidiary of Allianz SE (formerly, Allianz Aktiengesellschaft Holding). Allianz Life Insurance Company of North America is headquartered in Minnesota. Allianz SE is headquartered in Munich, Germany, and has subsidiaries throughout the world.


--------------------------------------------------------------------------------
EXECUTIVE OFFICERS AND DIRECTORS Our executive officers and directors are as follows:

   NAME                     AGE      TITLE
   Gary C. Bhojwani         39       Chief Executive Officer, President, and
                                     Director
   Jill E. Paterson         49       Chief Financial Officer and Director
   Neil McKay               46       Vice President - Actuary and Director
   Giulio Tezariol          36       Treasurer and Director
   Cynthia Pevehouse        50       Secretary and Directory

Mr. Bhojwani has been Chief Executive Officer, President, and Director of the Company since April 1, 2007. Mr. Bhojwani has also served as the Chief Executive Officer of Allianz Life Insurance Company of North America, an affiliate of the Company, since January 2007. He was President of Commercial Business of the Fireman's Fund Insurance Company from June 2004 to January 2007. Before that, Mr. Bhojwani was the President and Chief Executive Officer of Lincoln General Insurance Company from July 2002 to May 2004.
--------------------------------------------------------------------------------

Ms. Paterson has been Chief Financial Officer and Director of the Company since April 1, 2007. From October 2004 to present, she has served as Executive Vice President, Chief Financial Officer, and Director of Fireman's Fund Insurance Company. From February 2003 to October 2004, she served as Senior Vice President and Controller of Fireman's Fund Insurance Company. Before that, Ms. Paterson served as the Chief Financial Officer for Allianz of Canada from March 1992 to January 2003. Ms. Paterson is associated with the Ontario Institute of Chartered Accountants. Ms. Paterson has also served as director of the following companies: American Automobile Insurance Company, Associated Indemnity Corporation, The American Insurance Company, Chicago Insurance Company, Crop Growers Corporation, Fireman's Fund Indemnity Corporation, Fireman Fund's Insurance Company of Hawaii, Fireman Fund's Insurance Company of Louisiana, Fireman Fund's Insurance Company of Missouri, Fireman Fund's Insurance Company of Nebraska, Fireman Fund's Insurance Company of Georgia, Fireman Fund's Insurance Company of Ohio, Interstate Indemnity Company, Interstate National Corporation, Jeffco Management Company, Jefferson Insurance Company, Midway Insurance Company of Illinois, National Surety Corporation, Monticello Insurance Company, Parkway Insurance Company, San Francisco Reinsurance Company, Vintage Insurance Company, Wm. H. McGee & Co., Inc.

Mr. McKay has been Vice President - Actuary and Director of the Company since April 1, 2007. Mr. McKay has also served as Senior Vice President and Chief Actuary of Allianz Life Insurance Company of North America, an affiliate of the Company, since October 1999. He is a member of the Society of Actuaries and the American Academy of Actuaries.

Mr. Tezariol has been Treasurer and Director of the Company since December 3, 2007. Mr. Terzariol has also served as Business Financial Officer of Allianz Life Insurance Company of North America, an affiliate of the Company, since May 2007. He was Chief Financial Officer of Allianz Asia Pacific, Singapore from January 2005 to April 2007.

Ms. Pevehouse has been Secretary and Director of the Company since April 1, 2007. From May 2006 to present, she has served as Senior Vice President, General Counsel, Secretary, and Director of Fireman's Fund Insurance Company. From


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January 2006 to April 2006, she served as Vice President and Associate General
Counsel of Fireman's Fund Insurance Company. Ms. Pevehouse also served as General Counsel and Secretary of Polycom, Inc. from January 2003 to August 2005. From January 2000 to December 2002, she served as General Counsel and Secretary for Ask Jeeves, Inc. Ms. Pevehouse has also served as director of the following companies: American Automobile Insurance Company, Associated Indemnity Corporation, Crop Growers Corporation, Fireman's Fund Indemnity Corporation, Fireman Fund's Insurance Company of Georgia, Fireman Fund's Insurance Company of Hawaii, Fireman Fund's Insurance Company of Louisiana, Fireman Fund's Insurance Company of Missouri, Fireman Fund's Insurance Company of Ohio, San Francisco Reinsurance Company, The American Insurance Company, Vintage Insurance Company, Wm. H. McGee & Co., Inc.

No director or executive officer has been involved in any legal proceedings during the past five years that would be material to an evaluation of his or her ability or integrity as a director or officer.


--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION (TO BE PROVIDED BY AMENDMENT)



--------------------------------------------------------------------------------
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(TO BE PROVIDED BY AMENDMENT)



--------------------------------------------------------------------------------
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS
(TO BE PROVIDED BY AMENDMENT)

--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
SELECTED FINANCIAL DATA


The following Selected Financial Data has been derived from the audited Financial Statements and unaudited financial information included elsewhere in this prospectus and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes.

The selected income data for the six months ended September 30, 2007, contains the unaudited data beginning from the acquisition on April 1, 2007. The unaudited three months ended March 31, 2007 and the years ended December 31, 2006, 2005, 2004, 2003, and 2002 is from Templeton Funds Annuity Company (Predecessor) financial statements. The financial statement information for periods beginning April 1, 2007 is reported on a purchase U.S. generally accepted accounting principles (GAAP) basis of accounting. Financial statement information for periods prior to April 1, 2007 is reported on a historical GAAP basis of accounting and may not be comparable to periods after that date. These historical


                                                                                        PREDECESSOR

                                                      ----------------------------------------------------------------------
                                        SIX MONTHS       THREE                     YEAR ENDED DECEMBER 31,
                                                        MONTHS

                                          ENDED          ENDED

                                                                   ---------------------------------------------------------
SELECTED INCOME DATA                  SEPTEMBER 30,    MARCH 31,       2006       2005       2004       2003        2002
--------------------
                                           2007          2007
                                      --------------- ------------ ----------- ---------- ---------- ---------- ------------
(DOLLARS IN THOUSANDS)

Annuity considerations and                  $     52       $   26      $  212      $ 434      $ 435       $410    $     467
     policy fees

Investment income, net                           315          156         594        550        523        546          582
Realized investment (losses)

     gains, net                                (208)            -           -          -         12        257            -
Realized gains on recapture of

     reinsurance business                          -            -         454          -          -          -            -
                                      --------------- ------------ ----------- ---------- ---------- ---------- ------------

     Total revenue                               159          182       1,260        984        970      1,213        1,049


Benefits and expenses                            141          174         868        548        593        796          882

Income tax (benefit) expense                     (3)            1         110        111        107         78          (4)
                                      --------------- ------------ ----------- ---------- ---------- ---------- ------------
     Net income                             $     21       $    7      $  282      $ 325      $ 270       $339        $ 171
                                      =============== ============ =========== ========== ========== ========== ============


                                                                                             PREDECESSOR

                                                      ----------------------------------------------------------------------
                                                                   ---------------------------------------------------------
                                          AS OF          AS OF                        AS OF DECEMBER 31,

                                                                   ---------------------------------------------------------
SELECTED BALANCE SHEET DATA             SEPTEMBER      MARCH 31,      2006       2005       2004        2003        2002
---------------------------
                                         30,2007         2007
                                      --------------- ------------ ----------- ---------- ---------- ---------- ------------
(DOLLARS IN THOUSANDS)

Fixed maturities, at fair value           $   10,566     $  9,535     $10,843   $ 12,140     $9,756    $10,869     $ 10,143
Recoverable on liability for

       future annuity benefits                     -            -           -     23,827     25,065     25,268       22,586

Separate account assets                        8,916        9,338       9,634      9,212     10,083      9,942        8,616

Total assets                                  24,974       21,946      22,260     47,016     49,020     48,992       45,019
Liability for future annuity
benefits                                           -            -           -     23,827     25,065     25,268       22,586

Separate account liabilities                   8,916        9,338       9,634      9,212     10,083      9,942        8,616

Total liabilities                             10,252        9,827      10,146     33,660     35,907     36,112       32,175

Stockholder's equity                          14,722       12,119      12,114     13,356     13,113     12,880       12,844




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                                        40
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




MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND NOTES TO THOSE STATEMENTS INCLUDED IN THIS PROSPECTUS. THE DISCUSSION AND ANALYSIS BELOW INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, AS DESCRIBED IN "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS, THAT COULD CAUSE OUR ACTUAL GROWTH, RESULTS OF OPERATIONS, PERFORMANCE, FINANCIAL POSITION AND BUSINESS PROSPECTS AND OPPORTUNITIES IN 2007 AND BEYOND TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THOSE FORWARD-LOOKING STATEMENTS. SEE "FORWARD-LOOKING STATEMENTS".

OVERVIEW

Allianz Life and Annuity Company (formerly Templeton Funds Annuity Company (Templeton)) is a life insurance company licensed in forty-five states and the District of Columbia. On April 1, 2007 all issued and outstanding shares of Templeton's common stock were purchased by Allianz Life Insurance Company of North America (Allianz Life), from Franklin Agency, Inc., a wholly owned subsidiary of Franklin Resources, Inc., a global investment management organization known as Franklin Templeton Investments. We were subsequently renamed Allianz Life and Annuity Company.

We are a wholly owned subsidiary of Allianz Life, a wholly owned subsidiary of Allianz of America, Inc. (AZOA), a wholly owned subsidiary of Allianz Societas Europaea (Allianz SE), a European company incorporated in Germany, whose common stock is traded on the New York Stock Exchange. We are a stock life insurance company and were founded in 1984.

Our premium revenues and assets were derived from reinsuring certain variable annuities which were issued by Allianz Life. The 50% modified co-insurance reinsurance agreement with Allianz Life was terminated for new business on September 30, 2000. These variable annuity products contain a variety of mutual fund type investment options, which are registered with the Securities and Exchange Commission (SEC). The investment options were managed by our predecessor's affiliates prior to April 1, 2007 and are subsequently managed by our affiliates. In addition, certain other insurance products have been sold directly to contractholders through the Templeton Funds Retirement Annuity Separate Account and the Templeton Immediate Variable Annuity Separate Account (the Separate Accounts), which are registered with the SEC as unit investment trusts. On May 1, 2006, we and Allianz Life entered into a recapture and release agreement of the 50% modified co-insurance reinsurance agreements. In consideration, Allianz Life agreed to pay us 4.15% of the GAAP reserve value for the Templeton Immediate Variable Annuity and Templeton Retirement Annuity products at April 30, 2006, resulting in gross proceeds of $1.0 million.

We intend to produce, sell, and support life and annuity products through a network of national wire houses, regional securities firms, and independent Financial Industry Regulatory Authority (FINRA) firms with licensed registered representatives.

CRITICAL ACCOUNTING POLICIES

GENERAL

Our critical accounting policies are summarized in "Significant Accounting Policies" included in the accompanying notes to financial statements and require the use of judgments relating to a variety of assumptions and estimates, in particular expectations of current and future mortality, persistency, investment returns, equity market performance, expenses, and interest rates. Our critical accounting policies include those policies related to our accounting for (i) Goodwill and Other Intangible Assets, (ii) Deferred Acquisition Costs (DAC),
(iii) Investments, and (iv) Income Taxes. Due to the inherent uncertainty when using the assumptions and estimates, the effect of certain accounting policies under different conditions or assumptions could be materially different from those reported in the financial statements. A discussion of the various critical accounting policies is presented below.

GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill is the excess of the amount paid to acquire a company over the fair value of its tangible net assets, other identifiable intangible assets, and valuation adjustments. Goodwill is evaluated annually for impairment. Goodwill is also tested for impairment on an interim basis if an event occurs or


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                                        41
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


circumstances change which may indicate a reduction of the fair value below its carrying amount. The process of evaluating goodwill for impairment requires several judgments and assumptions to be made to determine the fair value, including the method used to determine fair value; discount rates; expected levels of cash flows; and revenues and earnings. If impairment is indicated, the carrying value is reduced to its fair value with a corresponding charge to earnings.

Intangible assets are identified and recognized apart from goodwill when it arises from contractual or legal rights or it is capable of being separated and valued then sold, transferred, licensed, rented, or exchanged. We determine the useful life and amortization period for each intangible asset identified; an intangible asset with a determinable life is amortized over that period, while an intangible asset with an indefinite useful life is not amortized. Our intangible assets consist entirely of insurance licenses which were acquired as a result of the acquisition on April 1, 2007. These intangible assets are assigned values based upon a license valuation analysis and are determined to have an indefinite useful life. Recoverability of the value of the non-amortizing intangible assets are tested for recoverability annually or whenever events or changes in circumstances indicate the carrying amount may not be recoverable.

DEFERRED ACQUISITION COSTS

We incur significant costs in connection with acquiring new insurance business. These costs vary with and are primarily related to the production of new business and coinsurance of blocks of policies. These costs are deferred. The recovery of these costs are dependent on the future profitability of the related policies. The amount of future profit is dependent principally on investment returns, mortality, equity market performance, persistency, and expenses associated with administering the business and certain economic variables, such as inflation. These factors impact management's estimates of future profits which are used to amortize certain of these costs. Revisions to estimates result in changes to the amounts expensed in the reporting period in which the revisions are made and could result in the impairment of the asset and a charge to income if estimated future profits are less than the unamortized deferred amounts. We monitor the rate of amortization of the deferred policy acquisition costs using methodologies which employ varying assumptions related to equity market performance levels. An increase in the equity markets, or methodologies and assumptions that anticipate a recovery, results in lower amounts of amortization. Likewise, a decrease in the performance of equity markets results in higher amounts of amortization.

INVESTMENTS

The types of assets we may invest in are influenced by various state laws, which prescribe qualified investment assets. Within the parameters of these laws, we invest our assets giving consideration to such factors as liquidity needs, investment quality, investment return, matching of assets and liabilities, and the overall composition of the investment portfolio by asset type and credit exposure.

We review the entire available for sale investment portfolio each quarter to determine whether or not declines in fair value are other than temporary. All previously impaired equity securities will also incur additional impairments should the fair value fall below the book value. Impairments in the value of securities held by us, considered to be other than temporary, are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized on the Statements of Income.

INCOME TAXES

AZOA files a consolidated federal income tax return with all of its wholly owned subsidiaries. Internal Revenue Code Section 1504(c)(2) prohibits us from participating in the AZOA consolidated return for a period of five years. We will not participate in the consolidated tax allocation agreement.

We provide for federal income taxes based on amounts we believe we will ultimately owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. If the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, we may be required to significantly change the provision for federal income taxes recorded on the Balance Sheets. Any such change could significantly affect the amounts reported on the Statements of Income. Management uses its best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service (IRS) or the tax courts.



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                                        42
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


We utilize the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized.

SIGNIFICANT FACTORS AFFECTING OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION

REGULATION

We are subject to government regulation in each of the states in which we conduct business. Such regulation is vested in state agencies possessing broad administrative power pertaining to many aspects of our business which may include surrender rates, contract reserve levels, marketing practices, advertising, privacy, policy forms, and capital adequacy, and is concerned primarily with the protection of policyholders and other customers as opposed to share owners. Additionally, as our annuity products are considered registered securities, we are subjected to compliance standards of the SEC. The insurance industry has recently become the focus of greater regulatory scrutiny due to questionable business practices relating to trading and pricing within the mutual fund and variable annuity industries, allegations relating to price-fixing in the insurance brokerage business, and conflicts of interests and improper accounting practices. In some cases this regulatory scrutiny has led or may lead to proposed legislation regulating insurance companies. These regulatory developments as well as general changes in regulation may reduce our profitability.

A life insurance company's statutory capital is computed according to rules prescribed by the National Association of Insurance Commissioners (NAIC) as modified by the insurance company's state of domicile. Statutory accounting rules vary from GAAP and are intended to reflect a more conservative view; for example, requiring immediate expensing of policy acquisition costs and more conservative computations of policy liabilities. The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to identify potentially under-capitalized insurance companies based upon the types and mixtures of risks inherent in the insurer's operations. The formula includes components for asset risk, liability risk, interest rate exposure and other factors. Based upon the December 31, 2006 statutory financial reports, we are in excess of the regulatory requirements.

We are required to file detailed annual reports with the supervisory agencies in each of the jurisdictions in which we do business and our business and accounts are subject to examination by such agencies at any time. Under the rules of the NAIC, insurance companies are examined periodically (generally every three to five years) by one or more of the supervisory agencies on behalf of the states in which they do business. To date, no such insurance department examinations have produced any significant adverse findings regarding our reports.

Under insurance guaranty fund laws enacted in most states, insurance companies doing business in a respective state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies. Although we cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength.

In addition, many states, including the state in which we are domiciled, have enacted legislation or have adopted regulations regarding insurance holding company systems. These laws require registration of and periodic reporting by insurance companies domiciled within the jurisdiction which control or are controlled by other corporations or persons which may constitute an insurance holding company system. These laws also affect the acquisition of control of insurance companies as well as transactions between insurance companies and affiliates. Most states, including Minnesota, where we are currently domiciled, and Florida, where we were domiciled prior to the acquisition, require administrative approval of the acquisition of control of an insurance company domiciled in the state or the acquisition of control of an insurance holding company whose insurance subsidiary is incorporated in the state.

Certain contracts and annuities offered by us are subject to regulation under the federal securities laws administered by the SEC. The federal securities laws contain regulatory restrictions and criminal, administrative and private remedial provisions.

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


EMPLOYEES AND PROPERTIES

We do not have employees or properties. However, we have an agreement with Allianz Life under which we receive investment, legal, data processing, and other managerial and administrative services. We also have an agreement with Mouton and Company, Inc. (Mouton), under which they provide administrative services to the contractholders.

FEDERAL INCOME TAX CONSEQUENCES

Existing federal laws and regulations affect the taxation of our products. Income tax payable by policyholders on investment earnings is deferred during the accumulation period of the annuity products. Congress has from time to time considered proposals that, if enacted, would have an adverse impact on the federal income tax treatment of such products, or would have increased the tax-deferred status of competing products.

COMPETITION

The life insurance industry is a mature and highly competitive industry. In recent years, the industry has experienced limited growth, though the aging population has increased the demand for retirement savings products. We encounter significant competition from other insurance companies, many of which have greater financial resources than us, as well as competition from other providers of financial services. Competition could result in, among other things, lower sales or higher lapse rates of existing products.

The insurance industry has witnessed strong consolidation activity with larger and potentially more efficient organizations emerging from consolidation. Participants in certain of our independent distribution channels are also consolidating into larger organizations. Some mutual insurance companies are converting to stock ownership which, in turn, provides greater access to capital markets. Additionally, commercial banks, insurance companies, and investment banks may now combine if certain regulatory requirements are satisfied. The ability of banks to increase their securities-related business or to affiliate with insurance companies may materially and adversely affect sales of all of our products by substantially increasing the number and financial strength of potential competitors.

Our ability to compete is dependent upon, among other things, our ability to attract and retain distribution channels used to market our annuity products, our ability to maintain low unit costs, and our maintenance of strong ratings from rating agencies.


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


RESULTS OF OPERATIONS

                                                                    PREDECESSOR

                                             -----------------------------------------------------
                                             -----------------------------------------------------
                                SIX MONTHS    THREE MONTHS          YEAR ENDED DECEMBER 31,
                                   ENDED        ENDED
                                              MARCH 31,
                                              ------------- ----------- --------------------------
CONDENSED STATEMENTS OF INCOME   SEPTEMBER       2007          2006         2005         2004
------------------------------
                                 30, 2007

                                ------------  ------------  ------------ ------------ ------------
(DOLLARS IN THOUSANDS)          (UNAUDITED)   (UNAUDITED)   (UNAUDITED)  (UNAUDITED)  (UNAUDITED)

Annuity considerations and          $    52        $   26       $   212      $   434      $   435
        policy fees

Investment income, net                  315           156           594          550          523
Realized investment (losses)

        gains, net                    (208)             -             -            -           12
Realized gains on recapture of

        reinsurance business              -             -           454            -            -
                                ------------  ------------  ------------ ------------ ------------

    Total revenue                       159           182         1,260          984          970


Annuity benefits                       (26)          (11)           209         (75)         (41)
General and administrative


        expenses (1)                    167           185           659          623          634
                                ------------  ------------  ------------ ------------ ------------

   Total benefits and expenses          141           174           868          548          593



Income before income taxes               18             8           392          436          377


Income tax (benefit) expense            (3)             1           110          111          107

                                ------------   ------------- ------------ ------------ ------------
        Net income                  $    21        $    7       $   282      $   325      $   270
                                ============  ============  ============ ============ ============
(1) General and administrative expenses include Professional and Regulatory fees.

Six Months Ended September 30, 2007

Overview

Net income for the six months ended September 30, 2007 was $0.02 million. This Net Income reflects revenue of $0.16 million and benefits and expenses of $0.14 million. Revenues were adversely impacted by the recapture of the 50% modified co-insurance reinsurance business with Allianz Life in 2006 and a $0.21 million net realized investment loss in 2007. Benefits and expenses were $0.14 million, mainly due to general and administrative expenses.

Revenue

Annuity considerations and policy fees were $0.05 million for the six months ended September 30, 2007 as a result of the recapture of the 50% modified co-insurance reinsurance business in May 2006, which ended our revenue from reinsurance premiums. Revenue is expected to increase subsequent to the launch of our new product in 2008.

Net investment income for the six months ended September 30, 2007 was $0.32 million, as a result of a 5.3% annualized return on the average balance of cash and investments.

Net realized investment losses for the six months ended September 30, 2007 were $0.21 million due to impairment losses that resulted from a decline in the value fixed-maturity securities for which we could not positively assert the intent and ability to hold until recovery of value.

Benefits and Expenses

Annuity benefits for the six months ended September 30, 2007 resulted in a gain of $0.03 million due to decreased losses in the Separate Accounts as a result of gains in mortality experience estimates.

General and administrative expenses for the six months ended September 30, 2007 were $0.17 million. These expenses were a result of professional and regulatory fees, as well as administrative costs to service our contract holders.

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

Three Months Ended March 31, 2007

Overview

Net income for the three months ended March 31, 2007 was $0.007 million. This Net Income reflects revenue of $0.18 million. Revenue was mainly due to $0.14 million in investment income. Benefits and expenses were $0.17 million mainly due to general and administrative expenses.

Revenue

Annuity considerations and policy fees were $0.03 million for the three months ended March 31, 2007 as a result of no additional business contracted in 2007. Revenue is expected to increase subsequent to the launch of our new product in 2008.

Net investment income for the three months ended March 31, 2007 was $0.16 million, as a result of a 5.0% annualized return on the average balance of cash and investments.

Benefits and Expenses

Annuity benefits for the three months ended March 31, 2007 resulted in a gain of $0.01 million as a result of gains in mortality experience estimates.

General and administrative expenses for the three months ended March 31, 2007 was $0.18 million. These expenses were a result of professional and regulatory fees, as well as administrative costs to service our contract holders.

YEAR ENDED DECEMBER 31, 2006 COMPARED TO YEAR ENDED DECEMBER 31, 2005

OVERVIEW

NET INCOME in 2006 decreased $0.04 million or 13.2% compared to 2005 reflecting increased benefits and expenses of $0.32 million, primarily due to increases in annuity benefits and professional fees. The increased expenses were partially offset by increased revenue of $0.28 million, due mainly to realized gains on the recapture of the 50% modified co-insurance reinsurance business as a result of the recapture and release agreement with Allianz Life, partially offset by a $0.22 million decrease in annuity considerations as a result of the recapture of the reinsurance business.

Revenue

ANNUITY CONSIDERATIONS AND POLICY FEES decreased $0.22 million or 51.2% in 2006 as compared to 2005 as a result of the recapture of the Allianz Life 50% modified co-insurance reinsurance business May 1, 2006. Revenue from annuity


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


considerations is expected to increase beginning in 2008 as a result of new products to be introduced after the acquisition by Allianz Life.

NET INVESTMENT INCOME for 2006 increased $0.04 million or 8.0% compared to 2005 primarily due to a higher yield earned on cash and investments. The higher yield earned was slightly offset by a $0.20 million decrease in the average balance of cash and investments.

The following table shows the amount of net investment income for the stated period, the percentage change from the prior period, and the percentage earned on average cash and investments:

                           NET INVESTMENT INCOME
                           (Dollars in thousands)

   Years ended                         Percentage      Yield earned on
                                                        average of cash
   DECEMBER 31,          AMOUNT        INCREASE        AND INVESTMENTS
   ------------          ------        --------        ---------------
       2006             $   594            7.9%                4.7%
       2005                 550            5.2                 4.3

REALIZED GAINS ON RECAPTURE OF REINSURANCE BUSINESS in 2006 increased $0.45 million compared to 2005 as a result of the 2006 recapture and release agreement with Allianz Life.

BENEFITS AND EXPENSES

ANNUITY BENEFITS in 2006 increased $0.28 million compared to 2005 due to increased losses in the Separate Accounts as a result of losses in mortality experience estimates.

GENERAL AND ADMINISTRATIVE EXPENSES in 2006 increased $0.04 million or 5.8% compared to 2005. The increase was a result of a $0.21 million increase in professional fees for legal expenses incurred relating to the re-domestication and sale of our company, and for audit fees related to a state examination, partially offset by a $0.17 million decrease in other expense, mainly due to the decrease in DAC amortization as a result of the recapture and release agreement with Allianz Life.

INCOME TAX (BENEFIT) EXPENSE in 2006 decreased slightly from 2005. The effective income tax rate for 2006 was higher than 2005 due to an accrual for a potential state tax liability, partially offset by more tax deductible municipal bond interest in 2006.

The following table sets forth the effective income tax rates for the periods shown:

                                      INCOME TAX EXPENSE

                Years ended              Effective income

                DECEMBER 31,              TAX RATES
                ------------              ---------
                    2006                        28.1%
                    2005                        25.5%


YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

OVERVIEW

NET INCOME for 2005 increased $0.06 million or 20.4% compared to 2004, reflecting increased net investment income and a decrease in liability for future annuity benefits partially offset by lower realized gains on sales of investments and increased income tax expense.

REVENUE

ANNUITY CONSIDERATIONS AND POLICY FEES slightly decreased in 2005 as compared to 2004. Annuity considerations represent mortality and expense fees on direct and assumed variable annuity contracts and are calculated as a percent of the Separate Accounts.

NET INVESTMENT INCOME for 2005 increased $0.03 million or 5.2% compared to 2004 primarily due to a higher yield earned on cash and investments and a $0.14 million increase in the average balance of cash and investments.


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                                        47
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

The following table shows the amount of net investment income for the stated period, the yield change from the prior period, and the percentage earned on average cash and investments:

                            NET INVESTMENT INCOME
                            (Dollars in thousands)

                                       Percentage      Yield earned on
   Years ended                          increase       average of cash
    DECEMBER 31,          AMOUNT        DECREASE)      AND INVESTMENTS
   ------------          ------        ----------      ---------------
       2005             $   550            5.2%                4.3%
       2004                 523           (4.2)                4.1

BENEFITS AND EXPENSES

ANNUITY BENEFITS in 2005 decreased $0.03 million or 82.9% compared to 2004. The decrease was due to decreased losses in the Separate Accounts as a result of gains in mortality experience estimates.

GENERAL AND ADMINISTRATIVE EXPENSES in 2005 decreased $0.01 million or 1.7% compared to 2004. The decrease was primarily a result of decreased professional fees, partially offset by increased regulatory fees. The decrease in professional fees was primarily due to decreases in legal fees which were higher in 2004 as a result of a complaint lawsuit. The increase in regulatory fees was due to extra fees and penalties paid to certain states in 2005.

INCOME TAX (BENEFIT) expense in 2005 increased slightly from 2004. The effective income tax rate for 2005 was lower than 2004 due to a 2004 deferred inventory adjustment, partially offset by more tax deductible municipal bond interest in 2004.

The following table sets forth the effective income tax rates for the periods shown:

                        INCOME TAX EXPENSE
                       ---------------------
                Years ended                Effective
                DECEMBER 31,            income TAX RATES
                ------------               ---------
                    2005                      25.5%
                    2004                      28.4%

LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY

We maintained sufficient liquidity during the nine months ended September 30, 2007, and the year ended December 31, 2006. At September 30, 2007, we had $0.91 million in cash and cash equivalents, a decrease of $0.67 million from the balance as of December 31, 2006 of $1.57 million.

We have the funds necessary to meet the capital requirements of all states in which we do business, and to support our operations. Future sources of liquidity are expected to be provided by both investment assets and income from investment assets, and from our parent, Allianz Life.

We obtain ratings of our fixed maturities from Moody's Investor Service, Inc. (Moody's) and Standard & Poor's Corporation (S&P). If a bond is not rated by Moody's or S&P, we use ratings from the Securities Valuation Office of the National Association of Insurance Commissioners (NAIC), or we rate the bond based upon a comparison of the unrated issue to rated issues of the same issuer or rated issues of other issuers with similar risk characteristics. At September 30, 2007, 100% of bonds were rated by Moody's, S&P, or the NAIC.

At September 30, 2007 our entire $10.6 million bond portfolio was invested in U.S. Government and U.S. Government sponsored agency securities, or states and political subdivisions bonds, rated AAA.

The approximate percentage distribution of our fixed maturity investments by quality rating as of September 30, 2007, and December 31, 2006 and 2005 is as follows:



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                                        48
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


RATING
------
                                     2007        2006       2005

                                   --------- ---------- ----------
                                   --------- ---------- ----------
AAA                                   100%        84%        77%
AA                                      --        16         23
                                   --------- ---------- ----------
                                   --------- ---------- ----------
   Total                              100%      100%       100%
                                   --------- ---------- ----------

CAPITAL

Our statutory capital and surplus was $11.3 million as of September 30, 2007, and as of December 31, 2006. The maximum amount that would qualify as ordinary dividends by us to our parent is estimated to be $1.13 million in 2007, and $1.20 million in 2006. In general, dividends to specified levels are considered ordinary and may be paid thirty days after written notice to the insurance commissioner of the state of domicile unless such commissioner objects to the dividend prior to the expiration of such period. Dividends in larger amounts are considered extraordinary and are subject to affirmative prior approval by such commissioner. A life insurance company's statutory capital is computed according to rules prescribed by the NAIC, as modified by the insurance company's state of domicile. Statutory accounting rules are different from GAAP and are intended to reflect a more conservative view by, for example, requiring immediate expensing of policy acquisition costs. The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. Our calculated ratio was 31,388% as of December 31, 2006. Regulatory action against a company may begin when the ratio falls below 200%.

CONTRACTUAL OBLIGATIONS

As Separate Account obligations are legally insulated from general account obligations, the Separate Account obligations will be fully funded by cash flows from Separate Account assets. We expect to fully fund the general account obligations from cash flows from general account investments.

The following table summarizes our general account contractual obligations related to administrative services with Allianz Life and Mouton & Company, Inc.:

                              PAYMENTS DUE BY PERIOD
                             (Dollars in thousands)

                                       Less than
AS OF SEPTEMBER 30, 2007    TOTAL       1 YEAR      1-3 YEARS    3-5 YEARS    AFTER 5 YEARS
------------------------    -----       ------      ---------    ---------    -------------
Administrative  services     $657         $166           $331         $160           --

RECENT DEVELOPMENTS

The insurance industry has recently become the focus of increased scrutiny by regulatory and law enforcement authorities relating to allegations of improper special payments, price-fixing, bid-rigging and other alleged misconduct, including payments made by insurers to brokers and the practices surrounding the placement of insurance business. Such publicity may generate litigation against specifically named insurers, as well as those insurers who do not engage in the business lines or practices currently at issue. It is currently not possible to predict the outcome of these investigations or potential litigation, or to determine the effect upon the insurance industry or us.

MARKET RISK

The following is a description of the most significant risks facing us and how we attempt to mitigate those risks:

CREDIT RISK: The risk that issuers of fixed and variable-rate income securities, or other parties default on their contractual obligations. We attempt to mitigate this risk by adhering to investment policies that provide portfolio diversification on an asset class, creditor, and industry basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. We actively monitor and manage exposures, and determine whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by management's risk/return preferences, the economic and credit environment, and the relationship of credit risk in the asset portfolio to liabilities.


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                                        49
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


CREDIT CONCENTRATION RISK: The risk of increased exposure to major asset defaults (of a single security issuer or class of security issuers); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit. Recent market activity has put pressure on securities containing sub-prime collateral, however, our current investment portfolio does not contain any securities classified as sub-prime collateral.

Allianz Life's Asset Liability Management Committee (ALM) specifies the asset allocation among major asset classes and a benchmark for each asset class. ALM provides investment guidelines that document the constraints and limits under which the asset manager must operate, including limits in regard to credit concentration. These internal guidelines comply, at a minimum, with state statute. ALM is also responsible for implementing internal controls and procedures to ensure compliance with these investment guidelines. Deviations from these guidelines are monitored and addressed. ALM, and subsequently the Allianz Life Board of Directors, review and approve the mandated investment guidelines at least annually.

Mitigation controls include a monthly report from the asset manager that shows the fixed-income risk profile, including sector allocation, credit rating distribution, and other credit statistics.

LIQUIDITY RISK: The risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in loss of realized value or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Market or Company conditions may preclude access to, or cause disruption of, outside sources of liquidity (e.g., through borrowing, affiliate advances, reinsurance, or securitization) upon which an insurance company typically relies in the normal course of business. Additionally, we may not be able to sell large blocks of assets at current market prices. Liquidity risk also arises from uncertain or unusual cash demands from catastrophic events.

INTEREST RATE RISK: The risk that interest rates will change and cause a decrease in the value of an insurer's investments relative to the value of its liabilities and/or an unfavorable change in prepayment activity, resulting in compressed interest margins.

We attempt to mitigate risk by offering products that transfer interest rate risk to the policyholder and by attempting to approximately match the maturity schedule of its assets with the expected payouts of its liabilities, both at inception and on an ongoing basis. Asset and liability matching models used by us mitigate interest rate risk due to the close relationship between its interest rate sensitive assets and liabilities. We consider both the maturity and duration of the portfolio as compared to the expected duration of the liability reserves. We also attempt to mitigate interest rate risk through asset/liability risk controls, including product development and pricing, product management, and investment asset management.

LEGAL/REGULATORY RISK: The risk that changes in the legal or regulatory environment in which we operate may result in reduced demand for our products or additional expenses not assumed in product pricing. Additionally, we are exposed to risk related to how we conduct ourselves in the market and the suitability of our product sales to contractholders.

We attempt to mitigate risk by offering a broad range of annuity products and by operating throughout the U.S. We actively monitor all market-related exposure and have members that participate in national and international discussions relating to legal, regulatory, and accounting changes that may impact our business. We have defined and implemented suitability standards that are at least as rigorous, and usually exceed the requirements of regulators.

FORWARD-LOOKING STATEMENTS

This prospectus reviews our financial condition and results of operations. Historical information is presented and discussed. Where appropriate, factors that may affect future financial performance are also identified and discussed. Certain statements made in this report include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts, and may contain the words like "believe", "expect", "estimate", "project", "budget", "forecast", "anticipate", "plan", "will", "shall", "may," and other words, phrases or expressions with similar meaning. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Given these risks and uncertainties, undue reliance should not be placed on forward-looking statements as a prediction of actual results.



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

LEGAL MATTERS

We and our parent company, Allianz Life Insurance Company of North America, like other life insurance companies from time to time, are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we or Allianz Financial is a party that are reasonably likely to materially affect the our ability to meet our obligations under the Certificates, or Allianz Financial's ability to perform its obligations.

--------------------------------------------------------------------------------
DISTRIBUTION OF THE CERTIFICATE

Allianz Life Financial Services, LLC ("Allianz Financial"), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Certificate. Allianz Financial, a limited liability company organized in Minnesota, is located at 5701 Golden Hills Drive, Minneapolis, Minnesota, 55416. Allianz Financial is registered as a broker-dealer with the Commission under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority ("FINRA"). Allianz Financial is not a member of Securities Investors Protection Corporation. More information about Allianz Financial is available at http://www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.

PLEASE SEE APPENDIX C FOR MORE INFORMATION ON ALLIANZ FINANCIAL'S PLAN OF DISTRIBUTION REGARDING THE CERTIFICATE.

--------------------------------------------------------------------------------
ANNUAL STATEMENTS

We will send you a report at the end of each calendar year. The report will include the value of your Benefit Base, as well as any other any information that the insurance supervisory official of the jurisdiction in which your Certificate is delivered may currently require. For more information, please contact your Program Sponsor representative or call us at (800) 624-0197.


--------------------------------------------------------------------------------
EXPERTS

The financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 in this Prospectus of Allianz Life and Annuity Company have been audited by PricewaterhouseCoopers LLP, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

Stewart D. Gregg, Senior Securities Counsel of Alliance Life and Annuity Company, has provided legal advice on certain matters in connection with the issuance of the Contracts.

--------------------------------------------------------------------------------
CHANGE OF INDEPENDENT ACCOUNTING FIRM

PricewaterhouseCoopers LLP was previously the principal independent registered certified public accounting firm for the Company. On April 1, 2007, PricewaterhouseCoopers LLP was replaced due to the change in ownership of the Company, as previously mentioned in the Description of the Company section, and KPMG LLP was engaged as the principal independent registered certified public accounting firm.

During the two fiscal years ended December 31, 2006, and the subsequent interim period through March 31, 2007, there were no: (1) disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events. The audit reports of PricewaterhouseCoopers LLP on the financial statements of the Company as of and for the years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The Company has requested

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                                    51
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that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February 7, 2008, is filed as Exhibit 16 to this Form S-1.

--------------------------------------------------------------------------------
FINANCIAL STATEMENTS

The audited financial statements of Allianz Life and Annuity Company (previously Templeton Funds Annuity Company) as of and for the year ended December 31, 2006, included herein should be considered only as bearing upon the ability of Allianz Life and Annuity Company to meet its obligations under the Certificate. The unaudited financial statements of the company as of and for the period ended September 30, 2007 are also included herein.


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



                        ALLIANZ LIFE AND ANNUITY COMPANY
                                 BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

                                                                           SUCCESSOR              PREDECESSOR
                                                                     ---------------------  -------------------------
                                                                      SEPTEMBER 30, 2007       DECEMBER 31, 2006
                                                                     ---------------------- -------------------------
                                                                          (UNAUDITED)             (UNAUDITED)

          ASSETS

               Fixed maturities, at fair value
                  (cost of $10,322 at September 30, 2007, and
               $10,150 at

                   December 31, 2006)                                       $       10,566          $         10,843

               Cash and cash equivalents                                               906                     1,573

               Accrued investment income                                               129                       181
               Receivable (net of allowance of uncollected
               accounts of

                  $0 at September 30, 2007, and December, 31 2007)                   1,191                         7

               Deferred acquisition costs                                                -                        22


               Goodwill                                                              1,216                         -


               Intangible assets                                                     2,050                         -
                                                                     ---------------------- -------------------------

               Assets exclusive of separate accounts                                16,058                    12,626

               Separate accounts assets                                              8,916                     9,634
                                                                     ---------------------- -------------------------
                   Total assets                                             $       24,974          $         22,260
                                                                     ====================== =========================

          LIABILITIES AND STOCKHOLDER'S EQUITY

          LIABILITIES

               Future policy benefit reserves                                $         165       $                 -

               Accrued expenses                                                         89                       111

               Income taxes payable                                                    165                       127

               Deferred income tax payable                                             910                       250

               Other liabilities                                                         7                         -

               Due to affiliates                                                         -                        24
                                                                     ---------------------- -------------------------

               Liabilities exclusive of separate accounts                            1,336                       512

               Separate accounts liabilities                                         8,916                     9,634
                                                                     ---------------------- -------------------------

                   Total liabilities                                                10,252                    10,146
                                                                     ---------------------- -------------------------

          STOCKHOLDER'S EQUITY

               Common Stock ($1.00 par value; 2,500,000 shares

                  authorized, issued, and outstanding)                               2,500                     2,500

               Additional paid-in-capital                                            8,938                     6,013

               Retained earnings                                                     3,125                     3,097

               Accumulated other comprehensive income, net of tax                      159                       504
                                                                     ---------------------- -------------------------

                  Total stockholder's equity                                        14,722                    12,114
                                                                     ---------------------- -------------------------
                  Total liabilities and stockholder's equity                $       24,974          $         22,260
                                                                     ====================== =========================


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


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




                             ALLIANZ LIFE AND ANNUITY COMPANY
                                   STATEMENTS OF INCOME
                          SIX MONTHS ENDED SEPTEMBER 30, 2007
                          AND THREE MONTHS ENDED MARCH 31, 2007


                                                    SUCCESSOR             PREDECESSOR
                                                 ---------------------------------------
                                                  SIX MONTHS ENDED    THREE MONTHS ENDED

                                                 SEPTEMBER 30, 2007    MARCH 31, 2007
                                                 -------------------  ---------------
                                                    (UNAUDITED)           (UNAUDITED)

Revenue

        Annuity considerations and policy fees           $       52         $     26

        Investment income, net                                  315              156


        Realized investment losses, net                       (208)                -
        Realized gains on recapture of
        reinsurance business                                      -                -
                                                 -------------------  ---------------

            Total revenue                                       159              182

Benefits and Expenses

        Annuity benefits                                       (26)             (11)


        Professional fees                                        40              103

        Regulatory fees                                          20               56

        General and administrative expenses                     107               26
                                                 -------------------  ---------------

             Total benefits and expenses                        141              174


Income before income taxes                                       18                8
Income tax (benefit) expense

        Current                                                  70                1

        Deferred                                               (73)                -
                                                 -------------------  ---------------

                                                                (3)                1
                                                 -------------------  ---------------
        Net income                                       $       21         $      7
                                                 ===================  ===============


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


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


                             ALLIANZ LIFE AND ANNUITY COMPANY
                            STATEMENTS OF COMPREHENSIVE INCOME
                           SIX MONTHS ENDED SEPTEMBER 30, 2007
                           AND THREE MONTHS ENDED MARCH 31, 2007


                                                   SUCCESSOR          PREDECESSOR

                                            -------------------------------------------
                                                SIX MONTHS ENDED    THREE MONTHS ENDED
                                                                        MARCH 31,
                                               SEPTEMBER 30, 2007  S      2007
                                               ------------------- - ---------------
                                                  (UNAUDITED)         (UNAUDITED)

Net income                                            $        21          $      7

Unrealized gains (losses) on fixed maturity:
         Unrealized holding gains (losses)
         arising during the period,
            net of tax expense (benefit) of
            $85, $34, $0, and $(87)                           159               (2)
                                               ------------------- - ---------------
         Total unrealized holding gains
         (losses)                                             159               (2)
                                               ------------------- - ---------------
         Total comprehensive income                   $       180          $      5
                                               =================== = ===============


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


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



                        ALLIANZ LIFE AND ANNUITY COMPANY
                       STATEMENTS OF STOCKHOLDER'S EQUITY
        SIX MONTHS ENDED SEPTEMBER 30, 2007, THREE MONTHS ENDED MARCH 31, 2007,
                        AND YEAR ENDED DECEMBER 31, 2006

                             (DOLLARS IN THOUSANDS)

                                NUMBER OF                                          ACCUMULATED       TOTAL
                                OUTSTANDING             ADDITIONAL                    OTHER       STOCKHOLDER'S
                                  SHARES      COMMON      PAID-IN    RETAINED     COMPREHENSIVE     EQUITY
                                              SHARES      CAPITAL    EARNINGS     INCOME (LOSS)
                                ------------------------------------------------  -----------------------------
PREDECESSOR
--------------
Balances at December 31, 2005      2,500,000   $ 2,500     $ 6,013    $ 4,215           $ 628        $ 13,356
Comprehensive income, net of
   taxes:
  Net income

                                          --      --                 --    282                    --      282
  Decrease in unrealized
   investment        gains, net
   of deferred tax of $67                 --      --                 --     --            (124)          (124)
                                                                                                ---------------
Total comprehensive

income                                                                                                     158
Dividend to parent company
                                          --      --                 --  (1,400)                  --    (1,400)
                                -------------------------------------------------------------------------------
Balances at December 31, 2006
                                  2,500,000   $ 2,500  $  6,013     $   3,097          $   504         $ 12,114
                                ===============================================================================
                                ===============================================================================

PREDECESSOR
--------------
Balances at December 31, 2006     2,500,000   $ 2,500  $  6,013     $   3,097          $   504         $ 12,114

Comprehensive income, net of
   taxes:
  Net income

                                          --      --           --           7              --              7
  Decrease in unrealized
   investment       gains, net

   of deferred tax of $0                  --      --           --           --             (2)            (2)
                                                                                                ---------------
Total comprehensive income

                                                                                                           5

                                --------------------------------------------------------------------------------
Balances at March 31, 2007        2,500,000   $2,500        $ 6,013    $  3,104        $  502      $  12,119
                                ===============================================================================

SUCCESSOR
---------------
Balances at April 1, 2007        2,500,000    $2,500       $ 6,013    $  3,104        $  502      $  12,119
Comprehensive income, net of
   taxes:
  Net income

                                          --      --           --          21              --             21
  Increase in unrealized
   investment gains, net of

   deferred tax of $85                    --      --           --           --             159            159
                                                                                                ---------------
Total comprehensive income

                                                                                                      180

Purchase method accounting

adjustment                                --      --           --          --             (502)          (502)
Acquisition
                                          --      --         2,925         --              --            2,925
                                -------------------------------------------------------------------------------
Balances at September 30, 2007    2,500,000  $  2,500      $ 8,938     $ 3,125           $ 159       $  14,722
                                ===============================================================================

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS


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


                            ALLIANZ LIFE AND ANNUITY COMPANY
                                STATEMENTS OF CASH FLOW
                         SIX MONTHS ENDED SEPTEMBER 30, 2007
                        AND THREE MONTHS ENDED MARCH 31, 2007


                                                           SUCCESSOR      PREDECESSOR
                                                         ------------------------------
                                                           SIX MONTHS    THREE MONTHS
                                                              ENDED         ENDED
                                                          SEPTEMBER 30,    MARCH 31,
                                                              2007          2007
                                                         ---------------- --------------
                                                           (UNAUDITED)     (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                                     $      21        $     7
Adjustments to reconcile net income to net cash (used in)
           provided by operating activities:

        Amortization of premium on investments                        37              2

        Accretion of discount on investments                        (41)            (7)

        Net realized loss on investments                             208              -

        Amortization of future policy benefit reserves               (7)              -


        Deferred income taxes                                       (73)              -

        Amortization of deferred acquisition costs                     -              1
        Write-off of Allianz Life deferred acquisition
        costs                                                          -              -

Changes in assets and liabilities

        Receivable                                               (1,142)             22

        Accrued investment income                                   (14)              -


        Income taxes receivable                                        -              -


        Prepaid expenses                                               -              -
        Accounts payable, accrued expenses and due to
        affiliates                                                 (152)             11

        Other liabilities                                              8              -

        Income taxes payable                                         165           (32)
                                                         ---------------- --------------

Net cash (used in) provided by operating activities                (990)              4
                                                         ---------------- --------------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of investments                                         (1,991)          (440)

Maturities of investments                                          1,000          1,750
                                                         ---------------- --------------


Net cash (used in) provided by investing activities                (991)          1,310
                                                         ---------------- --------------

CASH FLOWS FROM FINANCING AND MISCELLANEOUS ACTIVITIES

Dividend to parent company                                             -              -
                                                         ---------------- --------------
Net cash (used in) provided by financing and
miscellaneous activities                                               -              -
                                                         ---------------- --------------

Net (decrease) increase in cash and cash equivalents             (1,981)          1,314
CASH AND CASH EQUIVALENTS

Beginning of period                                                2,887          1,573
                                                         ---------------- --------------
End of period                                                  $     906      $   2,887
                                                         ================ ==============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


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

                        ALLIANZ LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                      SIX MONTHS ENDED SEPTEMBER 30, 2007
                     AND THREE MONTHS ENDED MARCH 31, 2007
                             (DOLLARS IN THOUSANDS)

1. NATURE OF BUSINESS

       Allianz Life and Annuity Company is a life insurance company licensed in forty-four states and the District of Columbia. On April 1, 2007 all outstanding shares of our (formerly Templeton Funds Annuity Company) common stock were purchased by Allianz Life Insurance Company of North America (Allianz Life), from Franklin Agency, Inc., a wholly owned subsidiary of Franklin Resources, Inc. (FRI), a global investment management organization. We were subsequently renamed Allianz Life and Annuity Company.

       On April 1, 2007, Allianz Life completed the acquisition of our common stock for a purchase price of $14,542. The purchase price for the acquisition was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. We have assigned $11,276 to tangible assets, and $2,050 to identifiable intangible assets consisting of insurance licenses. These intangible assets have indefinite lives and are not amortized but are instead subject to impairment tests. The excess of the purchase price over the estimated fair values of net assets acquired was recorded as goodwill. The goodwill and intangible assets are non-deductible for tax purposes. This acquisition was accounted for using the purchase method.

       We are a wholly owned subsidiary of Allianz Life, a wholly owned subsidiary of Allianz of America, Inc. (AZOA), a wholly owned subsidiary of Allianz Societas Europaea (Allianz SE), a European company incorporated in Germany, whose common stock is traded on the New York Stock Exchange. We are a stock life insurance company and were founded in 1984.

       We intend to produce, sell, and support life and annuity products through a network of national wire houses, regional securities firms, and independent Financial Industry Regulatory Authority (FINRA) firms with licensed registered representatives.

2. SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF PRESENTATION

       The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) for interim financial information. They do not include all information and footnotes required by GAAP for annual financial statements. The financial information included herein reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of financial position and results of operations. Operating results for all periods presented are not necessarily indicative of the results that may be expected for the full year. All financial information identified as of September 30, 2007, or for the six months ended September 30, 2007 is unaudited successor information (successor). Financial information identified as of December 31, 2006, or the three months ended March 31, 2007 is predecessor information (predecessor). The accompanying financial statements for the periods prior to April 1, 2007, should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2006 included elsewhere in this prospectus.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with GAAP, requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of the balance sheet date and the


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

                        ALLIANZ LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                       SIX MONTHS ENDED SEPTEMBER 30, 2007
                      AND THREE MONTHS ENDED MARCH 31, 2007
                             (DOLLARS IN THOUSANDS)


      reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used in the financial statements. Such changes in estimates are recorded in the period they are determine.

      PERMITTED STATUTORY ACCOUNTING PRACTICES

      We are required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis prescribed or permitted by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. We currently have no permitted practices.

      STATUTORY FINANCIAL DATA AND DIVIDEND RESTRICTIONS

      Statutory accounting practices prescribed or permitted by our state of domicile are directed toward insurer solvency and protection of the policyholders. Accordingly, certain items recorded in financial statements prepared under GAAP are excluded or vary in calculation in determining statutory policyholders' surplus and gain from operations. Currently, these items include, among others, deferred acquisition costs
      (DAC), deferred taxes, certain investments, and undeclared dividends to policyholders. Additionally, future policy benefit reserves and policy and contract account balances calculated for statutory reporting do not include provisions for withdrawals.

      RECENT ACCOUNTING PRONOUNCEMENTS

      In September 2006, the FASB issued SFAS 157, FAIR VALUE MEASUREMENTS (SFAS
      157). This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. SFAS 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. We are currently assessing the impact of SFAS 157 on our financial statements.

      In February 2007, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES, INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115 (SFAS 159). SFAS 159 provides companies with an option to measure designated financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Subsequent changes in fair value for designated items are required to be reported in earnings in the current period. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 also establishes presentation and disclosure requirements for similar types of assets and liabilities measured at fair value. SFAS 159 is effective as of the beginning of an entity's first fiscal year beginning after November 15, 2007. Upon adoption, an entity is permitted to elect the fair value option irrevocably for any existing asset or liability within the scope of the standard. The difference

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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
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

                        ALLIANZ LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                       SIX MONTHS ENDED SEPTEMBER 30, 2007
                      AND THREE MONTHS ENDED MARCH 31, 2007
                             (DOLLARS IN THOUSANDS)



      between fair value and the carrying amount for elected items would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. Retrospective application is not permitted. We adopted SFAS 159 as of January 1, 2008 and this pronouncement did not have a material impact on our financial statements.

      In September 2006, the United States Securities and Exchange Commission
      (SEC) issued Staff Accounting Bulletin (SAB) No. 108 CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS (SAB 108). SAB 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current-year financial statements. SAB 108 requires registrants to quantify misstatements using both the balance sheet and income-statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB 108 does not change the SEC's previous guidance in SAB No. 99 MATERIALITY on evaluating the materiality of misstatements. We did not have a material financial impact on our financial statements upon adoption of this Bulletin.

       In June 2006, the FASB issued FASB Interpretation (FIN) No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, AN INTERPRETATION OF FASB STATEMENT NO. 109, ACCOUNTING FOR INCOME TAXES (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, ACCOUNTING FOR INCOME TAXES. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We adopted the provisions of FIN 48 on January 1, 2007. Upon adoption the cumulative effect of applying FIN 48 is reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity or net asset in the balance sheet). This pronouncement did not have a material impact on our financial statements.

       We had no unrecognized tax benefits as of January 1, 2007 or any unrecognized tax benefits as of September 30, 2007. We do not expect any significant changes related to unrecognized tax benefits during the next twelve months.

       In May 2007, the FASB issued FASB Staff Position (FSP) FIN 48-1, DEFINITION OF SETTLEMENT IN FASB INTERPRETATION NO. 48 (FSP FIN 48-1). The FSP addresses whether it is appropriate for a company to recognize a previously unrecognized tax benefit when the only factor that has changed, since determining that a benefit should not be recognized, was the completion of an examination or audit by a taxing authority. The FSP is effective January 1, 2007, the date of our initial adoption of FIN 48. The adoption of this interpretation did not have a material impact on our financial statements.

       In November 2005, the FASB issued FSP FAS 115-1 and FAS 124-1, THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS, effective for reporting periods beginning after December 15, 2005. The FSP addresses determination as to when an investment is considered impaired, whether that impairment is other-than-temporary, subsequent recognition of other-than-temporary impairment, and disclosures on unrealized losses.


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

                        ALLIANZ LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                       SIX MONTHS ENDED SEPTEMBER 30, 2007
                      AND THREE MONTHS ENDED MARCH 31, 2007
                             (DOLLARS IN THOUSANDS)



       We adopted the FSP effective January 1, 2006. The realized investment losses impact the current and estimated future gross profits and assessments used in determining the amortization of DAC.

       In May 2005, the FASB issued SFAS No. 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS (SFAS 154), which replaces Accounting Principles Board Opinion No. 20, ACCOUNTING CHANGES, and SFAS No. 3, REPORTING ACCOUNTING CHANGES IN INTERIM FINANCIAL STATEMENTS. SFAS 154 applies to all voluntary changes in accounting principle as well as to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, with earlier adoption permitted. We adopted SFAS No. 154 effective December 31, 2006. SFAS No. 154 did not have a material impact on our financial position or results of operations upon adoption.

       FUTURE POLICY BENEFIT RESERVES

       Our future policy benefit reserves represent a benefit and expense reserve. Revenue generated by the net mortality and expense charges is not sufficient to cover fixed administrative expenses; a benefit and expense reserve was established at the acquisition date of April 1, 2007 to cover these excess expenses. The reserve was calculated based on key factors such as policies in force, investment rates, mortality and expense charges, and administrative expenses.

       INVESTMENTS

       We classify fixed-maturity securities as available-for-sale, and accordingly, those securities are carried at fair value, and related unrealized gains and losses are credited or charged directly to accumulated other comprehensive income in stockholder's equity, net of tax and related adjustments to DAC (commonly referred to as shadow adjustments). The adjustments to DAC represent the change in amortization that would have been required as a charge or credit to operations had such unrealized amounts been realized. Dividends are accrued on the date they are declared. Interest is accrued as earned. The fair value of fixed-maturity securities are obtained from third-party pricing sources.

       Realized gains and losses are computed based on sale lots with highest cost basis on the trade date. Those lots are sold first. We adjust DAC for unrealized gains and losses on available-for-sale investments that support policyholder liabilities. Changes in the fair value of available-for-sale investments are reflected as a direct charge or credit to accumulated other comprehensive income (loss) in stockholder's equity, net of related adjustments for DAC and deferred taxes that would have been recorded if those investments had been sold as of the balance sheet date.

       We review the entire available-for-sale investment portfolio semi-annually to determine whether declines in fair value are other than temporary.

       We adopted FSP 115-1 and 124-1. This guidance provides that a decline in fair value, on impaired fixed-maturity securities for which we could not positively assert the intent and ability to hold until recovery of value, is other than temporary. At April 1, 2007, an affiliated asset manager had authority to sell impaired fixed-maturity securities; therefore we could not positively assert the ability to hold until recovery of value and as such all impaired fixed-income securities were deemed to be other than temporarily impaired and written down to fair value. At December 31, 2006 and March 31, 2007, securities with gross unrealized losses for a period of time less than twelve months were not considered "other-than-temporarily" impaired due to the short duration, low magnitude of the losses and potential for their recovery within a reasonable period of time. Securities with gross unrealized losses for a period greater than twelve months primarily relate to high investment grade quality fixed maturities and were not considered "other-than-temporarily" impaired due to the low magnitude of the losses or indications of recovery, including that collection of contractual amounts due is probable.


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                                        61
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

                        ALLIANZ LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                       SIX MONTHS ENDED SEPTEMBER 30, 2007
                      AND THREE MONTHS ENDED MARCH 31, 2007
                             (DOLLARS IN THOUSANDS)



       Impairments in the value of securities held by us, considered to be other than temporary, are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized on the Statements of Income. We may adjust DAC for impairments on fixed-maturity securities, as discussed in that section of this note.

       DEFERRED ACQUISITION COSTS

       Deferred acquisition costs represent the costs of acquiring new business, principally first-year commissions, which have been deferred. These acquisition costs are amortized over their respective contract terms based upon actuarial calculations. As a result of the acquisition on April 1, 2007, all unamortized deferred acquisition costs were written off in accordance with the method of purchase accounting.

       SEPARATE ACCOUNTS

       We issue variable annuity contracts, through our Separate Accounts, for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. Funds in the Separate Accounts are invested in the FTVIP Templeton Growth Securities Fund - Class 1, which is an international equity fund that primarily invests in equity securities of companies located anywhere in the world. The assets in the Separate Accounts are carried at fair value, based upon the fair value of the investments held in the segregated funds. The assets of each account are legally segregated and are not subject to claims that arise out of any of our other business. Separate Account assets and liabilities are reported as summary totals on the Balance Sheets. Amounts charged to the contractholders for mortality and contract maintenance, and other administrative services fees, are included in annuity considerations and policy fees on the Statements of Income. These fees have been earned and assessed against contractholders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned.

       INCOME TAXES

       AZOA files a consolidated federal income tax return with all of its wholly owned subsidiaries. Internal Revenue Code Section 1504(c)(2) prohibits us from participating in the AZOA consolidated return for a period of five years. We will not participate in the consolidated tax allocation agreement.

       We provide for federal income taxes based on amounts we believe we will ultimately owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, we may be required to significantly change the provision for federal income taxes recorded on the Balance Sheets. Any such change could significantly affect the amounts reported on the Statements of Income. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service (IRS) or the tax courts.


--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

                        ALLIANZ LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                       SIX MONTHS ENDED SEPTEMBER 30, 2007
                      AND THREE MONTHS ENDED MARCH 31, 2007
                             (DOLLARS IN THOUSANDS)


       We utilize the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

       Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized.

        3. INVESTMENTS

       The amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair values of available-for-sale securities are shown in the following table:

         Fixed maturities available-for-sale as of September 30, 2007 are as follows:

                                                   Amortized       Gross         Gross       Estimated
                                                                 unrealized    unrealized
                                                     cost          gains         losses      fair value
                                                   ------------------------------------------------------
        Fixed maturities:

        U.S. Government                                 $6,772       $   223      $  --        $6,995

        U.S. Government sponsored agency                 3,197            21         --         3,218

        States and political subdivisions                  353             --         --          353
                                                           ---      ---------     --------     --------

        Total fixed maturities                         $10,322       $   244    $    --       $10,566
                                                       =======       =======    ===========    =======


       There were no available-for-sale securities that have been in a continuous unrealized loss position for less than twelve months or twelve months or more as of September 30, 2007.

       The amortized cost and estimated fair value of fixed-maturity securities as of September 30, 2007 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. The amortized cost of fixed-maturity securities with rights to call or prepay without penalty is $3,535 as of September 30, 2007.

                                                  AMORTIZED COST         ESTIMATED FAIR VALUE

              Due to mature:

              One year or less                           $  1,832                $  1,840
              After one year through five years             1,717                   1,731
              After five years through ten years            1,407                   1,433
              After ten years                               5,366                   5,562
                                                       ----------               ---------
              Total fixed maturities                     $ 10,322                 $10,566
                                                         ========                 =======

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--------------------------------------------------------------------------------

                        ALLIANZ LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                       SIX MONTHS ENDED SEPTEMBER 30, 2007
                      AND THREE MONTHS ENDED MARCH 31, 2007
                             (DOLLARS IN THOUSANDS)



       We did not hold any investments from a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of our shareholder's equity as of September 30, 2007.

       Proceeds from the maturity of available-for-sale fixed-maturity securities investments were $1,000, and $1,750, for the six months ended September 30, 2007, and the three months ended March 31, 2007, respectively. Losses of $208, and $0, were recognized on available-for-sale fixed maturity securities for other than temporary impairment, for the six months ended September 30, 2007, and the three months ended March 31, 2007, respectively.

       The cost of fixed maturities sold is determined using specific identification. At September 30, 2007, securities with a fair value of $6,274 have been deposited with various state insurance departments and are pledged as collateral in accordance with state insurance laws for the protection of our contractholders and creditors.

       Major categories of net investment income for the respective periods are shown below:

                                                                         Successor             Predecessor
                                                                      ----------------       --------------
                                                                      Six Months Ended
                                                                       September 30,      Three Months Ended
                                                                            2007            March 31, 2007
        Interest:                                                       --------------     -------------------

             Available-for-sale fixed-maturity securities                 $      262                $   120
             Short-term securities                                                55                     39
                                                                          ----------              ---------
                  Total investment income                                        317                    159
                                                                          ----------               --------
        Investment expenses                                                       2                       3
                                                                          -----------              ---------
                  Net investment income                                    $    315                $    156
                                                                          ==========               =========


4.       SUMMARY TABLE OF FAIR VALUE DISCLOSURES

                                                                           AS OF SEPTEMBER 30, 2007
                                                                         ------------------------------
                                                                      Carrying amount         Fair value
                                                                     ----------------       ---------------
        Financial assets
           Available-for-sale:

              Fixed maturities:

                 U.S. government                                        $   6,772              $   6,995
                 U.S. government agency                                     3,197                  3,218
                 States and political subdivisions                            353                    353
          Cash and cash equivalents                                           906                    906
           Separate account assets                                          8,916                  8,916

        Financial liabilities

           Separate account liabilities                                     8,916                  8,916

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--------------------------------------------------------------------------------

                        ALLIANZ LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                       SIX MONTHS ENDED SEPTEMBER 30, 2007
                      AND THREE MONTHS ENDED MARCH 31, 2007
                             (DOLLARS IN THOUSANDS)


        5. RELATED PARTY TRANSACTIONS

       We share office space, personnel and other common administrative services, including finance, treasury, legal, and information and technology services, with our parent. Our total costs for the six months ended September 30, 2007 amounted to $49, and $18 for the three months ended March 31, 2007.

6. GOODWILL AND OTHER INTANGIBLES

       Goodwill and other intangible assets deemed to have indefinite lives are not amortized but are instead subject to impairment tests.

       The changes in the carrying amount of goodwill reported are as follows:


                                                                    Asset
                                                                 accumulation
                                                                  AND BALANCE
                                                              -----------------
              Balance at March 31, 2007                              $ --
              Acquisition                                            1,216
                                                               --------- -----
              Balance at September 30, 2007                         $ 1,216
                                                                    =======


       The changes in the carrying amount of insurance licenses reported as intangible assets are as follows:

                                                                    Asset
                                                                accumulation
                                                                 AND BALANCE
                                                                ---------------
              Balance at March 31, 2007                          $    --
              Acquisition

                                                                    2,050
              Balance at September 30, 2007                   $     2,050
                                                                ===========



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--------------------------------------------------------------------------------

                        ALLIANZ LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                       SIX MONTHS ENDED SEPTEMBER 30, 2007
                      AND THREE MONTHS ENDED MARCH 31, 2007
                             (DOLLARS IN THOUSANDS)


7. INCOME TAXES

       INCOME TAX EXPENSE

       Total income tax expense for the six months ended September 30, 2007 and the three months ended March 31, 2007 is as follows:

                                                                                Successor         Predecessor
                                                                               -----------       --------------
                                                                                                 Three Months
                                                                                                    Ended
                                                                                  Six Months
                                                                               Ended September    March 31,
                                                                                   30, 2007          2007
                                                                                 ----------------------------
        Income tax expense attributable to net income:

             Current tax expense                                                     $  70           $      1
             Deferred tax benefit                                                                           -
                                                                                     ------        ----------
                                                                                       (73)                 -

                  Total income tax (benefit) expense attributable to net                (3)                 1
                  income                                                            --------      -----------

        Income tax effect on equity:
             Income tax expense allocated to stockholder's equity:

                  Attributable to net unrealized gains on investments                    85                -
                                                                                     --------       ---------

        Total income tax effect on equity                                            $   82           $    1
                                                                                     =======        =========

       COMPONENTS OF INCOME TAX EXPENSE (BENEFIT)

       Income tax expense (benefit) computed at the statutory rate of 35% varies from income tax expense reported in the Statements of Income for the six months ended September 30, 2007 and the three months ended March 31, 2007 is as follows:

                                                                                Successor        Predecessor
                                                                               -------------    ---------------
                                                                                                 Three Months
                                                                               Six Months Ended-     Ended
                                                                                September 30,     March 31,
                                                                                     2007            2007
                                                                                -------------------------------
        Income tax expense computed at the statutory rate                          $      6         $      3
        Dividends-received deductions and tax exempt interest                            (9)              (2)
                                                                                    --------      -------------

             Income tax (benefit) expense as reported                              $     (3)        $       1
                                                                                   ==========      ===========


       We performed an analysis of potential areas of exposure and as a result determined that it was not necessary to establish a tax contingency reserve as of September 30, 2007 for tax benefits claimed in prior years.


--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

                        ALLIANZ LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                       SIX MONTHS ENDED SEPTEMBER 30, 2007
                      AND THREE MONTHS ENDED MARCH 31, 2007
                             (DOLLARS IN THOUSANDS)




       COMPONENTS OF DEFERRED TAX ASSETS AND LIABILITIES ON THE BALANCE SHEET

       Tax effects of temporary differences giving rise to the significant components of the net deferred tax asset (liability) as of September 30, 2007, and March 31, 2007 are as follows:

                                                                                 Successor         Predecessor
                                                                                ------------     ---------------
                                                                                                 Three Months
                                                                               Six Months Ended      Ended
                                                                                 September 30,     March 31,
                                                                                     2007            2007
                                                                                -------------------------------
        Deferred tax assets:

             Policy reserves                                                      $        58        $     --
             Impaired assets                                                               71              --
             Other                                                                         --              --
                                                                                   -----------     ------------
                                                                                           --
                  Total deferred tax assets                                               129              --
                                                                                   -----------     ----------

        Deferred tax liabilities:

             Deferred acquisition costs                                                   --                7
             Intangible assets                                                           718               --
             Investment income                                                           236               --
             Net unrealized gains on investments                                          85              241
                                                                                   ----------       ---------
                  Total deferred tax liabilities                                       1,039              248
                                                                                   ---------        ---------
        Net deferred tax liability                                                $      910         $    248
                                                                                  ==========         =========


       Although realization is not assured, we believe it is not necessary to establish a valuation allowance for the deferred tax assets, as it is more likely than not the deferred tax assets will be realized principally through future reversals of existing taxable temporary differences and future taxable income. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future reversals of existing taxable temporary differences and future taxable income are reduced.

       Income taxes paid were $0 for the six months ended September 30, 2007, and $33 for the three months ended March 31, 2007. At September 30, 2007 we had an income tax payable of $165 reported on our Balance Sheet.

         8. RECEIVABLE

       The receivable balance as of September 30, 2007 includes $1,030 million due from the State of Minnesota. This receivable was incurred as result of the maturing of bonds, which were on deposit with the State of Minnesota. The bond issuers paid the proceeds, including accrued interest, to the State of Minnesota. The funds were subsequently received by us in the fourth quarter of 2007.


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--------------------------------------------------------------------------------

                        ALLIANZ LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
                       SIX MONTHS ENDED SEPTEMBER 30, 2007
                      AND THREE MONTHS ENDED MARCH 31, 2007
                             (DOLLARS IN THOUSANDS)



        9. COMMITMENTS AND CONTINGENCIES

       We are or may become subject to claims and lawsuits that arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such litigation will not have a material adverse effect on our financial position.

       The financial services industry, including mutual fund variable annuity, life insurance, and distribution companies, has been the subject of increasing scrutiny by regulators, legislators, and the media over the past few years. Many regulators, including the SEC and the Financial Industry Regulatory Authority (FINRA), have commenced industry-wide investigations regarding late trading and market timing in connection with mutual funds, and variable insurance contracts, and have commenced enforcement actions against some mutual fund and life insurance companies on those issues.

       These proceedings are expected to continue in the future and could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on us in the future.

       10. SUBSEQUENT EVENT

On November 13, 2007, we entered into an administrative services agreement, which extended our relationship with Mouton and Company, Inc. (Mouton). The terms of this agreement require Mouton to provide the administration services required under the terms of the contracts with our contractholders. The terms of the agreement cover a three year period, expiring on September 30, 2010. The minimum annual payment required uner this agreement is $67.




--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------






        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Templeton Funds Annuity Company
St. Petersburg, Florida


In our opinion, the accompanying balance sheets and the related statements of income, of stockholder's equity and comprehensive income (loss), and of cash flows present fairly, in all material respects, the financial position of Templeton Funds Annuity Company at December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the index appearing under Item 16(b)(1) present fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



Tampa, Florida

February 21, 2007 except for the net income per share data included in note 8 and financial statement schedules, as to which the date is July 31, 2007





--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------


                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
                                 BALANCE SHEETS
                             DECEMBER 31, 2006, 2005
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)




                                                                                                2006               2005
                                                                                        --------------------------------
ASSETS
Fixed maturities, at fair value                                                         $       10,843   $       12,140
     (cost $10,150 in 2006 and $11,254 in 2005)
Cash and cash equivalents                                                                        1,573              876
Accrued investment income                                                                          181              206
Receivable (net of allowance of uncollected accounts of $0 in 2006 and 2005)                         7              113
Deferred acquisition costs                                                                          22              632
Recoverable on liability for future annuity benefits                                                 --           23,827
Other assets                                                                                         --               10
                                                                                        --------------------------------
                                                                                        --------------------------------
Assets exclusive of separate accounts                                                           12,626           37,804
Separate account assets                                                                          9,634            9,212
                                                                                        --------------------------------
                                                                                        --------------------------------
     Total assets                                                                       $       22,260   $       47,016
                                                                                        ===============   ==============
                                                                                        ================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accrued expenses
                                                                                        $                111   $     85
Liability for future annuity benefits
                                                                                                 --              23,827
Due to affiliates
                                                                                                    24               6
Other liabilities                                                                                  377              530
                                                                                        --------------------------------
                                                                                        --------------------------------
Liabilities exclusive of separate accounts                                                         512           24,448
Separate account liabilities                                                                     9,634            9,212
                                                                                        --------------------------------
                                                                                        --------------------------------
     Total liabilities                                                                          10,146           33,660
                                                                                        --------------------------------
                                                                                        --------------------------------

STOCKHOLDERS' EQUITY
Common stock ($1.00 par value; 2,500,000 shares authorized, issued, and outstanding)             2,500            2,500
Additional paid-in capital                                                                       6,013            6,013
Retained earnings                                                                                3,097            4,215
Accumulated other comprehensive income, net of tax                                                 504              628
                                                                                        --------------------------------
                                                                                        --------------------------------
     Total stockholders' equity                                                                 12,114           13,356
                                                                                        --------------------------------
                                                                                        --------------------------------
     Total liabilities and stockholders' equity                                         $       22,260   $       47,016
                                                                                        ================================


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.




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                                        70
--------------------------------------------------------------------------------

                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
                              STATEMENTS OF INCOME
                    YEAR ENDED DECEMBER 31, 2006, 2005, 2004
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                                                      2006          2005           2004
                                                                                ----------------------------------------

REVENUE
   Annuity considerations and policy fees                                       $       212    $      434    $       435
   Investment income, net                                                               594           550            523
   Realized investment gain, net                                                         --            --             12
    Realized gains on recapture of reinsurance business                                 454            --             --
                                                                                ----------------------------------------
                                                                                ----------------------------------------
         Total revenue                                                                1,260           984            970
                                                                                ----------------------------------------
                                                                                ----------------------------------------

BENEFITS AND EXPENSES
   Annuity benefits
                                                                                        209          (75)           (41)
   Professional fees                                                                    395          187             195
   Regulatory fees                                                                      109          117             108
   General and administrative expense
                                                                                        72            73             73
   Other expenses
                                                                                        83           246            258
                                                                                ----------------------------------------
         Total benefits and expenses                                                    868          548            593
                                                                                ----------------------------------------
                                                                                ----------------------------------------
Income before income taxes                                                              392          436            377
Income tax expense (benefit)
   Current                                                                              323          144            115
   Deferred
                                                                                       (213)         (33)           (8)
                                                                                ----------------------------------------
                                                                                ----------------------------------------
                                                                                       110            111           107
                                                                                ----------------------------------------
                                                                                ----------------------------------------
        Net income                                                              $      282    $       325    $      270
                                                                                ============  ==========================


NET INCOME PER COMMON SHARE
   Basic                                                                        $     0.11    $      0.13   $      0.11
   Diluted                                                                            0.11           0.13          0.11

Weighted average common shares outstanding:
   Basic                                                                          2,500,000     2,500,000     2,500,000
   Diluted                                                                        2,500,000     2,500,000     2,500,000



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.




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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
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--------------------------------------------------------------------------------

                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
        STATEMENTS OF STOCKHOLDER'S EQUITY AND COMPREHENSIVE INCOME (LOSS)
                    YEAR ENDED DECEMBER 31, 2006, 2005, 2004
                             (DOLLARS IN THOUSANDS)



                                                                                                ACCUMULATED       TOTAL
                                     NUMBER OF                    ADDITIONAL                       OTHER       STOCKHOLDER'S
                                     OUTSTANDING      COMMON        PAID-IN       RETAINED     COMPREHENSIVE      EQUITY
                                       SHARES         SHARES        CAPITAL       EARNINGS     INCOME (LOSS)  S
                                    ------------------------------------------- ---------------------------------------------

Balances at December 31, 2003            2,500,000         2,500       $ 6,013        $ 3,620           $ 747       $ 12,880
Other comprehensive income:
Net income                                      --              --             --         270              --            270
Decrease in unrealized investment
   gains, net of deferred tax of
   $20                                          --              --             --          --             (37)           (37)
                                                                                                                      --------
Total Comprehensive Income                                                                                                233
                                    -----------------------------------------------------------------------------------------
                                    -----------------------------------------------------------------------------------------
Balances at December 31, 2004           2,500,000          2,500         6,013          3,890             710         13,113
                                    -----------------------------------------------------------------------------------------
                                    -----------------------------------------------------------------------------------------
Other comprehensive income:
Net income                                      --              --             --         325               --            325
Decrease in unrealized investment
   gains, net of deferred tax of
   $44                                          --              --             --           --             (82)           (82)
                                                                                                                      --------
Total Comprehensive Income                                                                                                243
                                    -----------------------------------------------------------------------------------------
                                    -----------------------------------------------------------------------------------------
Balances at December 31, 2005           2,500,000          2,500         6,013          4,215             628         13,356
                                    -----------------------------------------------------------------------------------------
                                    -----------------------------------------------------------------------------------------
Other comprehensive income:
Net income                                      --              --             --         282              --            282
Decrease in unrealized investment
   gains, net of deferred tax of
   $67                                          --              --             --          --            (124)          (124)
                                                                                                                      --------
Total Comprehensive Income                                                                                               158
Dividend to parent (after total
   comprehensive income)                        --              --             --      (1,400)             --         (1,400)
                                    -----------------------------------------------------------------------------------------
                                    -----------------------------------------------------------------------------------------
Balances at December 31, 2006           2,500,000        $ 2,500       $ 6,013        $ 3,097           $ 504        $12,114
                                    =========================================================================================



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.




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--------------------------------------------------------------------------------

                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
                            STATEMENTS OF CASH FLOWS
                    YEAR ENDED DECEMBER 31, 2006, 2005, 2004
                             (DOLLARS IN THOUSANDS)




                                                                                          2006      2005         2004
                                                                                    -------------------------------------
                                                                                    -------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                          $      282   $     325   $       270
Adjustments to reconcile net income to net cash provided by operating activities:
   Realized gains on sales of investments                                                    --           --         (12)
   Amortization of premium on investments                                                   47          28            47
   Accretion of discount on investments                                                     (3)         (2)           (2)
   Deferred income taxes                                                                  (214)        (33)           (8)
   Amortization of deferred contract acquisition costs                                      32          93            96
   Write-off of Allianz deferred contact acquisition costs                                 579           --             --
Changes in assets and liabilities:
   Receivables                                                                             132           8          (109)
   Income taxes receivable                                                                   3          (3)            --
   Prepaid expenses                                                                          7          (7)            --
   Accounts payable, accrued expenses and due to affiliates                                 44         (31)          (25)
   Income taxes payable                                                                    127         (28)          (90)
                                                                                    -------------------------------------
                                                                                    -------------------------------------
Net cash provided by operating activities                                                1,036         350           167
                                                                                    -------------------------------------
                                                                                    -------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of  investments                                                                 (539)     (2,807)         (997)
Maturities of investments                                                                1,600         270          1,020
Sale of investments                                                                          --           --        1,000
                                                                                    -------------------------------------
                                                                                    -------------------------------------
Net cash provided by (used in) investing activities                                      1,061      (2,537)        1,023
                                                                                    -------------------------------------

CASH FLOWS FROM FINANCING AND MISCELLANEOUS ACTIVITIES
Dividends to stockholders                                                               (1,400)          --           --
                                                                                    -------------------------------------
                                                                                    -------------------------------------
Net cash used in financing and miscellaneous activities                                 (1,400)          --           --
                                                                                    -------------------------------------
                                                                                    -------------------------------------
Net increase (decrease) in cash and cash equivalents                                       697      (2,187)        1,190
CASH AND CASH EQUIVALENTS
Beginning of year                                                                          876       3,063         1,873
                                                                                    --------------------------------------
                                                                                    --------------------------------------
End of year                                                                            $ 1,573       $ 876       $ 3,063
                                                                                    ====================================--
                                                                                    ====================================--






                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


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                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2006, 2005, 2004
                             (DOLLARS IN THOUSANDS)

1.       NATURE OF BUSINESS

       We are a life insurance company licensed in forty-four states and the District of Columbia, and are a wholly owned subsidiary of Franklin Resources, Inc. (FRI).

       Our premium revenues and assets were derived from acting as reinsurer for variable annuities which were issued by Allianz Life. The reinsurance agreement with Allianz Life was terminated for new business on September 30, 2000. These variable annuity products utilize a variety of mutual funds which are registered with the SEC and which are managed by affiliates. In addition, certain other insurance products have been sold directly to contract-holders through the Separate Accounts, which are registered with the SEC as unit investment trusts. In February 2001, FRI notified us of its intent to divest themselves from our operations. Management intends to explore various options, including the potential sale of our operations.



2. SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF PRESENTATION
       The accompanying financial statements are prepared in accordance with U.S. generally accepted accounting principles (GAAP). Insurance companies are required to file financial statements with the state insurance departments prepared on an accounting basis prescribed or permitted by such regulators (statutory basis). In 1998, the NAIC adopted Codification guidance, which replaced the Accounting Practices and Procedures manual as the NAIC's primary guidance on statutory accounting, effective 2001. The Codification provides guidance for areas where statutory accounting had been silent and changes current statutory accounting in some areas. The Department of Insurance of the State of Minnesota adopted the Codification guidance effective January 1, 2001. We have adopted the Codification in its statutory financial statements without significant impact.


       RECENT ACCOUNTING PRONOUNCEMENTS
       In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES, effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The standard allows an entity to present certain financial assets and financial liabilities at fair value with changes in fair value through earnings. It was issued to improve financial reporting by providing an alternative to having to apply complex hedge accounting provisions when accounting for related assets and liabilities. We have not quantified the expected impact from the future adoption of this standard.



       In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENT, which provides guidance for using fair value to measure assets and liabilities. This Standard provides a common fair value measurement that is to be used whenever fair value measurement is allowed by other Standards. This Standard also provides for expanded information about the extent to which entities measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We have not yet quantified the impact of adopting this Standard.



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


                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
                          DECEMBER 31, 2006, 2005, 2004
                             (DOLLARS IN THOUSANDS)

       In June 2006, the FASB issued Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109, which clarifies accounting for uncertainty in tax positions by requiring companies to recognize in their financial statements the impact of a tax position if that position is more likely than not to be sustained on an audit based on the technical merits of the position. Among other provisions, it also requires expanded disclosures at the end of each annual period presented. Adoption may result in the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. This Interpretation is effective for fiscal years beginning after December 15, 2006. We do not expect to have a material financial impact upon adoption.

       In March 2006, the FASB issued SFAS No. 156, ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS. This Statement amends FASB Statement No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. We do not expect to have a material financial impact upon adoption.

       In February 2006, the FASB issued SFAS No. 155, ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS, which amends FASB Statements No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, and No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, APPLICATION OF STATEMENT 133 TO BENEFICIAL INTERESTS IN SECURITIZED FINANCIAL ASSETS. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. We do not expect to have a material financial impact upon adoption.


       In September 2005, the AcSEC issued SOP 05-1, DEFERRED ACQUISITION COSTS
       (DAC) ON INTERNAL REPLACEMENTS, which expands the definition of internal replacements and changes the accounting for DAC on replacements in connection with modifications or exchanges of insurance contracts. An internal replacement, as defined in the guidance, is a policy revision that changes the nature of the investment rights or insurance risk between the Company and contractholder. The result of the SOP 05-1 methodology change for contracts that are substantially different would result in writing-off the existing DAC balance. This Statement was effective for fiscal years beginning after December 15, 2006. We do not expect to have a material financial impact upon adoption.

       USE OF ESTIMATES

       The accompanying financial statements are prepared in conformity with GAAP, which require us to use estimates and assumptions that affect based on actuarially accepted quantitative and/or analytical methods in determining the recoverable on liability for future annuity benefits, liability for future annuity benefits, liability related to separate accounts, deferred acquisition costs, deferred income taxes, various other accruals, as well as disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.



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
E>


                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
                          DECEMBER 31, 2006, 2005, 2004
                             (DOLLARS IN THOUSANDS)


       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents include cash on hand, demand deposits with banks, debt instruments with original maturities of three months or less when acquired and other highly liquid investments which are readily convertible into cash. Due to the relatively short-term nature of these instruments, the carrying value approximates fair value.



       FIXED MATURITIES
       Fixed maturities are carried at fair value. Fair values are based on the last reported price on the exchange on which they are traded. Investments not traded on an exchange are carried at management's estimate of fair value.

       An impairment review of securities to determine if declines in fair value are "other-than-temporary" is subjective and requires a high degree of judgment. We evaluate investment securities periodically to determine when a decline in value is "other-than-temporary". Such factors considered include the length of time and the extent to which a security's fair value has been less than its cost, financial condition and near term prospect of the issuer, and forecasted economic, market or industry trends. If any decline is determined to be "other-than-temporary", the losses are charged to earnings when the determination is made.

       Realized gains and losses are included in the income statement currently based on specific identification. Unrealized gains and losses are reported net of tax within accumulated other comprehensive income until realized.



       DEFERRED CONTRACT ACQUISITION COSTS
       Deferred contract acquisition costs represent the costs of acquiring new business, principally first-year commissions, which have been deferred. These acquisition costs are amortized over their respective contract terms based upon actuarial calculations. Amounts amortized were $32, $93 and $96 in 2006, 2005 and 2004, respectively. These amounts are included in other expenses in the Statements of Income. Unamortized acquisition cost balances were $22, $632, and $726 at the end of 2006, 2005, and 2004, respectively. These amounts are reported as assets on the Balance Sheet.



       RECOVERABLE ON LIABILITY FOR FUTURE ANNUITY BENEFITS
       Recoverable on liability for future annuity benefits represents our proportional share of assets held by the ceding insurance company, Allianz Life, for holders of the issuer's variable annuity contracts under a modified coinsurance agreement. In accordance with this agreement, we assume a 50% quota share of single premium immediate variable annuity contracts issued by the ceding company. As of September 30, 2000, the contract with Allianz Life has terminated. The termination does not affect existing business prior to the termination date.



       RECAPTURE OF ALLIANZ REINSURANCE BUSINESS
       On May 1, 2006, we and Allianz Life entered into a recapture and release agreement of the 50% modified co-insurance reinsurance agreement. In consideration, Allianz Life agreed to pay us 4.15% of the reserve value at April 30, 2006, resulting in $1,032 in proceeds for us. At the time of recapture,



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



                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
                          DECEMBER 31, 2006, 2005, 2004
                             (DOLLARS IN THOUSANDS)


       there was an unamortized balance relating to Allianz Life deferred contract acquisition costs of $579, which we chose to write off. We have recognized a $454 pre-tax gain on the statement of operations.



       SEPARATE ACCOUNTS

       Separate Accounts are stated at fair value and are not subject to claims that may arise out of other business activities of ours. Investment income and investment gains and losses related to the assets of the Separate Accounts accrue directly to the contract holders.



       LIABILITY FOR FUTURE ANNUITY BENEFITS

       Liability for future annuity benefits represents annuity reserves we have assumed under a modified coinsurance agreement described above. Annuity reserves are computed according to the 1983a Blended Unisex Mortality Table with a 50% male/female content. The assumed interest rates are 7%, 5%, and 3%. No withdrawals are assumed as the annuities are in the payout phase and no withdrawals are allowed.



       LIABILITY RELATED TO SEPARATE ACCOUNTS

       Liability related to separate accounts represents the estimated future annuity benefits attributable to the assets of the separate accounts. Annuity reserves held in the Separate Accounts are computed monthly according to the 1983a Blended Unisex Mortality Table with a 50% male/female content. The assumed interest rates are 9%, 7%, 5% and 3%. Changes to annuity reserves for mortality experience are reimbursed to us by the Separate Accounts if the reserves required are less than originally estimated. If additional reserves are required, we reimburse the Separate Accounts.



       REVENUES

       Annuity considerations consist of periodic charges. Periodic charges are fees assessed to the Separate Accounts and Allianz Life for administrative services and mortality risk assumed. Periodic charges are computed as a percentage of the daily net assets value of the Separate Accounts and assets held by Allianz Life. Contract servicing fees are charged to Allianz Life for various management services and are recognized as revenue as the services are performed.



       INCOME TAXES

       We file federal and state income tax returns. We provide for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates and laws in effect for the years in which the differences are expected to reverse.



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


                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
                          DECEMBER 31, 2006, 2005, 2004
                             (DOLLARS IN THOUSANDS)


         3. FIXED MATURITIES

       Investment securities, available-for-sale are as follows:



         Fixed maturities available-for-sale as of December 31, 2006 are as follows:

                                                                   Gross         Gross
                                                   Amortized     unrealized    unrealized
                                                     cost          gains         losses      Fair value
        Fixed maturities:
        U.S. government                             $  4,788         $  784      $     --      $  5,572
        U.S. government sponsored agency               3,260            --            95          3,165
        States and political subdivisions              2,102             6             2          2,106
                                                     --------         -----       --------      ---------

        Total fixed maturities                      $10,150          $  790       $    97       $10,843
                                                    =======          ======       =======       =======



         Fixed maturities available-for-sale as of December 31, 2005 are as follows:
                                                                    Gross         Gross
                                                                  unrealized    unrealized
                                                 Amortized cost     gains         losses       Fair value
        Fixed maturities:
        U.S. government                             $   4,249        $ 1,007       $   --       $  5,256
        U.S. government sponsored agency                3,860            --           120          3,740
        States and political subdivisions               3,145             9            10          3,144
                                                     ---------       --------      -------         --------
        Total fixed maturities                        $11,254        $ 1,016       $   130        $12,140
                                                      =======        =======       =======        =======




       In November 2003, the FASB ratified a consensus of the Emerging Issues Task Force requiring additional disclosures under EITF 03-1, THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS, to be applied prospectively to financial statements for fiscal years ending after December 15, 2003, to facilitate analysis of a company's unrealized losses and a better understanding of the basis for management's conclusions on impairment of certain investment securities.




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



                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
                          DECEMBER 31, 2006, 2005, 2004
                             (DOLLARS IN THOUSANDS)

       Unrealized losses on available-for-sale securities and the related fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position for the years ended December 31, are shown below:

                                            LESS THAN 12 MONTHS      12 MONTHS OR more                  Total
                                           -------------------       ------------------               ----------
                                                                           Unrealized
                                                 Unrealized                  losses                   Unrealized
                                     Fair value    losses      Fair value                 Fair value   losses
                                    --------------------------------------------------   --------------------------

2006
Fixed maturity securities:
     U.S. government agency         $  --                $  --     $ 3,165      $    95      $ 3,165      $   95
     States and political
   subdivisions                        --                   --       1,851            2        1,851           2
                                    -------------------------------------------------------------------------------
Total fixed maturity                   --                   --       5,016           97        5,016          97
   securities                       -------------------------------------------------------------------------------
2005
Fixed maturity securities:
     U.S. government agency
                                      --                    --       3,740          120        3,740          120
     States and political
   subdivisions                       2,784                  7         102            3         2,886          10
                                    -------------------------------------------------------------------------------
   Total fixed maturity             $ 2,784           $      7     $ 3,842         $123       $ 6,626     $    130
   securities                       -------------------------------------------------------------------------------


       Securities with gross unrealized losses for a period of time less than twelve months were not considered "other-than-temporarily" impaired due to the short duration, low magnitude of the losses and potential for their recovery within a reasonable period of time. Securities with gross unrealized losses for a period greater than twelve months primarily relate to high investment grade quality fixed maturities and were not considered "other-than-temporarily" impaired due to the low magnitude of the losses or indications of recovery, including that collection of contractual amounts due is probable.



       The cost and fair value of investments at December 31, 2006 by contractual maturity are shown below. Expected maturities may differ from contractual maturities in those instances where borrowers have the right to call or prepay certain obligations.



                                         AMORTIZED COST         FAIR VALUE
   Due to mature:
   One year or less                          $  2,393              $  2,392
   After one year through five years            3,509                 3,420
   After five years through ten years           1,199                 1,467
   After ten years                              3,049                 3,564
                                             --------             ---------
   Total fixed maturities                     $10,150                $10,843
                                              =======               =======


       We held one state and political subdivision bond in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of our shareholder's equity as of December 31, 2006. This investment was a Broward County of Florida Refunding Bond with a market value of $1,750 as of December 31, 2006, representing 14.4% of our shareholder's equity at December 31, 2006. While this bond had an immaterial unrealized loss as of December 31, 2006, any risk is considered small as the bond was rated AA+ as of December 31, 2006.


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

                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
                          DECEMBER 31, 2006, 2005, 2004
                             (DOLLARS IN THOUSANDS)

       The proceeds, gross realized gains and gross realized losses from maturities or sales of fixed maturities included in earnings are as follows:

                                                           Gross         Gross
                                                          realized      realized
                                             Proceeds        gains        losses
                                             --------      --------      -------
        2006                                $  1,600    $       --     $      --
        2005                                     270            --            --
        2004                                    2,020           20             8

       The cost of fixed maturities sold is determined using specific identification. At December 31, 2006 and 2005, securities with a fair value of $5,351 and $5,023 have been deposited with various state insurance departments and are pledged as collateral in accordance with state insurance laws for the protection of our contract holders and creditors.

       Major categories of net investment income for the respective years ended December 31, are shown below:

                                                                        2006            2005          2004
        Interest:                                                      ------         -------       -------
             Available-for-sale fixed-maturity securities                $    528       $  502      $   514
             Short-term securities                                             74           60           19
                                                                              --            --           --
                  Total investment income                                     602          562          523
                                                                        ---------         -----     -------
         Investment expenses                                                    8           12           10


                  Net investment income                                  $    594       $   550      $   523
                                                                        =========        =======     =======


4.       SUMMARY TABLE OF FAIR VALUE DISCLOSURES

                                                                    2006                  2005
                                                                    ----                  ----

                                                      Carrying                      Carrying
                                                       amount       Fair value       amount      Fair value
                                                    ----------     -----------      ---------   ------------
        Financial assets
           Available-for-sale:
              Fixed maturities:
                 U.S. government                        $   4,788      $   5,572      $  4,249     $ 5,256

                 U.S. government agency                     3,260          3,165          3,860      3,740
                 States and political subdivisions          2,102          2,106          3,145      3,144
          Cash and cash equivalents                         1,573          1,573            876        876
           Separate account assets                          9,634          9,634          9,212      9,212

        Financial liabilities
           Separate account liabilities                     9,634          9,634          9,212      9,212


       Fair values of Separate Account assets and liabilities were determined using the fair value of the underlying investments held in segregated mutual funds.


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



                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
                          DECEMBER 31, 2006, 2005, 2004
                             (DOLLARS IN THOUSANDS)


        5. RELATED PARTY TRANSACTIONS

       We share office space, personnel and other common administrative services, including information systems and technology services, with our parent and affiliated companies. Rent is allocated on the basis of square footage utilized; administrative and shared expenses are allocated on the basis of the number of employees. Total rental and administrative costs amounted to $72, $73 and $73 in 2006, 2005 and 2004, respectively. Unpaid amounts were $24 and $6 at December 31, 2006 and 2005, respectively, and are presented as Due to affiliates on the Balance Sheets.

       All of the assets of the Separate Accounts are invested in the Franklin Templeton Variable Insurance Products Trust - Templeton Growth Securities Fund Class 1. Franklin Resources, Inc. is the investment manager of this fund.



6. REINSURANCE

       Effective July 1, 1994, we entered into a modified coinsurance agreement, whereby we assume a 50% quota share of single premium immediate variable annuity contracts issued by the ceding company. This agreement terminated on September 30, 2000. The termination did not affect previously issued business or business issued through the termination date. There was no impact from reinsurance in the Statements of Income for the years ended December 31, 2006, 2005, and 2004.



        7. INCOME TAXES

       Income tax expense is reconciled to the amount computed by applying the federal statutory tax rate of 35% to income before income taxes as follows:

                                                       2006           2005          2004
                                                     --------       --------      ---------
        Tax computed at statutory rate of 35%          $  137        $  153        $  132
        Tax exempt income                                 (45)          (25)          (32)
        Other                                              18                           7
                                                       --------      ------       --------
                                                      $  110        $   111       $   107
                                                       ======        =======       ======

       At December 31, 2006 and 2005, the tax effects of temporary differences resulted in net deferred income taxes payable, computed as follows:


                                                       2006           2005
                                                      -----          ------
        Unrealized gains on investments               $  243         $  310
        Deferred contract acquisition costs                8            221
        Deferred other
                                                         (1)            (1)
                                                      -----          ------
                                                      $  250         $  530
                                                      ======         ======

       Income taxes paid were $193, $176, and $205 in 2006, 2005, and 2004, respectively. At December 31, 2006 we had an income tax payable of $127 reported in Other liabilities on our Balance Sheet. At December 31, 2005 we had an income tax receivable of $4 reported in other assets on our Balance Sheet.



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


                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)
                          DECEMBER 31, 2006, 2005, 2004
                             (DOLLARS IN THOUSANDS)
8. CONCENTRATIONS OF CREDIT RISK

       Financial instruments, which potentially subject us to concentration of credit risk, consist primarily of cash and cash equivalents and separate account assets. We maintain our cash and cash equivalents with what we believe to be high credit quality financial institutions, which we believe mitigates the risk of loss as a result of the concentration of credit risk. Separate Account assets principally consist of investments in Templeton Growth Fund Class 1, an open-end diversified management investment company registered with the SEC whose investments are managed by professional investment managers within established guidelines.



9. NET INCOME PER COMMON SHARE

       Earnings per share of common stock basic is computed by dividing Net income by the weighted average number of common shares outstanding for the period. Earnings per share of common stock, assuming dilution, reflects the maximum potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and would then share in the net income of the company. There were no dilutive or anti-dilutive shares outstanding at December 31, 2006, 2005 or 2004.



10. SUBSEQUENT EVENT

       On April 4, 2007, we were sold to Allianz Life by our ultimate parent, FRI. The effective sale date was April 1, 2007.





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



                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)




SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES

DECEMBER 31, 2006

(DOLLARS IN THOUSANDS)




                                                                                                   Amount at which
                                                                                                    shown in the
        Types of investment                                             Cost          Value         balance sheet
        ---------------------------------------------------------- --------------- ------------- --------------------
        ---------------------------------------------------------- --------------- ------------- --------------------
        Fixed maturities:
             Bonds:
                  U.S. government                                     $    4,788       $   5,572         $ 5,572
                  U.S. government agency                                   3,260           3,165           3,165
                  States,municipalities and political                      2,102           2,106           2,106
                  subdivisions                                            ------          ------           ------
                       Total fixed maturities                            10,150           10,843          10,843
                                                                       ---------        --------           ------
                       Total investments                               $ 10,150         $ 10,843         $10,843
                                                                       --------         --------           ------





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



                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)




SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION

(DOLLARS IN THOUSANDS)



                                           As of December 31,                         For the year ended December 31,
                                  ----------------------------- --------------------------------------------------------------
                                                                                Benefits,
                                                 uture policy                    claims,         Amortization
                                     Deferred     benefits,                     osses and        of deferred
                                      policy       losses,            Net       ettlement          policy          Other
                                   acquisition    claims and      investment   lexpenses         acquisition     operating
                                      costs     Floss expense       income     s                    costs         expenses
                                  ----------------------------- --------------------------------------------------------------

2006:
     Annuities
                                  $      22        $ --              $ 594       $  209              $ 32         $   627
                                  ----------------------------- --------------------------------------------------------------
                                         22          --                594          209                32             627
                                  ----------------------------- --------------------------------------------------------------

2005:
     Annuities
                                        632         23,827             550         (75)                93             530
                                  ----------------------------- --------------------------------------------------------------
                                        632         23,827             550         (75)                93             530
                                  ----------------------------- --------------------------------------------------------------
                                  ----------------------------- --------------------------------------------------------------

2004:
     Annuities
                                        72         25,065             523          (41)                 96            538
                                  ----------------------------- --------------------------------------------------------------
                                  ----------------------------- --------------------------------------------------------------
                                        72         25,065             523          (41)                 96            538
                                  ----------------------------- --------------------------------------------------------------



--------------------------------------------------------------------------------
      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
                                        84
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




                         TEMPLETON FUNDS ANNUITY COMPANY
         (A WHOLLY OWNED SUBSIDIARY OF FRANKLIN AGENCY, INC. WHICH IS A
              WHOLLY OWNED SUBSIDIARY OF FRANKLIN RESOURCES, INC.)




SCHEDULE IV - REINSURANCE

(DOLLARS IN THOUSANDS)




YEAR ENDED DECEMBER 31,
------------------------                                                                        Percentage
                                                      Ceded to                                  of amount
                                                       OTHER         From other                  assumed
                                       GROSS                                         NET           TO
                                       AMOUNT        COMPANIES       COMPANIES      AMOUNT         NET
                                       -------       ---------       ----------     ------      ---------

2006:

     Premiums earned:
          Annuities                     $     104        $ --            $ 108         $    212           51%
                                        ----------     --------           -----         --------        -----
               Total premiums                 104          --              108              212           51
                                        ----------     --------           -----         --------        ------

2005:

     Premiums earned:
          Annuities                           106          --              323              429           75
                                        ----------     ----------      ---------        --------       -------
               Total premiums
                                              106          --              323              429           75
                                        ----------     ----------      ---------        --------       -------


2004:

     Premiums earned:
          Annuities                           109          --              319              428           75
                                          ---------      ------ --      ---------         ------       -------
               Total premiums                 109          --              319              428           75
                                          ---------     ----------      ---------        -------       -------



--------------------------------------------------------------------------------
      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
                                        85
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDIX A:
EXTENDED EXAMPLE - ASSUMING THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT IS NOT ELECTED BEFORE THE WITHDRAWAL START DATE

Assume:
1. The Minimum Value is offered under the Certificate.
2. On the Certificate Date, the Designated Account Value is $250,000.
3. There is a single Annuitant, age 59 on the Certificate Date.
4. On the Withdrawal Start Date (I.E., the date the first withdrawal is made), the Annuitant is age 66.
5. The Cost of Living Adjusted Withdrawal Benefit feature has not been elected.
6. No Additional Investments are made.
7. The Designated Account Value is greater than zero (I.E., the Benefit Determination Date has not occurred).

The following chart illustrates the changes in certain Certificate values over 7 years, which are described in more detail below:

                                                                                        MAXIMUM
                                     DESIGNATED                     MINIMUM VALUE     ANNIVERSARY
   ANNIVERSARY          AGE        ACCOUNT VALUE    MINIMUM VALUE        CAP             VALUE        BENEFIT BASE
      Issue              59           250,000          250,000         500,000          250,000         250,000
        1                60           273,000          262,500         500,000          273,000         273,000
        2                61           268,000          275,625         500,000          273,000         275,625
        3                62           260,000          289,406         500,000          273,000         289,406
        4                63           288,000          303,877         500,000          288,000         303,877
        5                64           337,000          319,070         500,000          337,000         337,000
        6                65           400,000          335,024         500,000          400,000         400,000
        7                66           370,000          351,775         500,000          400,000         400,000


o ON THE CERTIFICATE DATE: both the Maximum Anniversary Value and the Minimum Value are established at the current Designated Account Value. The Minimum Value Cap is equal to $500,000 (200% x $250,000). The Certificate Owner could withdraw up to $10,000 (4% x $250,000) - the Annual Income Withdrawal Limit - during the Certificate Year without reducing or eliminating the Certificate's benefits.

                                            ANNUAL INCOME PERCENTAGE
     AGE OF THE ANNUITANT, OR IF JOINT       WITHOUT COST OF LIVING
     ANNUITANTS, THE AGE OF THE YOUNGER       ADJUSTED WITHDRAWAL
                 ANNUITANT                          BENEFIT
                  50 - 59                              4%
                  60 - 69                              5%
                  70 - 79                              6%
                    80 +                               7%

o ON THE FIRST CERTIFICATE ANNIVERSARY: the Designated Account Value has grown to $273,000, which establishes a new Maximum Anniversary Value of $273,000. The Minimum Value has grown to $262,500 (1.05 x $250,000). Her Benefit Base is the largest of these, or $273,000. The Certificate Owner could withdraw up to the Annual Income Withdrawal Limit of $13,650 (5% x $273,000) during the Certificate Year without reducing or eliminating the Certificate's benefits.
o ON THE SECOND CERTIFICATE ANNIVERSARY: the Designated Account Value has fallen and the Maximum Anniversary Value is unchanged. The Minimum Value has grown to $275,625 (1.05 x $262,500). The Benefit Base is equal to the Minimum Value since the Minimum Value exceeds the Maximum Anniversary Value and the Designated Account Value.


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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
                                        A-1
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

o ON THE THIRD CERTIFICATE ANNIVERSARY: the Designated Account Value has again fallen and the Maximum Anniversary Value is unchanged. The Minimum Value has grown to $289,406 (1.05 x $275,625). The Benefit Base is equal to the Minimum Value since the Minimum Value exceeds the Maximum Anniversary Value and the Designated Account Value.
o ON THE FOURTH CERTIFICATE ANNIVERSARY: the Designated Account Value has grown to $288,000, which establishes a new Maximum Anniversary Value of $288,000. The Minimum Value has grown to $303,877 (1.05 x $289,406). The
    Benefit Base is the largest of these, or $303,877. The Certificate Owner could withdraw up to the Annual Income Withdrawal Limit of $15,194 (5% x $303,877) during the Certificate Year without reducing or eliminating the Certificate's benefits.
o ON THE FIFTH CERTIFICATE ANNIVERSARY: the Designated Account Value has grown again to $337,000, which establishes a new Maximum Anniversary Value of $337,000. The Minimum Value has grown to $319,070 (1.05 x $303,877). Her
    Benefit Base is the largest of these, or $337,000.
o ON THE SIXTH CERTIFICATE ANNIVERSARY: the Designated Account Value has grown to $400,000, which establishes a new Maximum Anniversary Value of $400,000. The Minimum Value has grown to $335,024 (1.05 x $319,070). The Benefit Base is the largest of these, or $400,000.
o ON THE SEVENTH CERTIFICATE ANNIVERSARY: the Designated Account Value has fallen to $370,000 and the Maximum Anniversary Value is unchanged ($400,000). The Minimum Value has grown to $351,775 (1.05 x $335,024). The
    Benefit Base is the largest of these, or $400,000.

ON AND AFTER THE WITHDRAWAL START DATE

On the seventh Certificate Anniversary, assume the Certificate Owner takes her first withdrawal and establishes the Withdrawal Start Date. She is now 66 years old and has an Annual Income Withdrawal Limit of $20,000 (5% x $400,000). As long as she never withdraws more than her Annual Income Withdrawal Limit in a given Certificate Year, her Annual Income Withdrawal Limit will not decrease (although it may increase), and if her Designated Account is reduced to zero (for any reason other than due to an Excess Withdrawal) she will receive a Monthly Benefit of at least $1666.67 ($20,000 annually).

The following chart illustrates further changes in certain Certificate values over the next several years, assuming the same assumptions and values in the previous example:


                                     DESIGNATED                         ANNUAL INCOME
   ANNIVERSARY          AGE        ACCOUNT VALUE    BENEFIT BASE       WITHDRAWAL LIMIT
        7               66            370,000          400,000              20,000
        8               67            387,000          400,000              20,000
        9               68            385,000          400,000              20,000
       10               69            405,000          405,000              20,250
       11               70            330,000          405,000              20,250
       12               71            335,000          405,000              20,250
       13               72            370,000          370,000              22,200
       14               73            396,000          396,000              23,760
       15               74            358,000          396,000              23,760

NOTE THAT BECAUSE THE WITHDRAWAL START DATE HAS BEEN ESTABLISHED, WE NO LONGER CALCULATE THE MINIMUM VALUE OR MAXIMUM ANNIVERSARY VALUE.

o ON THE SEVENTH CERTIFICATE ANNIVERSARY: the Certificate Owner begins taking annual withdrawals during the Certificate Year in the amount of $20,000 (5% x $400,000).
o ON THE EIGHT CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $387,000; however this does not exceed her current Benefit Base. Her Benefit Base is unchanged at $400,000 and her Annual Income Withdrawal Limit is unchanged at $20,000.
o ON THE NINTH CERTIFICATE ANNIVERSARY: her Designated Account Value has fallen to $385,000. Her Benefit Base is unchanged at $400,000 and her Annual Income Withdrawal Limit is unchanged at $20,000.
o ON THE TENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $405,000. This exceeds her current Benefit Base and so we increase her Benefit Base to $405,000. Her Annual Income Percentage is unchanged at 5% (she is currently 69) and we increase her Annual Income Withdrawal Limit to $20,250 (5% x $405,000).


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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
                                        A-2
--------------------------------------------------------------------------------

o ON THE ELEVENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has fallen to $330,000. She is now 70 years old and has entered a new Annual Income Percentage band. She will receive 6% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $20,250. Her new Annual Income Percentage multiplied by her Designated Account Value is $19,800 (6% x $330,000), which does not exceed $20,250. Her Benefit Base is unchanged at $405,000 and her Annual Income Withdrawal Limit is unchanged at $20,250.
o ON THE TWELFTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $335,000. Again she will receive 6% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $20,250. Her Annual Income Percentage multiplied by her Designated Account Value is $20,100 (6% x $335,000), which does not exceed $20,250. Her Benefit Base is unchanged at $405,000 and her Annual Income Withdrawal Limit is unchanged at $20,250.
o ON THE THIRTEENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $370,000. Again, she will receive 6% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $20,250. Her Annual Income Percentage multiplied by her Designated Account Value is $22,200 (6% x $370,000). Since this exceeds her previous Annual Income Withdrawal Limit, we set her Benefit Base to her Designated Account Value of $370,000, and we increase her Annual Income Withdrawal Limit to $22,200.
o ON THE FOURTEENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $396,000. This exceeds her current Benefit Base and so we increase her Benefit Base to $396,000. Her Annual Income Percentage is unchanged at 6% (she is currently 73) and we increase her Annual Income Withdrawal Limit to $23,760 (6% x $396,000).
o ON THE FIFTEENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has fallen to $358,000. Her Benefit Base is unchanged at $396,000 and her Annual Income Withdrawal Limit is unchanged at $23,760.
o   ON THE SIXTEENTH CERTIFICATE ANNIVERSARY TO THE TWENTY-SEVENTH CERTIFICATE
    ANNIVERSARY: her Designated Account Value continues to fall while she continues to take Permitted Income Withdrawals and no Excess Withdrawals.

    Assume that between the sixteenth and twenty-seventh Certificate Anniversary her Benefit Base is unchanged at $396,000. Her Designated Account Value does not become greater than her Benefit Base and she does not receive an increase in her Annual Income Withdrawal Limit when obtaining a new Annual Income Percentage at age 80, so her Annual Income Withdrawal Limit is unchanged at $23,760.

o DURING THE TWENTY-EIGHTH CERTIFICATE YEAR: her Designated Account Value has reduced to $0. Her Annual Income Withdrawal Limit has remained $23,760. Once her Designated Account Value becomes $0 she will receive $1,980 a month ($23,760 / 12) in the form of a Monthly Benefit.

o ON THE TWENTY-EIGHTH CERTIFICATE ANNIVERSARY AND BEYOND: she will continue to receive a Monthly Benefit of $1,980 ($23,760 annually) for the remainder of her life.


--------------------------------------------------------------------------------
      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
                                        A-3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDIX B:
EXTENDED EXAMPLE - ASSUMING THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT IS ELECTED BEFORE THE WITHDRAWAL START DATE

Assume:
1. The Minimum Value is offered under the Certificate.
2. On the Certificate Date, the Designated Account Value is $250,000.
3. There is a single Annuitant, age 59 on the Certificate Date.
4. On the Withdrawal Start Date (I.E., the date the first withdrawal is made), the Annuitant is age 66.
5. The Cost of Living Adjusted Withdrawal Benefit feature has been elected.
6. No Additional Investments are made.
7. The Designated Account Value is greater than zero (I.E., the Benefit Determination Date has not occurred).

The following chart illustrates the changes in certain Certificate values over 7 years, which are described in more detail below:

                                                                                        MAXIMUM
                                     DESIGNATED                     MINIMUM VALUE     ANNIVERSARY
   ANNIVERSARY          AGE        ACCOUNT VALUE    MINIMUM VALUE        CAP             VALUE        BENEFIT BASE
      Issue              59           250,000          250,000         500,000          250,000         250,000
        1                60           273,000          262,500         500,000          273,000         273,000
        2                61           268,000          275,625         500,000          273,000         275,625
        3                62           260,000          289,406         500,000          273,000         289,406
        4                63           288,000          303,877         500,000          288,000         303,877
        5                64           337,000          319,070         500,000          337,000         337,000
        6                65           400,000          335,024         500,000          400,000         400,000
        7                66           370,000          351,775         500,000          400,000         400,000

o ON THE CERTIFICATE DATE: both the Maximum Anniversary Value and the Minimum Value are established at the current Designated Account Value. The Minimum Value Cap is equal to $500,000 (200% x $250,000). The Certificate Owner could withdraw up to $7,500 (3% x $250,000) - the Annual Income Withdrawal Limit - during the Certificate Year without reducing or eliminating the Certificate's benefits.

     AGE OF THE ANNUITANT, OR IF JOINT     ANNUAL INCOME PERCENTAGE WITH
     ANNUITANTS, THE AGE OF THE YOUNGER       COST OF LIVING ADJUSTED
                 ANNUITANT                       WITHDRAWAL BENEFIT
                  50 - 59                                3%
                  60 - 69                                4%
                  70 - 79                                5%
                    80 +                                 6%
o ON THE FIRST CERTIFICATE ANNIVERSARY: the Designated Account Value has grown to $273,000, which establishes a new Maximum Anniversary Value of $273,000. The Minimum Value has grown to $262,500 (1.05 x $250,000). Her Benefit Base is the largest of these, or $273,000. The Certificate Owner could withdraw up to the Annual Income Withdrawal Limit of $10,920 (4% x $273,000) during the Certificate Year without reducing or eliminating the Certificate's benefits.
o ON THE SECOND CERTIFICATE ANNIVERSARY: the Designated Account Value has fallen and the Maximum Anniversary Value is unchanged. The Minimum Value has grown to $275,625 (1.05 x $262,500). The Benefit Base is equal to the Minimum Value since the Minimum Value exceeds the Maximum Anniversary Value and the Designated Account Value.
o ON THE THIRD CERTIFICATE ANNIVERSARY: the Designated Account Value has again fallen and the Maximum Anniversary Value is unchanged. The Minimum Value has grown to $289,406 (1.05 x $275,625). The Benefit Base is equal to the Minimum Value since the Minimum Value exceeds the Maximum Anniversary Value and the Designated Account Value.


--------------------------------------------------------------------------------
      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
                                        B-1
--------------------------------------------------------------------------------

o ON THE FOURTH CERTIFICATE ANNIVERSARY: the Designated Account Value has grown to $288,000, which establishes a new Maximum Anniversary Value of $288,000. The Minimum Value has grown to $303,877 (1.05 x $289,406). The
    Benefit Base is the largest of these, or $303,877. The Certificate Owner could withdraw up to the Annual Income Withdrawal Limit of $12,155.08 (4% x $303,877) during the Certificate Year without reducing or eliminating the Certificate's benefits.
o ON THE FIFTH CERTIFICATE ANNIVERSARY: the Designated Account Value has grown again to $337,000, which establishes a new Maximum Anniversary Value of $337,000. The Minimum Value has grown to $319,070 (1.05 x $303,877). Her
    Benefit Base is the largest of these, or $337,000.
o ON THE SIXTH CERTIFICATE ANNIVERSARY: the Designated Account Value has grown to $400,000, which establishes a new Maximum Anniversary Value of $400,000. The Minimum Value has grown to $335,024 (1.05 x $319,070). The Benefit Base is the largest of these, or $400,000.
o ON THE SEVENTH CERTIFICATE ANNIVERSARY: the Designated Account Value has fallen to $370,000 and the Maximum Anniversary Value is unchanged ($400,000). The Minimum Value has grown to $351,775 (1.05 x $335,024). The
    Benefit Base is the largest of these, or $400,000.

ON AND AFTER THE WITHDRAWAL START DATE

On the seventh Certificate Anniversary, assume the Certificate Owner takes her first withdrawal and establishes the Withdrawal Start Date. She is now 66 years old and has an Annual Income Withdrawal Limit of $16,000 (4% x $400,000). As long as she never withdraws more than her Annual Income Withdrawal Limit in a given Certificate Year, her Annual Income Withdrawal Limit will not decrease (although it may increase), and if her Designated Account is reduced to zero (for any reason other than due to an Excess Withdrawal) she will receive a Monthly Benefit of at least $1333.33 ($16,000 annually).

The following chart illustrates further changes in certain Certificate values over the next several years, assuming the same assumptions and values in the previous example:

                                 DESIGNATED                      ANNUAL INCOME
   ANNIVERSARY      AGE        ACCOUNT VALUE    BENEFIT BASE    WITHDRAWAL LIMIT
        7            66           370,000          400,000           16,000
        8            67           387,000          412,000           16,480
        9            68           385,000          424,360           16,974
       10            69           405,000          437,091           17,484
       11            70           330,000          450,204           18,008
       12            71           335,000          463,710           18,548
       13            72           370,000          477,621           19,105
       14            73           396,000          396,000           19,800
       15            74           358,000          407,880           20,394

NOTE THAT BECAUSE THE WITHDRAWAL START DATE HAS BEEN ESTABLISHED, WE NO LONGER CALCULATE THE MINIMUM VALUE OR MAXIMUM ANNIVERSARY VALUE. ALSO, BECAUSE THE COST OF LIVING ADJUSTED WITHDRAWAL BENEFIT FEATURE WAS ELECTED, WE WILL INCREASE THE BENEFIT BASE BY 3% EACH CERTIFICATE ANNIVERSARY.

o ON THE SEVENTH CERTIFICATE ANNIVERSARY: the Certificate Owner begins taking annual withdrawals during the Certificate Year in the amount of $16,000 (4% x $400,000).
o ON THE EIGHT CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $387,000; however this does not exceed her current Benefit Base. Her Benefit Base is increased by 3% to $412,000 and her Annual Income Withdrawal Limit is $16,480 (4% x $412,000).
o ON THE NINTH CERTIFICATE ANNIVERSARY: her Designated Account Value has fallen to $385,000. Her Benefit Base is increased by 3% to $424,360 and her Annual Income Withdrawal Limit is $16,974 (4% x $424,360).
o ON THE TENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $405,000; however this does not exceed her current Benefit Base. Her Benefit Base is increased by 3% to $437,091 and her Annual Income Withdrawal Limit is $17,484 (4% x $437,091).


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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
                                        B-2
--------------------------------------------------------------------------------

o ON THE ELEVENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has fallen to $330,000. She is now 70 years old and has entered a new Annual Income Percentage band. She will receive 5% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $18,008 (4% x $450,204) because her Benefit Base is increased by 3% to $450,204. Her new Annual Income Percentage multiplied by her Designated Account Value is $16,500 (5% x $330,000), which does not exceed $18,008. So her Benefit Base is $450,204 and her Annual Income Withdrawal Limit is $18,008.
o ON THE TWELFTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $335,000. Again, she will receive 5% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $18,548 (4% x $463,710) because her Benefit Base is increased by 3% to $463,710. Her new Annual Income Percentage multiplied by her Designated Account Value is $16,750 (5% x $335,000), which does not exceed $18,548. So her Benefit Base is $463,710 and her Annual Income Withdrawal Limit is $18,548.
o ON THE THIRTEENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $370,000. Again, she will receive 5% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $19,105 (4% x $477,621) because her Benefit Base is increased by 3% to $477,621. Her new Annual Income Percentage multiplied by her Designated Account Value is $18,500 (5% x $370,000), which does not exceed $19,105. So her Benefit Base is $477,621 and her Annual Income Withdrawal Limit is $19,105.
o ON THE FOURTEENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has increased to $396,000. Again, she will receive 5% of her Designated Account Value if this amount exceeds her current Annual Income Withdrawal Limit. Her current Annual Income Withdrawal Limit is $19,678 (4% x $491,950) because her Benefit Base is increased by 3% to $491,950. Her new Annual Income Percentage multiplied by her Designated Account Value is $19,800 (5% x $396,000), which exceeds $19,678. So her Benefit Base is $396,000 and her Annual Income Withdrawal Limit is $19,800.
o ON THE FIFTEENTH CERTIFICATE ANNIVERSARY: her Designated Account Value has fallen to $358,000. Her Benefit Base is increased by 3% to $407,880 and her Annual Income Withdrawal Limit is $20,394 (5% x $407,880).
o   ON THE SIXTEENTH CERTIFICATE ANNIVERSARY TO THE TWENTY-THIRD CERTIFICATE
    ANNIVERSARY: her Designated Account Value continues to fall while she continues to take Permitted Income Withdrawals and no Excess Withdrawals. Assume that between the sixteenth and twenty-third Certificate Anniversary her Designated Account Value does not become greater than her Benefit Base and her Annual Income Withdrawal Limit does not increase when obtaining a new Annual Income Percentage at age 80. Her Benefit Base continues to increase by 3% on each Anniversary, therefore increasing her Annual Income Withdrawal Limit every year.
o DURING THE TWENTY-FOURTH CERTIFICATE YEAR: her Designated Account Value has reduced to $0. Her Benefit Base has increased 3% each year for the past 8 years and is now $516,690 ($407,880 x (1.03 ^ 8)) and her Annual Income Withdrawal Limit is now $25,835 (5% x $516,690). Once her Designated Account Value becomes $0 she will receive $2,153 ($25,835 / 12) a month in the form of a Monthly Benefit.
o ON THE TWENTY-FOURTH CERTIFICATE ANNIVERSARY: her Benefit Base is increased by 3% to $532,191 and she will receive a Monthly Benefit of $26,610
    (5% x $532,191).
o ON THE TWENTY-FIFTH CERTIFICATE ANNIVERSARY AND BEYOND: her Benefit Base will increase 3% on each anniversary and she will continue to receive 5% of her Benefit Base a year taken as a Monthly Benefit for the remainder of her life.


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      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
                                        B-3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDIX C:
      THE ASSET ALLOCATION PROGRAMS AND PROGRAM SPONSOR
[BROKER-DEALER XYZ]

This Appendix provides specific information regarding your asset allocation programs, the charges under your Certificate, and [Broker-Dealer XYZ] ("[XYZ]"), a registered broker-dealer and registered investment adviser. To keep your Certificate in force, you must continuously invest all of your Designated Account Value in one or more of the asset allocation programs listed in this Appendix or in other asset allocation programs offered by [XYZ] and approved by us.

WE ARE NOT AN INVESTMENT ADVISER, DO NOT PROVIDE INVESTMENT ADVICE IN CONNECTION WITH THE CERTIFICATE, DO NOT SELECT INVESTMENTS FOR THE ASSET ALLOCATION PROGRAMS, AND HAVE NO RESPONSIBILITY FOR THE ASSET ALLOCATION PROGRAMS. The asset allocation programs are offered by [XYZ] and not by us, and can be changed at the discretion of [XYZ]. We are not affiliated with [XYZ].

YOU SHOULD CONSULT WITH YOUR [XYZ] REPRESENTATIVE TO ASSIST YOU IN DETERMINING WHETHER THE APPROVED ASSET ALLOCATION PROGRAMS ARE SUITED FOR YOUR FINANCIAL NEEDS AND RISK TOLERANCE. For more detailed information regarding the approved asset allocation programs, please refer to [XYZ]'s Form ADV Part II, Schedule H.

To obtain a PROGRAM BROCHURE for any asset allocation program, PROSPECTUS for any fund, or FORM ADV for [XYZ], call (800) _______ or e-mail _______.

GROUP CONTRACT HOLDER:                                          [XYZ]
PROGRAM SPONSOR:                                                [XYZ]
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Adviser to asset allocation program N/A (if different from the
Program Sponsor:
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Names of asset allocation programs currently available:         Program 1: ABC Moderate
                                                                Program 2: ABC Balanced
                                                                Program 3: ABC Conservative
                                                                Program 4: DEF Moderate
                                                                Program 5: DEF Balanced
                                                                Program 6: DEF Conservative
--------------------------------------------------------------- ------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF ASSET ALLOCATION PROGRAMS CURRENTLY AVAILABLE:
                             PROGRAM 1: ABC Moderate
----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment strategy:                                            Moderate
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Categories:                                          8 funds, 16 sub advisors
                                                                These funds
                                                                represent the following investment categories:
                                                                Large Cap Growth, Large Cap Value, Mid Cap Growth, Mid Cap
                                                                Value, Small Cap Growth, Small Cap Value, International,
                                                                Fixed Income
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Range of fund expenses                                          0.85-1.70%
(before fee waivers):
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Minimum and maximum range of asset classes:                     Equity 55%/65%;
                                                                Fixed income 35/45%;
                                                                Cash 0/0%
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Risk tolerance classification:                                  Moderate
--------------------------------------------------------------- ------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                             PROGRAM 2: ABC Balanced
----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment strategy:                                            Balanced
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Categories:                                          8 funds, 16 sub advisors
                                                                These funds
                                                                represent the following investment categories:
                                                                Large Cap Growth, Large Cap Value, Mid Cap Growth, Mid Cap
                                                                Value, Small Cap Growth, Small Cap Value, International,
                                                                Fixed Income
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Range of fund expenses                                          0.85-1.70%
(before fee waivers):
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Minimum and maximum range of asset classes:                     Equity 35%/45%;
                                                                Fixed income 55/65%;
                                                                Cash 0/0%
--------------------------------------------------------------- ------------------------------------------------------------


--------------------------------------------------------------------------------
      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
                                        C-1
--------------------------------------------------------------------------------



--------------------------------------------------------------- ------------------------------------------------------------
Risk tolerance classification:                                  Balanced
--------------------------------------------------------------- ------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                           PROGRAM 3: ABC Conservative
----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment strategy:                                            Conservative
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Categories:                                          8 funds, 16 sub advisors
                                                                These funds
                                                                represent the following investment categories:
                                                                Large Cap Growth, Large Cap Value, Mid Cap Growth, Mid Cap
                                                                Value, Small Cap Growth, Small Cap Value, International,
                                                                Fixed Income
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Range of fund expenses                                          0.85-1.70%
(before fee waivers):
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Minimum and maximum range of asset classes:                     Equity 75%/85%;
                                                                Fixed income 15/25%;
                                                                Cash 0/0%
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Risk tolerance classification:                                  Conservative
--------------------------------------------------------------- ------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                             PROGRAM 4: DEF Moderate
----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment strategy:                                            Moderate
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Categories:                                          12 funds, 48 sub advisors
                                                                These funds
                                                                represent the following investment categories:
                                                                Large Cap Growth, Large Cap Value, Mid-cap Growth, Mid-Cap
                                                                Value, Small Cap Growth, Small Cap Value, Large Cap
                                                                International, REIT, Long-term Muni, Intermediate-term
                                                                Muni, Short-term Muni, Tax Free Yield
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Range of fund expenses                                          0.10-2.75%
(before fee waivers):
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Minimum and maximum range of asset classes:                     Equity 55%/65%;
                                                                Fixed income 30/40%;
                                                                Cash 0/5%
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Risk tolerance classification:                                  Moderate
--------------------------------------------------------------- ------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                             PROGRAM 5: DEF Balanced
----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment strategy:                                            Balanced
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Categories:                                          12 funds, 48 sub advisors
                                                                These funds
                                                                represent the following investment categories:
                                                                Large Cap Growth, Large Cap Value, Mid-cap Growth, Mid-Cap
                                                                Value, Small Cap Growth, Small Cap Value, Large Cap
                                                                International, REIT, Long-term Muni, Intermediate-term
                                                                Muni, Short-term Muni, Tax Free Yield
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Range of fund expenses                                          0.10-2.75%
(before fee waivers):
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Minimum and maximum range of asset classes:                     Equity 35%/45%;
                                                                Fixed income 45/55%;
                                                                Cash 5/10%
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Risk tolerance classification:                                  Balanced
--------------------------------------------------------------- ------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                           PROGRAM 6: DEF Conservative
----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment strategy:                                            Conservative
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Categories:                                          12 funds, 48 sub advisors
                                                                These funds
                                                                represent the following investment categories:
                                                                Large Cap Growth, Large Cap Value, Mid-cap Growth, Mid-Cap
                                                                Value, Small Cap Growth, Small Cap Value, Large Cap
                                                                International, REIT, Long-term Muni, Intermediate-term
                                                                Muni, Short-term Muni, Tax Free Yield
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Range of fund expenses                                          0.10-2.75%
(before fee waivers):
--------------------------------------------------------------- ------------------------------------------------------------


--------------------------------------------------------------------------------
      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
                                        C-2
--------------------------------------------------------------------------------


--------------------------------------------------------------- ------------------------------------------------------------
Minimum and maximum range of asset classes:                     Equity 15%/25%;
                                                                Fixed income 65/75%;
                                                                Cash 10/15%
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Risk tolerance classification:                                  Conservative
--------------------------------------------------------------- ------------------------------------------------------------

Current Insurance Charges as a percentage of your Benefit Base (on an annual basis):

         ---------------------------------- ---------------------------------------- --------------------------------------
                                                       SINGLE ANNUITANT                        JOINT ANNUITANTS
                                            ---------------------------------------- --------------------------------------
                                            ------------------- -------------------- ------------------- ------------------
                                             PROGRAM SPONSOR      PROGRAM SPONSOR     PROGRAM SPONSOR     PROGRAM SPONSOR
                                            FEES NOT DEDUCTED                        FEES NOT DEDUCTED     FEES DEDUCTED
                                             FROM DESIGNATED    FEES DEDUCTED FROM    FROM DESIGNATED     FROM DESIGNATED
                                                 ACCOUNT:       DESIGNATED ACCOUNT:       ACCOUNT:           ACCOUNT:
         ---------------------------------- ------------------- -------------------- ------------------- ------------------
         ----------------- ---------------- ------------------- -------------------- ------------------- ------------------
         ALL PROGRAMS      With Cost of            N/A                 [ ]%                 N/A                [ ]%
                           Living
                           Adjusted
                           Withdrawal
                           Benefit
         ----------------- ---------------- ------------------- -------------------- ------------------- ------------------
         ----------------- ---------------- ------------------- -------------------- ------------------- ------------------
         ALL PROGRAMS      With No Cost
                           of Living
                           Adjusted                N/A                 1.00%                N/A                1.20%
                           Withdrawal
                           Benefit
         ----------------- ---------------- ------------------- -------------------- ------------------- ------------------

Program Sponsor fees (deducted quarterly as a percentage of Designated Account Value):
Program 1: ____% (quarterly) Deducted from Designated Account

Program 2: ____% (quarterly) Deducted from Designated Account

Program 3: ____% (quarterly) Deducted from Designated Account

Program 4: ____% (quarterly) Deducted from Designated Account

Program 5: ____% (quarterly) Deducted from Designated Account

Program 6: ____% (quarterly) Deducted from Designated Account

* We will consider Program Sponsor fees deducted from your Designated Account in excess of 0.5% of your Designated Account Value per quarter to be a withdrawal under your Certificate.

Minimum permitted Designated Account Value on the Certificate Date:
$100,000

Distribution arrangement:
[Information on the plan of distribution, selling firms, and compensation arrangements to be provided by amendment.]



--------------------------------------------------------------------------------
      The Allianz Contingent(SM) Annuity - Prospectus - __________, 2008
                                        C-3
--------------------------------------------------------------------------------

The Program Sponsor will deliver the prospectus to the Certificate Owner. You can review and copy information about us or the prospectus at the SEC's Public Reference Room in Washington, D.C. You may obtain information about the operation of the Public Reference Room by calling (202) 551-8090.

The SEC also maintains a website (http://www.sec.gov). The prospectus and other information about the Certificate are available on the EDGAR database on the SEC's website. If you do not have access to the website, you can get copies of information from the website upon payment of a duplication fee by writing to:

    PUBLIC REFERENCE SECTION OF THE COMMISSION
    100 F Street, NE
    Washington, DC 20549

You can contact us at:
    ALLIANZ LIFE AND ANNUITY COMPANY
    5701 Golden Hills Drive
    Minneapolis, MN 55416
    (800) 624-0197

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. [TO BE FILED BY AMENDMENT]

           Securities and Exchange Commission Registration Fee      $  307.00
                                                                    ----------
                                                                    ----------
           Estimated Printing and Filing Costs:                     $
                                                                    ----------
                                                                    ----------
           Estimated Accounting Fees:                               $
                                                                    ----------
                                                                    ----------
           Estimated Legal Fees:                                    $
                                                                    ----------
                                                                    ----------
           Estimated Miscellaneous Fees:                            $
                                                                    ----------

ITEM 14.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

            The Bylaws of Allianz Life and Annuity Company provide:


ARTICLE XI. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    SECTION 1. RIGHT TO INDEMNIFICATION:
    (a) Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was: (i) a director of the Corporation; or (ii) acting in the course and scope of his or her duties as an officer or employee of the Corporation; or (iii) rendering Professional Services at the request of and for the benefit of the Corporation; or (iv) serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").
    (b) Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances:
        (i) in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors; (ii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful; (iii) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (iv) for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person; (v) for any transaction for which the Indemnified Person derived an improper personal benefit; (vi) for acts or omissions that show a reckless disregard for the Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders; (vii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders; (viii) in circumstances where indemnification is prohibited by applicable law; (ix) in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

    SECTION 2. SCOPE OF INDEMNIFICATION:
    (a) Indemnification provided pursuant to Section 1(a)(iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.
    (b) Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.
    (c) Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

    SECTION 3. DEFINITIONS:
    (a) "Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.
    (b) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.
    (c) "Professional Services" shall mean services rendered pursuant to (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.


ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.

        [NOT APPLICABLE.]

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.
    1.  (i) Underwriting Agreement. [To be filed by amendment.]
        (ii)Distribution Agreement. [To be filed by amendment.]
    2.  Not applicable.
    3.  (i) Amended and Restated Articles of Incorporation.((1))
        (ii)Amended and Restated Bylaws.(1)
    4.  (i) Group Annuity Contract.(1)
        (ii)Group Annuity Certificate.(1)
        (iii) Group Annuity Contract (COLA version).(1)
        (iv) Group Annuity Certificate (COLA version).(1)
        (v) Contract Minimum Value Rider.(1)
        (vi) Certificate Minimum Value Rider.(1)
        (vii)Master Application.(1)
        (viii)Enrollment Application.(1)
    5. Opinion re Legality. [To be filed by amendment.]
    8. Opinion re Tax Matters - not applicable.
    9. Not applicable.
    10. Material Contracts. [To be filed by amendment.]
    11. Not applicable.
    12. Not applicable.
    15. Not applicable.
    16. Letter re change in Certifying Accountant
    21. Not applicable.
    23. (i) Consent of Independent Registered Certified Public Accounting Firm
        (ii) Consent of Counsel. [To be filed by amendment.]
    24. Powers of Attorney
    25. Not applicable.
    26. Not applicable.

    (1) Incorporated herein by reference to the exhibits filed with the Form S-1 Registration Statement No. 333-144584 (filed July 13, 2007).

(b) Financial Statement Schedules

All required financial statement schedules are included in Part I of this registration statement.


ITEM 17.   UNDERTAKINGS.

The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
    (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
    (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 11th day of February, 2008.




                        ALLIANZ LIFE AND ANNUITY COMPANY

                            By: /S/ GARY C. BHOJWANI*

                            Gary C. Bhojwani

                            Chief Executive Officer, President, and Director




Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 11, 2008.




        SIGNATURE                                TITLE

        /S/ GARY C. BHOJWANI*
        ---------------------------------------   Chief Executive Officer, President, and Director
        Gary C. Bhojwani                         (Principal Executive Officer)

        /S/ JILL E. PATERSON*
        ---------------------------------------  Chief Financial Officer and Director
                                                 (Principal Financial Officer and Principal Accounting
        Jill E. Paterson                         Officer)

        /S/ NEIL MCKAY*
        ---------------------------------------
        Neil McKay                               Vice President--Actuary and Director

        /S/ CYNTHIA PEVEHOUSE*
        ---------------------------------------
        Cynthia Pevehouse                        Secretary and Director

        /S/ GIULIO TERZARIOL*
        ---------------------------------------
        GIULIO TERZARIOL                         Director and Treasurer


        * By Power of Attorney filed as Exhibit 24 to this Registration
          Statement.

          BY: /S/ STEWART D. GREGG


          Stewart D. Gregg
          Senior Securities Counsel

                                   FORM S-1

                         PRE-EFFECTIVE AMENDMENT NO. 2

                        ALLIANZ LIFE AND ANNUITY COMPANY

                                INDEX TO EXHIBITS

EXHIBIT

EX-99.A.16    Letter re change in certifying Accountant
EX-99.A.23.i  Consent of Independent Registered Certified Public Accounting Firm
EX-99.A.24    Powers of Attorney